As filed with the Securities and Exchange Commission on December 1, 2022

Registration No. 333-267545

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Top Ships Inc.
(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4412	N.A.
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TOP Ships Inc.
1 Vas. Sofias and Meg. Alexandrou Str,
15124 Maroussi, Greece
Tel: +30 210 812 8180

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

With copies to:
Will Vogel, Esq. Watson Farley & Williams LLP 250 West 55th Street New York, New York 10019 (212) 922-2280 (telephone number)
Barry I. Grossman, Esq.
Sarah Williams, Esq.
Matthew Bernstein, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
(212) 370-1300 (telephone number)
(212) 370-7889 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY
PROSPECTUS DATED
DECEMBER 1, 2022

Up to 4,966,887 Units
consisting of
Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Class C Warrants to Purchase Common Shares

TOP Ships Inc.

We are offering on a best-efforts basis up to 4,966,887 Units, each consisting of one common share and one Class C Warrant to purchase one common share, for gross proceeds of approximately $15.0 million based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market, or Nasdaq, on November 30, 2022. The actual public offering price per Unit will be determined between us, the Placement Agent and the investors in the offering, and may be at a discount to the current market price of our common shares. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Each Class C Warrant will be immediately exercisable for one common share at an exercise price of $      per share (not less than 100% and not more than 120% of the public offering price of each Unit sold in this offering) and expire five years after the issuance date.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering the opportunity to purchase Units consisting of one pre-funded warrant (in lieu of one common share) and one Class C Warrant. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each Unit including a pre-funded warrant will be equal to the price per Unit including one common share, minus $0.0001, and the remaining exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each Unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of Units including a common share we are offering will be decreased on a one-for-one basis. The common shares and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. See “Description of Securities We Are Offering” in this prospectus for more information.

The common shares sold in this offering include preferred stock purchase rights that trade with the common shares. We are also registering the common shares issuable from time to time upon exercise of the Class C Warrants and pre-funded warrants included in the Units offered hereby.

Our common shares are listed on Nasdaq under the symbol “TOPS”.

The market price and trading volume of our common shares have very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our common shares to incur substantial losses. For example, on November 30, 2022, the trading price of our common shares ranged from an intra-day high of $4.38 to an intra-day low of $2.03, on trading volume of approximately 23.6 million shares, and on October 5, 2022, the trading price of our common shares ranged from an intra-day high of $11.60 to an intra-day low of $5.28, on trading volume of approximately 40.8 million shares. During the period from January 1, 2022 to November 30, 2022, the trading price of our common shares has fluctuated from an intra-day high of $32.80 on March 7, 2022 to an intra-day low of $2.02 on November 29, 2022, with an average daily trading volume of approximately 800,000 shares. With respect to certain such instances of trading volatility, including on November 30, 2022, we are not aware of any material changes in our financial condition or results of operations that would explain such price volatility or trading volume, which we believe reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our common shares unless you are prepared to incur the risk of incurring substantial losses.

There is no established trading market for the pre-funded warrants or the Class C Warrants, and we do not expect an active trading market to develop. We do not intend to list the pre-funded warrants or the Class C Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 11, and in our Annual Report on Form 20-F for the year ended December 31, 2021, or our Annual Report, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit(1)	Total
Public Offering Price	$	$
Placement Agent fees(2)(3)	$	$
Proceeds, before expenses, to us	$	$

(1)	Units consist of one common share and one Class C Warrant.

(2)	The placement agent fees shall equal 6% of the gross proceeds of the securities sold by us in this offering.

(3)	The Placement Agent will receive compensation in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

2

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”) to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus.

There is no minimum number of Units or minimum aggregate amount of proceeds for this offering to close. Because this is a best-efforts offering, the Placement Agent does not have an obligation to purchase any securities. The Units will be offered at a fixed price and are expected to be issued in a single closing. We expect that the offering of Units will terminate two trading days after we first enter into a securities purchase agreement relating to the offering and the offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have agreed to pay the Placement Agent the placement agent fees set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 31 of this prospectus for more information regarding these arrangements.

We expect to deliver the common shares and Class C Warrants, or pre-funded warrants and Class C Warrants, constituting the Units against payment in New York, New York on or about , 2022.

Neither the Securities and Exchange Commission (the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is               , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 for the offering by us of Units consisting of common shares and Class C Warrants or pre-funded warrants and Class C Warrants to purchase common shares

As permitted under the rules of the U.S. Securities and Exchange Commission, or the Commission, this prospectus incorporates important information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to TOP Ships Inc., 1 Vas. Sofias and Meg. Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our registered office is 011-30-210-812-8000. See “Where You Can Find Additional Information.”

You should rely only on information contained in and incorporated by reference into this prospectus. Neither we nor the Placement Agent have authorized anyone to give any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct. Information contained on our website, www.topships.org, does not constitute part of this prospectus.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of that information.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors”.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.

TOP Ships Inc. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate,” “believe,” “expect,” “intend,” “could”, “estimate,” “forecast,” “project,” “plan,” “potential,” “predict”, “continue,” “possible,” “likely,” “may,”, “might” “should,” “would” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in “Risk Factors.” Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:

•
our ability to maintain or develop new and existing customer relationships with refined product importers and exporters, major crude oil companies and major commodity traders, including our ability to enter into long-term charters for our vessels;

•	our future operating and financial results;

•	our future vessel acquisitions, our business strategy and expected and unexpected capital spending or operating expenses, including any dry-docking, crewing, bunker costs and insurance costs;

•
our financial condition and liquidity, including our ability to pay amounts that we owe and to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	oil and chemical tanker industry trends, including fluctuations in charter rates and vessel values and factors affecting vessel supply and demand;

•
our ability to take delivery of, integrate into our fleet, and employ any newbuildings we have ordered or may acquire or order in the future and the ability of shipyards to deliver vessels on a timely basis;

•	the aging of our vessels and resultant increases in operation and dry-docking costs;

•	the ability of our vessels to pass classification inspections and vetting inspections by oil majors and big chemical corporations;

•	significant changes in vessel performance, including increased vessel breakdowns;

•	the creditworthiness of our charterers and the ability of our contract counterparties to fulfil their obligations to us;

•	our ability to repay outstanding indebtedness, to obtain additional financing and to obtain replacement charters for our vessels, in each case, at commercially acceptable rates or at all;

•	changes to governmental rules and regulations or actions taken by regulatory authorities and the expected costs thereof;

•	our ability to maintain the listing of our common shares on Nasdaq or another trading market;

•	our ability to comply with additional costs and risks related to our environmental, social and governance policies;

•	potential liability from litigation, including purported class-action litigation;

•	changes in general economic and business conditions;

•
general domestic and international political conditions, international conflict or war (or threatened war), including between Russia and Ukraine, potential disruption of shipping routes due to accidents, political events, including “trade wars”, piracy, acts by terrorists or major disease outbreaks such as the recent worldwide coronavirus outbreak;

•	changes in production of or demand for oil and petroleum products and chemicals, either globally or in particular regions;

•	the strength of world economies and currencies, including fluctuations in charterhire rates and vessel values;

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•	potential liability from future litigation and potential costs due to our vessel operations, including due to any environmental damage and vessel collisions;

•
the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus (“COVID-19”) and its impact on the demand for commercial seaborne transportation and the condition of the financial markets; and

•	other important factors described from time to time in the reports filed by us with the U.S. Securities and Exchange Commission, or the SEC.

You should not place undue reliance on forward-looking statements contained in this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus are qualified in their entirety by the cautionary statements contained in this prospectus.

Any forward-looking statements contained herein are made only as of the date of this prospectus, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Most of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. purchasers to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

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PROSPECTUS SUMMARY

This section summarizes certain of the information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to TOP Ships Inc. and all of its subsidiaries.

We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our reporting currency is in the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars. Further, unless otherwise indicated, the information presented in this prospectus gives effect to the following reverse stock splits of our issued and outstanding common shares: a one-for-twenty reverse stock split of our issued and outstanding common shares effective on August 22, 2019, a one-for-twenty-five reverse stock split of our issued and outstanding common shares effective on August 10, 2020 and a one-for-twenty reverse stock split of our issued and outstanding common shares effective on September 23, 2022.

Our Company

We are an international owner and operator of modern, fuel efficient eco tanker vessels focusing on the transportation of crude oil, petroleum products (clean and dirty) and bulk liquid chemicals. Our operating fleet has a total capacity of 1,435,000 deadweight tonnes (“dwt”). As of the date of this prospectus, our fleet consists of one 50,000 dwt product/chemical tanker, the M/T Eco Marina Del Ray, five 157,000 dwt Suezmax tankers, the M/T Eco Oceano CA, the M/T Eco Malibu, the M/T Eco West Coast, the M/T Eco Bel Air and the M/T Eco Beverly Hills, two 300,000 dwt Very Large Crude Carriers (“VLCCs”), M/T Julius Caesar and M/T Legio X Equestris, and we also own 50% interests in two 50,000 dwt product/chemical tankers, M/T Eco Yosemite Park and the M/T Eco Joshua Park. All of our vessels are certified by the International Maritime Organization, the United Nations agency for maritime safety and the prevention of pollution by vessels (the “IMO”) and are capable of carrying a wide variety of oil products including chemical cargos, which we believe make our vessels attractive to a wide base of charterers.

Our Fleet

The following tables present our fleet list as of the date of this prospectus:

Operating MR Tanker Vessels on sale and leaseback financing agreements (“SLBs”) (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Marina Del Ray	50,000	Cargill	March 2024	none	$15,100

Operating Suezmax Vessels on SLBs (treated as operating leases):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Bel Air	157,000	Trafigura	March 2024	9 months	$24,000 / $24,000
M/T Eco Beverly Hills	157,000	Trafigura	May 2024	7 months	$24,000 / $24,000

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Operating Suezmax Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Oceano CA	157,000	Central Tankers Chartering Inc.	March 2037	none	$24,500

Operating Suezmax Vessels financed via senior loan facilities:

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco West Coast	157,000	Clearlake	March 2024	1+1 years	$33,950 / $34,750 / $36,750
M/T Eco Malibu	157,000	Clearlake	May 2024	1+1 years	$33,950 / $34,750 / $36,750

Operating VLCC Vessels on SLBs (treated as financings):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Julius Caesar	300,000	Trafigura	January 2025	1+1 years	$36,000 / $39,000 / $41,500
M/T Legio X Equestris	300,000	Trafigura	February 2025	1+1 years	$35,750 / $39,000 / $41,500

Operating Joint Venture MR Tanker fleet (50% owned):

Name	Deadweight	Charterer	End of firm period	Charterer’s Optional Periods	Gross Rate fixed period/ options
M/T Eco Yosemite Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900
M/T Eco Joshua Park	50,000	Clearlake	March 2025	5+1+1 years	$17,400 / $18,650 / $19,900

All the vessels in our fleet are equipped with engines of modern design with improved Specific Fuel Oil Consumption (“SFOC”) and in compliance with the latest emission requirements, fitted with energy saving improvements in the hull, propellers and rudder as well as equipment that further reduces fuel consumption and emissions certified with an improved Energy Efficiency Design Index (Phase 2 compliance level as minimum). Vessels with this combination of technologies, introduced from certain shipyards, are commonly referred to as eco vessels. We believe that recent advances in shipbuilding design and technology makes these latest generation vessels more fuel-efficient than older vessels in the global fleet that compete with our vessels for charters, providing us with a competitive advantage. Furthermore, all of our vessels are fitted with ballast water treatment equipment and exhaust gas cleaning systems (scrubbers).

We believe we have established a reputation in the international ocean transport industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets of tankers and who have strong ties to a number of national, regional and international oil companies, charterers and traders.

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Summary of Risk Factors

The international tanker industry has historically been both cyclical and volatile and this may lead to reductions and volatility in our charter rates, our vessel values, our revenues, earnings and cash flow results.

•	Our financial results may be adversely affected by the ongoing outbreak of COVID-19, and the related governmental responses thereto.
•	Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect our business.
•
The international oil tanker industry has experienced volatile charter rates and vessel values and there can be no assurance that these charter rates and vessel values will not decrease in the near future.

•	Volatile economic conditions throughout the world could have an adverse impact on our operations and financial results.
•
The current state of the global financial markets and current economic conditions may adversely impact our results of operation, financial condition, cash flows and ability to obtain financing or refinance our existing and future credit facilities on acceptable terms, which may negatively impact our business.

•	Volatility of LIBOR and potential changes of the use of LIBOR as a benchmark could affect our profitability, earnings and cash flow.
•	We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
•
We are subject to international safety regulations and requirements imposed by classification societies and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

•	Climate change and greenhouse gas restrictions may adversely impact our operations and markets.
•
Our vessels may suffer damage due to the inherent operational risks of the tanker industry and we may experience unexpected dry-docking costs, which may adversely affect our business and financial condition.

•
The market value of our vessels, and those we may acquire in the future, may fluctuate significantly, which could cause us to incur losses if we decide to sell them following a decline in their market values or we may be required to write down their carrying value, which will adversely affect our earnings.

•	An over-supply of tanker capacity may lead to reductions in charter hire rates and profitability.
•
If our vessels call on ports located in countries or territories that are the subject of sanctions or embargoes imposed by the U.S. government or other governmental authorities, it could lead to monetary fines or adversely affect our business, reputation and the market for our common shares.

•	Political instability, terrorist or other attacks, war, international hostilities and public health threats can affect the tanker industry, which may adversely affect our business.
•	The U.K.’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.
•	Acts of piracy on ocean-going vessels could adversely affect our business.
•
An economic slowdown or changes in the economic and political environment in the Asia Pacific region could have a material adverse effect on our business, financial condition and results of operations.

•	Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.
•
We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

•	Our financing facilities contain restrictive covenants that may limit our liquidity and corporate activities, and could have an adverse effect on our financial condition and results of operations.
•
Servicing current and future debt, including financings committed under sale and leaseback (“SLB”) agreements, will limit funds available for other purposes and impair our ability to react to changes in our business.

•
Our President, Chief Executive Officer and Director has significant influence over us, and a trust established for the benefit of his family may be deemed to beneficially own, directly or indirectly, 100% of our Series D and our Series E Preferred Shares, and an affiliate of his may be deemed to beneficially own 100% our Series F Preferred Shares, and thereby to control the outcome of matters on which our shareholders are entitled to vote.

•	We have been subject to litigation in the past and we may be subject to similar or other litigation in the future.
•
As of the date of this prospectus our operating fleet consists of eight tankers. Any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

•
We expect to be dependent on a limited number of customers for a large part of our revenues, and failure of such counterparties to meet their obligations could cause us to suffer losses or negatively impact our results of operations and cash flows.

•	If we fail to manage our planned growth properly, we may not be able to successfully expand our market share.
•	Delays or defaults by the shipyards in the construction of newbuildings could increase our expenses and diminish our net income and cash flows.
•	Our ability to obtain additional debt financing may be dependent on our ability to charter our vessels, the performance of our charters and the creditworthiness of our charterers.
•
The industry for the operation of tanker vessels and the transportation of oil, petroleum products and chemicals is highly competitive and we may not be able to compete for charters with new entrants or established companies with greater resources.

•	A limited number of financial institutions hold our cash.
•
We may be unable to attract and retain key management personnel and other employees in the international tanker shipping industry, which may negatively impact the effectiveness of our management and our results of operations.

•	If labor interruptions are not resolved in a timely manner, they could have a material adverse effect on our business, results of operations, cash flows, financial condition and available cash.
•
If we expand our business, we will need to improve our operations and financial systems and staff; if we cannot improve these systems or recruit suitable employees, our performance may be adversely affected.

•	A drop in spot charter rates may provide an incentive for some charterers to default on their charters, which could affect our cash flow and financial condition.
•	An increase in operating costs could decrease earnings and available cash.
•	The aging of our fleet may result in increased operating costs in the future, which could adversely affect our earnings.
•
Unless we set aside reserves or are able to borrow funds for vessel replacement, our revenue will decline at the end of a vessel’s useful life, which would adversely affect our business, results of operations and financial condition.

•	Purchasing and operating secondhand vessels may result in increased operating costs and vessels off-hire, which could adversely affect our earnings.
•	We may not have adequate insurance to compensate us if we lose any vessels that we acquire.

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•	We may be subject to increased premium payments, or calls, as we obtain some of our insurance through protection and indemnity associations.
•
Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

•	Technological innovation and quality and efficiency requirements from our customers could reduce our charter hire income and the value of our vessels.
•	The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.
•	Maritime claimants could arrest our vessels or vessels we acquire, which could interrupt our cash flow.
•	Governments could requisition our vessels or vessels we acquire during a period of war or emergency, resulting in loss of earnings.
•	U.S. federal tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. shareholders.
•	We are subject to U.S. federal income tax on our U.S. source income, which will reduce our earnings.
•	We are a “foreign private issuer,” which could make our common shares less attractive to some investors or otherwise harm our stock price.
•	The market price and trading volume of our common shares may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.
•	There is no guarantee of a continuing public market for you to resell our common shares.
•	Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.
•	Our management team will have broad discretion over the use of the net proceeds from this offering.
•
We issued common shares in the past through various transactions, and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

•
Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

•	The issuance of common shares in this offering may trigger anti-dilution provisions in our Series E Preferred Shares and affect the interests of our common shareholders.
•
Anti-takeover provisions in our organizational documents could have the effect of discouraging, delaying or preventing a merger or acquisition, which could reduce the market price of our common shares.

•
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

•	It may not be possible for investors to serve process on or enforce U.S. judgments against us.
•
Our By-laws provide that the High Court of the Republic of Marshall Islands shall be the sole and exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

•	We may not achieve the intended benefits of having a forum selection provision if it is found to be unenforceable.
•	We are dependent on our Fleet Manager to perform the day-to-day management of our fleet.
•	Our Fleet Manager is a privately held company and there may be limited or no publicly available information about it.
•	Our Fleet Manager may have conflicts of interest between us and its other clients.

Recent Developments

On May 20, 2022, we announced that we have received written notification from The Nasdaq Stock Market, dated May 18, 2022, indicating that because our common share closing bid price for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5450(a)(1). On September 23, 2022 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on October 7, 2022.

On June 3, 2022, we entered into a securities purchase agreement with a single unaffiliated institutional investor to purchase approximately $7.2 million of our common shares (or pre-funded warrants in lieu thereof) in a registered direct offering and warrants to purchase common shares in a concurrent private placement. On June 7, 2022, we issued 235,000 of our common shares and 480,150 pre-funded warrants in the registered direct offering, and 14,303,000 warrants (the “June 2022 Warrants”) to purchase 715,150 common shares in the concurrent private placement for a purchase price of $10.00 per common share and June 2022 Warrant and $9.9980 per pre-funded warrant and June 2022 Warrant. The June 2022 Warrants were immediately exercisable, with an expiration date of five years from the date of issuance and had an exercise price of $10.00 per common share. Maxim Group LLC acted as the sole placement agent in connection with the offering. In July 2022, 5,229,000 pre-funded warrants were exercised for 261,450 common shares, and in September 2022, 4,374,000 pre-funded warrants were exercised for 218,700 common shares.

On July 8, 2022, we redeemed 865,558 of our Series F Preferred Shares for an aggregate amount of approximately $10.4 million, payable in cash.

On September 5, 2022, we held our annual meeting of shareholders. At this annual meeting of shareholders, the shareholders of the Company approved and adopted the following three proposals:

1.	the election of Alexandros Tsirikos as Class III Director to serve until the 2025 Annual Meeting of Shareholders;
2.	the ratification of Deloitte Certified Public Accountants S.A. as the Company’s independent auditors for the fiscal year ending December 31, 2022; and
3.
the approval of one or more amendments to the Company’s Amended and Restated Articles of Incorporation to effect one or more reverse stock splits of the Company’s issued common shares at a ratio of not less than one-for-two and not more than one-for-250 and in the aggregate at a ratio of not more than one-for-250, inclusive, with the Company’s board of directors (the “Board”) having the discretion as to whether or not one or more reverse stock splits is to be effected at any time prior to December 31, 2023, with the exact ratio to be set at a whole number within this range to be determined by the Board, or any duly constituted committee thereof, at any time after approval of each amendment in its discretion, and to authorize the Board to implement any such reverse stock split by filing any such amendment with the Registrar of Corporations of the Republic of the Marshall Islands.

On September 23, 2022, we effectuated a one-for-twenty reverse stock split of our common shares. There was no change in the number of our authorized common shares. All numbers of common share and earnings per share amounts, as well as warrant shares eligible for purchase under our warrants, exercise price of said warrants and conversion prices of our Series E Shares in this report, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

On October 10, 2022, we entered into a warrant exercise inducement letter agreement (“Inducement Letter”) with an accredited investor that was an existing holder of June 2022 Warrants, wherein the investor agreed to exercise all of the June 2022 Warrants at an exercise price reduced from $10.00 per share to $6.75 per share, in consideration for the issuance of new warrants (the “October 2022 Warrants”) to purchase up to an aggregate of 1,072,725 common shares for a purchase price of $6.75 per common share. The October 2022 Warrants were immediately exercisable upon issuance at an exercise price of $6.75 per common share and will expire on June 7, 2027. The net proceeds of the exercise of the June 2022 Warrants to the Company, after deducting estimated expenses and fees, was approximately $4.5 million. We granted customary registration rights covering the resale of the common shares issuable upon exercise of the October 2022 Warrants. As of the date of this prospectus there are no pre-funded warrants outstanding, no June 2022 Warrants outstanding and 1,072,725 October 2022 Warrants outstanding.

Corporate Information

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc.

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “TOPS.” The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our principal executive office is +30 210 812 8127. Our corporate website address is www.topships.org. The information contained on our website does not constitute part of this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

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THE OFFERING

Issuer	TOP Ships Inc., a Marshall Islands corporation

Securities offered by us
Up to 4,966,887 Units on a best-efforts basis, at an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022. Each Unit consists of one common share and one Class C Warrant.

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase one pre-funded warrant in lieu of one common share. A holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price per pre-funded warrant will be equal to the price per common share, minus $0.0001, and the exercise price of each pre-funded warrant will equal $0.0001 per share. The pre-funded warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full. For more information regarding the pre-funded warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

The Units will not be certificated or issued in stand-alone form. The common shares or pre-funded warrants and the Class C Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering. This prospectus also relates to the offering of common shares issuable from time to time upon exercise of the pre-funded warrants and Class C Warrants.

Description of the Class C Warrants
Each Class C Warrant will have an exercise price of $      per share (not less than 100% and not more than 120% of the public offering price of each Unit sold in this offering), will be exercisable upon issuance and will expire five years from issuance. Each Class C Warrant is exercisable for one common share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common shares as described herein. The terms of the Class C Warrants will be governed by a Warrant Agency Agreement, dated as of the closing date of this offering, that we expect to be entered into between us and American Stock Transfer & Trust Company, LLC or its affiliate (the “Warrant Agent”). This prospectus also relates to the offering of the common shares issuable upon exercise of the Class C Warrants. For more information regarding the Class C Warrants, you should carefully read the section titled “Description of Securities We Are Offering” in this prospectus.

Public Offering Price	$ per Unit.

Common shares outstanding prior to this offering (1)	3,544,906 shares.

Common shares to be outstanding immediately after this offering (2)
Up to 8,511,793 shares, assuming the maximum number of Units are sold in this offering at an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022.

Use of proceeds
We estimate that our net proceeds from the maximum offering amount of the sale of the Units, consisting of our common shares or pre-funded warrants and Class C Warrants, in this offering will be approximately $13.9 million, after deducting placement agent fees and estimated offering expenses payable by us, in each case based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022.

However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. The net proceeds of this offering, after deducting the transaction fee payable to the Placement Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, repayment of senior secured debt, redemption of preferred shares, or the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” below, beginning on page 11, and those set forth in our Annual Report, which is incorporated by reference herein, to read about the risks you should consider before investing in our securities.

Listing
Our common shares are traded on the Nasdaq Capital Market under the symbol “TOPS.” There is no established trading market for the Class C Warrants or pre-funded warrants and we do not expect such markets to develop. We do not intend to list the Class C Warrants or pre-funded warrants on any exchange or other trading system. Without an active trading market, the liquidity of the Class C Warrants and the pre-funded warrants will be limited.

(1)	The number of our common shares that will be outstanding immediately after this offering as shown above as of the date hereof and excludes
(2)
•	7,473,333 common shares issuable upon conversion of the Series E Preferred Shares, calculated as of November 24, 2022.
•	1,072,725 common shares issuable upon exercise of the October 2022 Warrants.

Except as otherwise noted, all information in this prospectus reflects and assumes (i) no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of common shares that we are offering on a one-for-one basis and (ii) no exercise of Class C Warrants issued in this offering.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described below and all of the other information contained or incorporated by reference into this prospectus including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”. These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In that case, you may lose all or part of your investment in the securities.

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RISKS RELATED TO OUR INDUSTRY

The international tanker industry has historically been both cyclical and volatile and this may lead to reductions and volatility in our charter rates, our vessel values, our revenues, earnings and cash flow results.

The international tanker industry in which we operate is cyclical, with attendant volatility in charter hire rates, vessel values and industry profitability. For tanker vessels, the degree of charter rate volatility has varied widely. Please see “—The international oil tanker industry has experienced volatile charter rates and vessel values and there can be no assurance that these charter rates and vessel values will not decrease in the near future.” Currently, all of our vessels are employed on time charters. However, changes in spot rates and time charter rates can affect the revenues we receive from operations in the event our charterers default or seek to renegotiate the charter hire, as well as the value of our vessels, even if our vessels are employed under long-term time charters. Our ability to re-charter our vessels on the expiration or termination of their time or bareboat charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the tanker markets and several other factors outside of our control. If we enter into a charter when charter rates are low, our revenues and earnings will be adversely affected. A decline in charter hire rates will also likely cause the value of our vessels to decline.

Fluctuations in charter rates and vessel values result from changes in the supply and demand for vessels and changes in the supply and demand for oil, chemicals and other liquids our vessels carry. Factors affecting the supply and demand for our vessels are outside of our control and are unpredictable. The nature, timing, direction and degree of changes in the tanker industry conditions are also unpredictable.

Factors that influence demand for tanker vessel capacity include:

•	supply and demand for oil, petroleum products and chemicals carried;

•	changes in oil production and refining capacity resulting in shifts in trade flows for oil products;

•	the distance oil, petroleum products and chemicals are to be moved by sea;

•
global and regional economic and political conditions, including “trade wars” and developments in international trade, national oil reserves policies, fluctuations in industrial and agricultural production, armed conflicts and work stoppages;

•
increases in the production of oil in areas linked by pipelines to consuming areas, the extension of existing, or the development of new pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to oil pipelines in those markets;

•	environmental and other legal and regulatory developments;

•	economic slowdowns caused by public health events such as the ongoing COVID-19 pandemic

•	currency exchange rates;

•	weather, natural disasters and other acts of God;

•	competition from alternative sources of energy, other shipping companies and other modes of transportation; and

•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine.

The factors that influence the supply of tanker capacity include:

•	the number of newbuilding deliveries;

•	current and expected newbuilding orders for vessels;

•	the scrapping rate of older vessels;

•	speed of vessel operation;

•	vessel freight rates, which are affected by factors that may affect the rate of newbuilding, swapping and laying up of vessels;

•	the price of steel and vessel equipment;

•	technological advances in the design and capacity of vessels;

•	potential conversion of vessels for alternative use;

•	changes in environmental and other regulations that may limit the useful lives of vessels;

•	port or canal congestion;

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•
the number of vessels that are out of service at a given time, namely those that are laid-up, drydocked, awaiting repairs or otherwise not available for hire, including those that are in drydock for the purpose of installing exhaust gas cleaning systems, known as scrubbers; and

•	changes in global petroleum and chemical production.

The factors affecting the supply and demand for tankers have been volatile and are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable. Market conditions have been volatile in recent years and continued volatility may reduce demand for transportation of oil, petroleum products and chemicals over longer distances and increase the supply of tankers, which may have a material adverse effect on our business, financial condition, results of operations, cash flows, ability to pay dividends and existing contractual obligations.

Our financial results may be adversely affected by the ongoing outbreak of COVID-19, and the related governmental responses thereto.

Since the beginning of calendar year 2020, the outbreak of COVID-19 that originated in China in late 2019 and that has spread to most nations around the globe has resulted in numerous actions taken by governments and governmental agencies in an attempt to mitigate the spread of the virus, including travel bans, quarantines, and other emergency public health measures, and a number of countries implemented lockdown measures. These measures have resulted in a significant reduction in global economic activity and extreme volatility in the global financial markets. If the COVID-19 pandemic continues on a prolonged basis or becomes more severe, the adverse impact on the global economy and the rate environment for tanker and other cargo vessels may deteriorate further and our operations and cash flows may be negatively impacted. Relatively weak global economic conditions during periods of volatility have and may continue to have a number of adverse consequences for tanker and other shipping sectors, including, among other things:

•	low charter rates, particularly for vessels employed on short-term time charters or in the spot market;

•	decreases in the market value of tanker vessels and limited second-hand market for the sale of vessels;

•	limited financing for vessels;

•	loan covenant defaults; and

•	declaration of bankruptcy by certain vessel operators, vessel owners, shipyards and charterers.

The COVID-19 pandemic and measures to contain its spread have negatively impacted regional and global economies and trade patterns in markets in which we operate, the way we operate our business, and the businesses of our charterers and suppliers. These negative impacts could continue or worsen, even after the pandemic itself diminishes or ends. Companies, including us or Central Shipping Inc, or our Fleet Manager, have also taken precautions, such as requiring employees to work remotely and imposing travel restrictions, while some other businesses have been required to close entirely. Moreover, we face significant risks to our personnel and operations due to the COVID-19 pandemic. Our crews face risk of exposure to COVID-19 as a result of travel to ports in which cases of COVID-19 have been reported. Our shore-based personnel likewise face risk of such exposure, as we maintain offices in areas that have been impacted by the spread of COVID-19.

Measures against COVID-19 in a number of countries have restricted crew rotations on our vessels, which may continue or become more severe. As a result up to the date of this prospectus, we experienced and may continue to experience disruptions to our normal vessel operations caused by increased deviation time associated with positioning our vessels to countries in which we can undertake a crew rotation in compliance with such measures. Delays in crew rotations have led to issues with crew fatigue and may continue to do so, which may result in delays or other operational issues. We have had and expect to continue to have days in which our vessels are unable to earn revenue in order to deviate to certain ports on which we would ordinarily not call during a typical voyage. We may also incur additional expenses associated with testing, personal protective equipment, quarantines, and travel expenses such as airfare costs in order to perform crew rotations in the current environment as well as related logistical complications associated with supplying our vessels with spares or other supplies. Up to the date of this prospectus, the above-mentioned factors led to an increase in off-hire days and a slight increase in operating and voyage expenses and may continue to do so.

The COVID-19 pandemic and measures in place against the spread of the virus have led to a more difficult environment in which to dispose of vessels given difficulty to physically inspect vessels. The impact of COVID-19 has also resulted in reduced industrial activity in China with temporary closures of factories and other facilities, labor shortages and restrictions on travel. We believe these disruptions along with other seasonal factors, including lower demand for some of the cargoes we carry, have contributed to lower rates in the tanker industry up to the date of this prospectus.

Epidemics may also affect personnel operating payment systems through which we receive revenues from the chartering of our vessels or pay for our expenses, resulting in delays in payments. Organizations across industries, including ours, are rightly focusing on their employees’ well-being, whilst making sure that their operations continue undisrupted and at the same time, adapting to the new ways of operating. As such employees are encouraged or even required to operate remotely which significantly increases the risk of cyber security attacks.

While it is still too early to fully assess the overall impact that COVID-19 will have on our financial condition and operations and on the tanker industry in general, we assess that the tanker charter rates have been reduced significantly as a result of COVID-19 and that the tanker industry in general and our Company specifically are likely to continue to be exposed to volatility in the near term.

The occurrence or continued occurrence of any of the foregoing events or other epidemics or an increase in the severity or duration of the COVID-19 or other epidemics could have a material adverse effect on our business, results of operations, cash flows, financial condition, value of our vessels, and ability to pay dividends.

Outbreaks of epidemic and pandemic diseases and governmental responses thereto could adversely affect our business

Public health threats, such as the COVID-19 outbreak (as described more fully above), influenza and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate, including China, could adversely impact our operations, the timing of completion of any outstanding or future newbuilding projects, as well as the operations of our customers.

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     The international oil tanker industry has experienced volatile charter rates and vessel values and there can be no assurance that these charter rates and vessel values will not decrease in the near future.

The Baltic Dirty Tanker Index, or the BDTI, a U.S. dollar daily average of charter rates issued by the Baltic Exchange that takes into account input from brokers around the world regarding crude oil fixtures for various routes and oil tanker vessel sizes, has been volatile. For example, in 2022, the BDTI has reached a high of 2,496 and a low of 679. The Baltic Clean Tanker Index, or BCTI, a comparable index to the BDTI but for petroleum product fixtures, has similarly been volatile. In 2022, the BCTI reached a high of 1,813 and a low of 543. Although the BDTI and BCTI were 2,433 and 1,813, respectively, as of November 29, 2022, there can be no assurance that the crude oil and petroleum products charter market will continue to increase, and the market could again decline. This volatility in charter rates depends, among other factors, on (i) the demand for crude oil and petroleum products, (ii) the inventories of crude oil and petroleum products in the United States and in other industrialized nations, (iii) oil refining volumes, (iv) oil prices, and (v) any restrictions on crude oil production imposed by the Organization of the Petroleum Exporting Countries, or OPEC, and non-OPEC oil producing countries.

If the charter rates in the oil tanker market decline from their current levels, our future earnings may be adversely affected, we may have to record impairment adjustments to the carrying values of our fleet and we may not be able to comply with the financial covenants in our loan agreements.

Volatile economic conditions throughout the world could have an adverse impact on our operations and financial results.

Among other factors, we face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world.

The world economy continues to face a number of challenges. Concerns persist regarding the debt burden of certain European countries and their ability to meet future financial obligations and the overall stability of the euro. A renewed period of adverse development in the outlook for the financial stability of European countries, or market perceptions concerning these and related issues, could reduce the overall demand for oil and chemicals, and thus for shipping and our services, and thereby could affect our financial position, results of operations and cash available for distribution. In addition, turmoil and hostilities in the Middle East and other geographic areas and countries may negatively impact the world economy.

A general deterioration in the global economy may also cause a decrease in worldwide demand for certain goods and, thus, shipping. In the past, economic and governmental factors, together with concurrent declines in charter rates and vessel values, have had a material adverse effect on our results of operations, financial condition and cash flows, causing the price of our common shares to decline.

European countries have recently experienced relatively slow growth. Over the past several years, the credit markets in Europe have experienced significant contraction, deleveraging and reduced liquidity, and European authorities continue to implement a broad variety of governmental action and/or new regulation of the financial markets. Worldwide economic conditions have in the past impacted, and could in the future impact, lenders’ willingness to provide credit to us and our customers. If economic conditions in Europe preclude or limit financing, we may not be able to obtain financing on terms that are acceptable to us, or at all, even if conditions outside Europe remain favorable for lending.

The current state of the global financial markets and current economic conditions may adversely impact our results of operation, financial condition, cash flows and ability to obtain financing or refinance our existing and future credit facilities on acceptable terms, which may negatively impact our business.

Global financial markets and economic conditions have been, and continue to be, volatile. Beginning in February 2020, due in part to fears associated with the spread of COVID-19 (as more fully described above), global financial markets experienced volatility and a steep and abrupt downturn, followed by a recovery, which volatility may continue as the COVID-19 pandemic continues. Credit markets and the debt and equity capital markets have been distressed and the uncertainty surrounding the future of the global credit markets has resulted in reduced access to credit worldwide, particularly for the shipping industry. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the uncertain economic conditions, have made, and may continue to make, it difficult to obtain additional financing. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices that will not be dilutive to our existing shareholders or preclude us from issuing equity at all. Economic conditions and the economic slow-down resulting from COVID-19 and the intentional governmental responses to the virus may also adversely affect the market price of our common shares.

Also, as a result of concerns about the stability of financial markets generally, and the solvency of counterparties specifically, the availability and cost of obtaining money from the public and private equity and debt markets has become more difficult. Many lenders have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt, and reduced, and in some cases ceased, to provide funding to borrowers and other market participants, including equity and debt investors, and some have been unwilling to invest on attractive terms or even at all. Due to these factors, we cannot be certain that financing will be available if needed and to the extent required, or that we will be able to refinance our existing and future credit facilities, on acceptable terms or at all. If financing or refinancing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional vessel acquisitions or otherwise take advantage of business opportunities as they arise. The ongoing COVID-19 outbreak has negatively impacted, and may continue to negatively impact, global economic activity, demand for energy, and funds flows and sentiment in the global financial markets. Continued economic disruption caused by the continued failure to control the spread of the virus could significantly impact our ability to obtain additional debt financing.

Volatility of LIBOR and potential changes of the use of LIBOR as a benchmark could affect our profitability, earnings and cash flow.

The London Interbank Offered Rate (“LIBOR”) is the subject of recent national, international and other regulatory guidance and proposals for reform. These reforms and other pressures may cause LIBOR to be eliminated or to perform differently than in the past. The consequences of these developments cannot be entirely predicted, but could include an increase in the cost of any of our future variable rate indebtedness and obligations. LIBOR has been volatile in the past, with the spread between LIBOR and the prime lending rate widening significantly at times. Currently four of our debt facilities have interest rates that fluctuate with changes in LIBOR and hence significant changes in LIBOR could have a material effect on the amount of interest payable on any future indebtedness, which in turn, could have an adverse effect on our financial condition.

Furthermore, the calculation of interest in most financing agreements in our industry has been based on published LIBOR rates. Due in part to uncertainty relating to the LIBOR calculation process, in recent years, it is likely that LIBOR will be phased out in the near future, maybe as soon as in 2022. As a result, lenders have insisted, and our lenders could in the future insist, on provisions that entitle the lenders, to replace published LIBOR as the base for the interest calculation with another equivalent rate negotiated between the parties and/or their cost-of-funds rate. The triggering of such provisions could significantly increase our lending costs, which would have an adverse effect on our profitability, earnings and cash flow. In addition, the banks currently reporting information used to set LIBOR will likely stop such reporting after 2022, when their commitment to reporting information ends. The Alternative Reference Rate Committee, a committee convened by the Federal Reserve that includes major market participants, has proposed an alternative rate to replace U.S. Dollar LIBOR: the Secured Overnight Financing Rate, or “SOFR.” The impact of such a transition from LIBOR to SOFR could be significant for us.

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In order to manage any future exposure to interest rate fluctuations, we may from time to time use interest rate derivatives to effectively fix any floating rate debt obligations. No assurance can however be given that the use of these derivative instruments, if any, may effectively protect us from adverse interest rate movements. The use of interest rate derivatives may affect our results through mark to market valuation of these derivatives. Also, adverse movements in interest rate derivatives may require us to post cash as collateral, which may impact our free cash position. Interest rate derivatives may also be impacted by the transition from LIBOR to SOFR or other alternative rates.

We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels will operate or are registered, which can significantly affect the operation of our vessels. These regulations include, but are not limited to the International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL, including the designation of Emission Control Areas, or ECAs, thereunder, the International Convention on Load Lines of 1966, the International Convention on Civil Liability for Oil Pollution Damage of 1969, generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, the International Convention for the Safety of Life at Sea of 1974, or SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the International Convention for the Control and Management of Ships’ Ballast Water and Sediments, or the BWM Convention, the U.S. Oil Pollution Act of 1990, or OPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the U.S. Maritime Transportation Security Act of 2002, or the MTSA, and European Union regulations. Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations.

Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. Events such as the 2010 explosion of the Deepwater Horizon and the subsequent release of oil into the Gulf of Mexico, or other events, may result in further regulation of the shipping industry, and modifications to statutory liability schemes, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although insurance covers certain environmental risks, there can be no assurance that such insurance will be sufficient to cover all such risks or that any claims will not have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends, if any, in the future.

We are subject to international safety regulations and requirements imposed by classification societies and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the United Nations’ International Maritime Organization’s International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. We expect that any vessels that we acquire in the future will be ISM Code-certified when delivered to us. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports, including United States and European Union ports.

In addition, the hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the International Convention for Safety of Life at Sea. If a vessel does not maintain its class and/or fails any annual survey, intermediate survey or special survey, the vessel will be unable to trade between ports and will be unemployable, which will negatively impact our revenues and results from operations.

Climate change and greenhouse gas restrictions may adversely impact our operations and markets.

Due to concern over the risk of climate change, a number of countries and the IMO have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions. These regulatory measures may include, among others, adoption of cap and trade regimes, carbon taxes, increased efficiency standards and incentives or mandates for renewable energy. Since January 1, 2020, IMO regulations have required vessels to comply with a global cap on the sulfur in fuel oil used on board of 0.5%, down from the previous cap of 3.5%. Additionally, in April 2018, nations at the MEPC 72 adopted an initial strategy to reduce greenhouse gas emissions from ships. The initial strategy identifies levels of ambition to reducing greenhouse gas emissions, including (1) decreasing the carbon intensity from ships through implementation of further phases of the EEDI for new ships; (2) reducing carbon dioxide emissions per transport work, as an average across international shipping, by at least 40% by 2030, pursuing efforts towards 70% by 2050, compared to 2008 emission levels; and (3) reducing the total annual greenhouse emissions by at least 50% by 2050 compared to 2008 while pursuing efforts towards phasing them out entirely

Since January 1, 2020, ships have to either remove sulfur from emissions or buy fuel with low sulfur content, which may lead to increased costs and supplementary investments for ship owners. The interpretation of “fuel oil used on board” includes use in main engine, auxiliary engines and boilers. Shipowners may comply with this regulation by (i) using 0.5% sulfur fuels on board, which are available around the world but at a higher cost; (ii) installing scrubbers for cleaning of the exhaust gas; or (iii) by retrofitting vessels to be powered by liquefied natural gas, which may not be a viable option due to the lack of supply network and high costs involved in this process. While currently all our vessels have scrubbers installed, costs of compliance with these regulatory changes for any non-scrubber vessels we may acquire may be significant and may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

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In addition, although the emissions of greenhouse gases from international shipping currently are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which required adopting countries to implement national programs to reduce emissions of certain gases, or the Paris Agreement (discussed further below), a new treaty may be adopted in the future that includes restrictions on shipping emissions. Compliance with changes in laws, regulations and obligations relating to climate change affects the propulsion options in subsequent vessel designs and could increase our costs related to acquiring new vessels, operating and maintaining our existing vessels and require us to install new emission controls, acquire allowances or pay taxes related to our greenhouse gas emissions or administer and manage a greenhouse gas emissions program. Revenue generation and strategic growth opportunities may also be adversely affected.

Adverse effects upon the oil and gas industry relating to climate change, including growing public concern about the environmental impact of climate change, may also adversely affect demand for our services. For example, increased regulation of greenhouse gases or other concerns relating to climate change may reduce the demand for oil and gas in the future or create greater incentives for use of alternative energy sources. In addition, the physical effects of climate change, including changes in weather patterns, extreme weather events, rising sea levels, scarcity of water resources, may negatively impact our operations. Any long-term material adverse effect on the oil and gas industry could have a significant financial and operational adverse impact on our business that we cannot predict with certainty at this time.

Our vessels may suffer damage due to the inherent operational risks of the tanker industry and we may experience unexpected dry-docking costs, which may adversely affect our business and financial condition.

The operation of an ocean-going vessel carries inherent risks. Our vessels and their cargoes are at risk of being damaged or lost because of events such as marine disasters, bad weather and other acts of God, business interruptions caused by mechanical failures, grounding, fire, explosions and collisions, human error, war, terrorism, piracy, diseases (such as the ongoing outbreak of COVID-19), quarantine and other circumstances or events. These hazards may result in death or injury to persons, loss of revenues or property, the payment of ransoms, environmental damage, higher insurance rates, damage to our customer relationships or delay or re-routing, which may also subject us to litigation. In addition, the operation of tankers has unique operational risks associated with the transportation of oil or chemicals. An oil or chemical spill may cause significant environmental damage, and the costs associated with a catastrophic spill could exceed the insurance coverage available to us. Compared to other types of vessels, tankers are exposed to a higher risk of damage and loss by fire, whether ignited by a terrorist attack, collision, or other cause, due to the high flammability and high volume of the oil and chemicals transported in such tankers.

If our vessels suffer damage, they may need to be repaired at a dry-docking facility. The costs of dry-dock repairs are unpredictable and may be substantial. We may have to pay dry-docking costs that our insurance does not cover in full. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings. In addition, space at dry-docking facilities is sometimes limited and not all dry-docking facilities are conveniently located. We may be unable to find space at a suitable dry-docking facility or our vessels may be forced to travel to a dry-docking facility that is not conveniently located to our vessels’ positions. The loss of earnings while these vessels are forced to wait for space or to travel to more distant dry-docking facilities would decrease our earnings.

The market value of our vessels, and those we may acquire in the future, may fluctuate significantly, which could cause us to incur losses if we decide to sell them following a decline in their market values or we may be required to write down their carrying value, which will adversely affect our earnings.

The fair market value of our vessels may increase and decrease depending on the following factors:

•	general economic and market conditions affecting the shipping industry;

•	prevailing level of charter rates;

•	competition from other shipping companies;

•	types, sizes and ages of vessels;

•	the availability of other modes of transportation;

•	supply and demand for vessels;

•	shipyard capacity;

•	cost of newbuildings;

•	price of steel;

•	number of tankers scrapped;

•	governmental or other regulations; and

•	technological advances.

If we sell any vessel at a time when vessel prices have fallen, the sale price may be less than the vessel’s carrying amount in our financial statements, in which case we will realize a loss. Vessel prices can fluctuate significantly, and in the case where the market value falls below the carrying amount, we will evaluate the vessel for a potential impairment adjustment. If the estimate of undiscounted cash flows, excluding interest charges, expected to be generated by the use of the vessel is less than its carrying amount, we may be required to write down the carrying amount of the vessel to its fair value in our financial statements and incur a loss and a reduction in earnings. During the year ended December 31, 2021, we incurred an impairment charge of $1.2 million in connection with the sale of one our vessels. See “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies—Impairment of Vessels.”

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An over-supply of tanker capacity may lead to reductions in charter hire rates and profitability.

The market supply of tankers is affected by a number of factors such as demand for energy resources, crude oil, petroleum products and chemicals, as well as strong overall economic growth of the world economy. If the capacity of new tankers delivered exceeds the capacity of such tankers being scrapped and lost, vessel capacity will increase, which could lead to reductions in charter rates. As of November 29, 2022, newbuilding orders have been placed for an aggregate of approximately 4.3% of the existing global tanker fleet with the bulk of deliveries expected during 2023.

An over-supply of oil tankers has already resulted in an increase in oil tanker charter hire rate volatility. If this volatility persists, we may not be able to find profitable charters for our vessels, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

If our vessels call on ports located in countries or territories that are the subject of sanctions or embargoes imposed by the U.S. government or other governmental authorities, it could lead to monetary fines or adversely affect our business, reputation and the market for our common shares.

While our vessels have not called on ports located in countries or territories that are the subject of country-wide or territory-wide sanctions or embargoes imposed by the U.S. government or other governmental authorities (“Sanctioned Jurisdictions”) in violation of applicable sanctions or embargo laws, in 2021, and although we intend to maintain compliance with all applicable sanctions and embargo laws, and we endeavor to take precautions reasonably designed to ensure compliance with such laws, it is possible that, in the future, our vessels may call on ports in Sanctioned Jurisdictions in violation of applicable sanctions or embargo laws on charterers' instructions and without our consent. If such activities result in a violation of sanctions or embargo laws, we could be subject to monetary fines, penalties, or other sanctions, and our reputation and the market for our common shares could be adversely affected.

The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or expanded over time.

In particular, the ongoing war in Ukraine could result in the imposition of further economic sanctions by the United States and the European Union against Russia. Current or future counterparties of ours may be affiliated with persons or entities that are or may be in the future the subject of sanctions imposed by the governments of the U.S., European Union, and/or other international bodies. If we determine that such sanctions require us to terminate existing or future contracts to which we, or our subsidiaries, are party or if we are found to be in violation of such applicable sanctions, our results of operations may be adversely affected or we may suffer reputational harm.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common shares may adversely affect the price at which our common shares trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. Investor perception of the value of our common shares may also be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in countries or territories that we operate in.

Political instability, terrorist or other attacks, war, international hostilities and public health threats can affect the tanker industry, which may adversely affect our business.

We conduct most of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and available cash may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East, Ukraine, and the South China Sea region and other geographic countries and areas, geopolitical events such as the withdrawal of the U.K. from the European Union, or “Brexit,” terrorist or other attacks, and war (or threatened war) or international hostilities, such as those between the United States and North Korea.

The war between Russia and Ukraine may lead to further regional and international conflicts or armed action. This war has disrupted supply chains and caused instability in the energy markets and the global economy, with effects on the tanker market, which has experienced volatility. The United States, United Kingdom and the European Union, among other countries, have announced sanctions against Russia, including sanctions targeting the Russian oil sector, among those a prohibition on the import of oil from Russia to the United States. The ongoing war could result in the imposition of further economic sanctions by the United States, the United Kingdom and the European Union against Russia, with uncertain impacts on the tanker market. While much uncertainty remains regarding the global impact of the war in Ukraine, it is possible that such tensions could adversely affect our business, financial condition, results of operation and cash flows. Furthermore, it is possible that third parties with whom we have charter contracts may be impacted by events in Russia and Ukraine, which could adversely affect our operations. Terrorist attacks such as those in Paris on November 13, 2015, Manchester on May 22, 2017, and the frequent incidents of terrorism in the Middle East, and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks around the world, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in the Middle East, including increased tensions between the U.S. and Iran, as well as the presence of U.S. or other armed forces in Iraq, Syria, Afghanistan and various other regions, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. As a result of the above, insurers have increased premiums and reduced or restricted coverage for losses caused by terrorist acts generally. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs. Additionally, Brexit, or similar events in other jurisdictions, could impact global markets, including foreign exchange and securities markets; any resulting changes in currency exchange rates, tariffs, treaties and other regulatory matters could in turn adversely impact our business and operations.

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Further, governments may turn to trade barriers to protect their domestic industries against foreign imports, thereby depressing shipping demand. In particular, leaders in the United States have indicated that the United States may seek to implement more protective trade measures. There is significant uncertainty about the future relationship between the United States, China and other exporting countries, including with respect to trade policies, treaties, government regulations and tariffs. For example, in January 2019, the United States announced expanded sanctions against Venezuela, which may have an effect on its oil output and in turn affect global oil supply. Protectionist developments, or the perception that they may occur, may have a material adverse effect on global economic conditions, and may significantly reduce global trade. Moreover, increasing trade protectionism may cause an increase in (a) the cost of goods exported from regions globally, (b) the length of time required to transport goods and (c) the risks associated with exporting goods. Such increases may significantly affect the quantity of goods to be shipped, shipping time schedules, voyage costs and other associated costs, which could have an adverse impact on the shipping industry, and therefore our charterers and their business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. This could have a material adverse effect on our business, results of operations, financial condition and our ability to pay any cash distributions to our stockholders.

In January 2020, in response to certain perceived terrorist activity, the United States launched an airstrike in Baghdad that killed a high-ranking Iranian general, increasing hostilities between the U.S. and Iran. This attack or further escalations between the U.S. and Iran that may follow, could result in retaliation from Iran that could potentially affect the shipping industry, through increased attacks on vessels in the Strait of Hormuz (which already experienced an increased number of attacks on and seizures of vessels lately), or by potentially closing off or limiting access to the Strait of Hormuz, where a significant portion of the world’s oil supply passes through. Any restriction on access to the Strait of Hormuz, or increased attacks on vessels in the area, could negatively impact our earnings, cash flow and results of operations.

In the past, political instability has also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia. Any of these occurrences could have a material adverse impact on our future performance, results of operations, cash flows and financial position.

In addition, public health threats, such as the coronavirus, influenza and other highly communicable diseases or viruses, outbreaks of which have from time to time occurred in various parts of the world in which we operate, including China, could adversely impact our operations, and the operations of our customers.

The U.K.’s withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.

On June 23, 2016, in a referendum vote commonly referred to as “Brexit” a majority of voters in the U.K. voted to exit the European Union. Since then, the U.K. and the EU negotiated the terms of a withdrawal agreement, which was approved in October 2019, ratified in January 2020 and effected in December 31, 2020. The U.K formally exited the European Union on January 31, 2020, although a transition period remained in place until December 2020 during which the U.K. was subject to the rules and regulations of the European Union while continuing to negotiate the parties’ relationship going forward, including trade deals. It is unclear what long-term economic, financial, trade and legal implications the withdrawal of the U.K. from the European Union would have and how such withdrawal would affect our business. In addition, Brexit may lead other European Union member countries to consider referendums regarding their European Union membership. Any of these events, along with any political, economic and regulatory changes that may occur could cause political and economic uncertainty and harm our business and financial results.

Brexit contributes to considerable uncertainty concerning the current and future economic environment. Brexit could adversely affect European or worldwide political, regulatory, economic or market conditions and could contribute to instability in global political institutions, regulatory agencies and financial markets.

Acts of piracy on ocean-going vessels could adversely affect our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Arabian Sea, the Red Sea, the Gulf of Aden off the coast of Somalia, South China Sea, Sulu Sea, Celebes Sea, the Indian Ocean and in particular, the Gulf of Guinea, region off Nigeria, which has experienced increased incidents of privacy in recent years. Sea piracy incidents continue to occur. Acts of piracy could result in harm or danger to the crews that man our vessels. If insurers or the Joint War Committee characterize the regions in which our vessels are deployed as “war risk” zones or “war and strikes” listed areas, respectively, premiums payable for insurance coverage could increase significantly and such coverage may be more difficult to obtain if available at all. In addition, crew costs, including costs that may be incurred to the extent we employ onboard security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, least of all for bearing the cost of the applicable deductible(s) or unforeseen charges/costs, which could have a material adverse effect on us. In addition, hijacking as a result of an act of piracy against our vessels, or an increase in cost or unavailability of insurance for our vessels, could have a material adverse impact on our business, results of operations, cash flows, financial condition and ability to pay dividends and may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

An economic slowdown or changes in the economic and political environment in the Asia Pacific region could have a material adverse effect on our business, financial condition and results of operations.

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of cargoes in ports in the Asia Pacific region. As a result, any negative changes in economic conditions in any Asia Pacific country, particularly in China, may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of gross domestic product, or GDP, which had a significant impact on shipping demand. Although the year-over-year growth rate of China’s GDP was approximately 8.1% for the year ended December 31, 2021 the average GDP growth rate over the last ten years remains below pre-2008 levels. Furthermore, there is a rising threat of a Chinese financial crisis resulting from massive personal and corporate indebtedness and “trade wars”. The International Monetary Fund has warned that continuing geopolitical tensions, between the United States and China could derail recovery from the impacts of COVID-19. Although the United States and China signed a trade agreement in early 2020, as further described below, there is no assurance that the Chinese economy will not experience a significant contraction in the future.

Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through state plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken with the result that prices for certain refined petroleum products are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform, the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions. Notwithstanding economic reform, the Chinese government may adopt policies that favor domestic shipping and tanker companies and may hinder our ability to compete with them effectively. For example, China imposes a tax for non-resident international transportation enterprises engaged in the provision of services of passengers or cargo, among other items, in and out of China using their own, chartered or leased vessels. The regulation may subject international transportation companies to Chinese enterprise income tax on profits generated from international transportation services passing through Chinese ports. This could have an adverse impact on our charterers’ business, operating results and financial condition and could thereby affect their ability to make timely charter hire payments to us and to renew and increase the number of their time charters with us. Moreover, an economic slowdown in the economies of the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere.

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In addition, concerns regarding the possibility of sovereign debt defaults by European Union member countries, including Greece, have in the past disrupted financial markets throughout the world, and may lead to weaker consumer demand in the European Union, the United States, and other parts of the world. The possibility of sovereign debt defaults by European Union member countries, including Greece, and the possibility of market reforms to float the Chinese renminbi, either of which development could weaken the Euro against the Chinese renminbi, could adversely affect consumer demand in the European Union. Moreover, the revaluation of the renminbi may negatively impact the United States’ demand for imported goods, many of which are shipped from China. Future weak economic conditions could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends to our stockholders. Our business, financial condition, results of operations, as well as our future prospects, will likely be materially and adversely affected by another economic downturn in any of the aforementioned countries and regions.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination. Inspection procedures can result in the seizure of, delay in the loading, off-loading or delivery of, the contents of our vessels or the levying of customs duties, fines or other penalties against us. It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Furthermore, changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition, and results of operations.

We rely on our information systems to conduct our business, and failure to protect these systems against security breaches could adversely affect our business and results of operations. Additionally, if these systems fail or become unavailable for any significant period of time, our business could be harmed.

The efficient operation of our business is dependent on computer hardware and software systems both onboard our vessels and at our onshore offices. Information systems are vulnerable to security breaches by computer hackers and cyber terrorists. We rely on industry-accepted security measures and technology to securely maintain confidential and proprietary information kept on our information systems. However, these measures and technology may not adequately prevent cybersecurity breaches, the access, capture or alteration of information by criminals, the exposure or exploitation of potential security vulnerabilities, the installation of malware or ransomware, acts of vandalism, computer viruses, misplaced data or data loss. In addition, the unavailability of the information systems or the failure of these systems to perform as anticipated for any reason could disrupt our business and could result in decreased performance and increased operating costs, causing our business and results of operations to suffer. Any significant interruption or failure of our information systems or any significant breach of security could adversely affect our business, results of operations and financial condition, as well as our cash flows, including cash available for dividends to our stockholders.

Additionally, any changes in the nature of cyber threats might require us to adopt additional procedures for monitoring cybersecurity, which could require additional expenses and/or capital expenditures. Most recently, the war between Russia and Ukraine has been accompanied by cyber-attacks against the Ukrainian government and other countries in the region. It is possible that these attacks could have collateral effects on additional critical infrastructure and financial institutions globally, which could adversely affect our operations. It is difficult to assess the likelihood of such threat and any potential impact at this time.

RISKS RELATED TO OUR COMPANY

Our financing facilities contain restrictive covenants that may limit our liquidity and corporate activities, and could have an adverse effect on our financial condition and results of operations.

Our financing facilities either in the form of the bareboat charters in connection with the SLBs of our fleet or senior secured loan agreements contain, and any future financing facilities we may enter into are expected to contain, customary covenants, events of default and termination event clauses, including cross-default provisions and restrictive covenants and performance requirements that may affect our operational and financial flexibility. Such restrictions could affect, and in many respects limit or prohibit, among other things, our ability to incur additional indebtedness, pay dividends, create liens, sell assets, or engage in mergers or acquisitions. These restrictions could also limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect our ability to finance our future operations or capital needs.

Our financing facilities require us to maintain specified financial ratios, satisfy financial covenants and contain cross-default clauses and other representations, including the following:

•	maintain a consolidated leverage ratio of not more than 75%;
•	maintain market adjusted total assets minus total liabilities of at least $60 million,
•	maintain minimum free liquidity of $0.5 million per operating vessel but not less than $4.0 million in aggregate; and
•	assure no change of control of the company takes place, except with the lessor’s/lender’s prior written consent.
As of June 30, 2022, we are in compliance with all covenants in our financing facilities.

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As a result of the restrictions in our financing facilities, or similar restrictions in our future financing facilities, we may need to seek permission from the owners of our leased vessels or banks that finance our vessels in order to engage in certain corporate actions. Their interests may be different from ours and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interest, which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including our financial covenant requirements, could lead to defaults under our financing facilities or any future financing facilities. If we are not in compliance with our covenants and we are not able to obtain covenant waivers or modifications, the current or future owners of our leased vessels or the banks that finance our current of future vessels, as appropriate, could retake possession of our vessels or require us to pay down our indebtedness to a level where we are in compliance with our covenants or sell vessels in our fleet. Events beyond our control, including changes in the economic and business conditions in the shipping markets in which we operate, interest rate developments, changes in the funding costs of our banks, changes in vessel earnings and asset valuations and outbreaks of epidemic and pandemic of diseases, such as the ongoing outbreak of COVID-9, may affect our ability to comply with these covenants. We could lose our vessels if we default on our financing facilities, which would negatively affect our revenues, results of operations and financial condition.

Servicing current and future debt (including SLBs) will limit funds available for other purposes and impair our ability to react to changes in our business.

We must dedicate a portion of our cash flow from operations to pay the principal and interest on our indebtedness. These payments limit funds otherwise available for working capital, capital expenditures and other purposes. As of December 31, 2021, we had a total indebtedness of $153.3 million, excluding deferred finance fees. Our current or future debt could have other significant consequences on our operations. For example, it could:

•	increase our vulnerability to general economic downturns and adverse competitive and industry conditions;
•
require us to dedicate a substantial portion, if not all, of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•	place us at a competitive disadvantage compared to competitors that have less debt or better access to capital;
•	limit our ability to raise additional financing on satisfactory terms or at all; and
•
adversely impact our ability to comply with the financial and other restrictive covenants of our current or future financing arrangements, which could result in an event of default under such agreements.

Furthermore, our current or future interest expense could increase if interest rates increase. If we do not have sufficient earnings, we may be required to refinance all or part of our current or future debt, sell assets, borrow more money or sell more securities, and we cannot guarantee that the resulting proceeds therefrom, if any, will be sufficient to meet our ongoing capital and operating needs.

Our President, Chief Executive Officer and Director has significant influence over us, and a trust established for the benefit of his family may be deemed to beneficially own, directly or indirectly, 100% of our Series D and our Series E Preferred Shares, and an affiliate of his may be deemed to beneficially own 100% our Series F Preferred Shares, and thereby to control the outcome of matters on which our shareholders are entitled to vote.

As of the date of this prospectus Lax Trust, which is an irrevocable trust established for the benefit of certain family members of our President, Chief Executive Officer and Director, Mr. Pistiolis, may be deemed to beneficially own, directly or indirectly, all of the 100,000 outstanding shares of our Series D Preferred Shares. Each Series D Preferred Share carries 1,000 votes. In addition, the Lax Trust, through Family Trading Inc., or Family Trading, may be deemed to beneficially own 13,452 Series E Preferred Shares held by Family Trading, which represent all of the Series E Preferred Shares that are currently outstanding and which are convertible into 7,473,333 shares, calculated as of November 24, 2022. Each Series E Preferred Share carries 1,000 votes. Africanus Inc., an affiliate of Mr. Pistiolis, may be deemed to beneficially own all of the 6,334,442 outstanding shares of our Series F Preferred Shares. Each Series F Preferred Share carries 10 votes.

By the Lax Trust’s beneficial ownership of 100% of our Series D Preferred Shares and Series E Preferred Shares, and Africanus Inc.’s beneficial ownership of 100% of our Series F Preferred Shares, as of the date of this prospectus, the Lax Trust together with Africanus Inc. may be deemed to beneficially own approximately 98% of our total voting power and to control the outcome of matters on which our shareholders are entitled to vote, including the election of our directors and other significant corporate actions. The interests of the Lax Trust, Africanus Inc. or the family of Mr. Pistiolis may be different from your interests.

As a prerequisite for the Navigare Lease (defined below), Mr. Pistiolis personally guaranteed the performance of the bareboat charters connected to the lease, under certain circumstances, and in exchange, we, among other things, amended the Certificate of Designations governing the terms of the Series D Preferred Shares, to adjust the voting rights per share of Series D Preferred Shares such that during the term of the Navigare Lease, the combined voting power controlled by Mr. Pistiolis and the Lax Trust does not fall below a majority of our total voting power, irrespective of any new common or preferred stock issuances, and thereby complying with a relevant covenant of the bareboat charters entered in connection with the Navigare Lease.

We have been subject to litigation in the past and we may be subject to similar or other litigation in the future.

We and certain of our current executive officers were defendants in purported class-action lawsuits pending in the U.S. District Court for the Eastern District of New York, brought on behalf of our shareholders. The lawsuits alleged violations of Sections 9, 10(b), 20(a) and/or 20A of the Securities Exchange Act of 1934, as amended, or the Exchange Act and Rule 10b-5 promulgated hereunder. In connection with these lawsuits, certain co-defendants requested that we indemnify and hold them harmless against all losses, including reasonable costs of defense, arising from the litigation, pursuant to the provisions of the Common Stock Purchase Agreement between us and Kalani.

On August 3, 2019 the Eastern District Court of New York dismissed the case with prejudice. On August 26, 2019, plaintiffs appealed the dismissal to the United States Court of Appeals for the Second Circuit. We filed our response briefs on November 26 and November 27, 2019, and plaintiffs/appellants filed their reply brief on December 11, 2019. The Court of Appeals held oral argument on March 10, 2020 and took the matter under advisement. On April 2, 2020, the Court of Appeals issued a summary order affirming the District Court’s decision dismissing Plaintiffs’ claims and denying leave to amend and the case was finally concluded in our favor.

We may, from time to time, be a party to other litigation in the normal course of business. Monitoring and defending against legal actions, whether or not meritorious, is time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities. In addition, our legal fees and costs incurred in connection with such activities and any legal fees of co-defendants for which we are deemed responsible may be significant and we could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our cash flow, results of operations and financial position.

Table of Contets
With respect to any litigation, our insurance may not reimburse us or may not be sufficient to reimburse us for the expenses or losses we may suffer in contesting and concluding such lawsuit. Furthermore, our insurance does not cover legal fees associated with co-defendants. Substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance applied to the claim, or an adverse result in any litigation may adversely impact our business, operating results or financial condition.

As of the date of this prospectus our operating fleet consists of eight tankers. Any limitation in the availability or operation of these vessels could have a material adverse effect on our business, results of operations and financial condition.

As of the date of this prospectus, our operating fleet consists of one 50,000 dwt MR product tanker, five 157,000 dwt Suezmax crude oil tankers, and two 300,000 dwt Very Large Crude Carriers (VLCCs). Our MR product tanker is M/T Eco Marina Del Ray. Our Suezmax fleet consists of M/T Eco Bel Air, M/T Eco Beverly Hills, M/T Oceano CA, M/T Eco Malibu and M/T Eco West Coast. Our VLCC fleet consists of M/T Julius Caesar and M/T Legio X Equestris. Furthermore, we have a 50% interest in M/T Eco Yosemite Park and M/T Eco Joshua Park, two 50,000 dwt product tankers. If these vessels are unable to generate revenue as a result of off hire time, early termination of the applicable time charter or otherwise, our business, results of operations, financial condition and ability to pay dividends on our common shares could be materially adversely affected.

We expect to be dependent on a limited number of customers for a large part of our revenues, and failure of such counterparties to meet their obligations could cause us to suffer losses or negatively impact our results of operations and cash flows.

During 2021, 100% of our revenues derived from five charterers, BP Shipping Limited (“BP”), Clearlake Shipping Pte Ltd (“Clearlake”), Trafigura Maritime Logistics Pte Ltd (“Trafigura”), Dampskibsselskabet NORDEN A/S (“DS Norden A/S”), and Cargill International SA (“Cargill”). Such agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime industry, the overall financial condition of the counterparty, charter rates received for specific types of vessels, work stoppages or other labor disturbances, including as a result of the ongoing COVID-19 pandemic and various expenses. The combination of a reduction of cash flow resulting from declines in world trade, a reduction in borrowing bases under reserve-based credit facilities and the lack of availability of debt or equity financing may result in a significant reduction in the ability of charterers to make charter payments to us. In addition, in depressed market conditions, charterers and customers may no longer need a vessel that is then under charter or contract or may be able to obtain a comparable vessel at lower rates. As a result, charterers and customers may seek to renegotiate the terms of their existing charter agreements or avoid their obligations under those contracts. Should one of our counterparties fail to honor its obligations under agreements with us, we could sustain significant losses that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we fail to manage our planned growth properly, we may not be able to successfully expand our market share.

We intend to continue to grow our fleet in the future in line with our strategy. Our future growth will primarily depend on our ability to:

•	generate excess cash flow for investment without jeopardizing our ability to cover current and foreseeable working capital needs (including debt service);
•	raise equity and obtain required financing for our existing and new operations;
•	locate and acquire suitable vessels;
•	identify and consummate acquisitions or joint ventures;
•	integrate any acquired business successfully with our existing operations;
•	our manager’s ability to hire, train and retain qualified personnel and crew to manage and operate our growing business and fleet;
•	enhance our customer base; and
•	manage expansion.

Growing any business by acquisition presents numerous risks such as undisclosed liabilities and obligations, difficulty in obtaining additional qualified personnel, managing relationships with customers and suppliers and integrating newly acquired operations into existing infrastructures. We may not be successful in executing our growth plans and we may incur significant additional expenses and losses in connection therewith.

Delays or defaults by the shipyards in the construction of newbuildings could increase our expenses and diminish our net income and cash flows.

As of the date of this prospectus, we do not have any contracts for newbuilding vessels. We may enter into contracts for newbuilding vessels in the future. Vessel construction projects are generally subject to risks of delay that are inherent in any large construction project, which may be caused by numerous factors, including shortages of equipment, materials or skilled labor, unscheduled delays in the delivery of ordered materials and equipment or shipyard construction, failure of equipment to meet quality and/or performance standards, financial or operating difficulties experienced by equipment vendors or the shipyard, unanticipated actual or purported change orders, inability to obtain required permits or approvals, design or engineering changes and work stoppages and other labor disputes, adverse weather conditions or any other events of force majeure. Significant delays could adversely affect our financial position, results of operations and cash flows. Additionally, failure to complete a project on time may result in the delay of revenue from that vessel, and we may continue to incur costs and expenses related to delayed vessels, such as supervision expenses.

Our ability to obtain additional debt financing may be dependent on our ability to charter our vessels, the performance of our charters and the creditworthiness of our charterers.

Our inability to re-charter our vessels and the actual or perceived credit quality of our charterers, and any defaults by them, may materially affect our ability to obtain the additional capital resources that we will require to purchase additional vessels or may significantly increase our costs of obtaining such capital. Our inability to obtain financing, or receiving financing at a higher than anticipated cost, may materially affect our results of operation and our ability to implement our business strategy.

The industry for the operation of tanker vessels and the transportation of oil, petroleum products and chemicals is highly competitive and we may not be able to compete for charters with new entrants or established companies with greater resources.

Table of Contets
We will employ our tankers and any additional vessels we may acquire in a highly competitive market that is capital intensive and highly fragmented. The operation of tanker vessels and the transportation of cargoes shipped in these vessels, as well as the shipping industry in general, is extremely competitive. Competition arises primarily from other vessel owners, including major oil companies as well as independent tanker shipping companies, some of whom have substantially greater resources than we do. Competition for the transportation of oil, petroleum products and chemicals can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter and operate larger fleets through consolidations or acquisitions that may be able to offer better prices and fleets than us.

A limited number of financial institutions hold our cash.

A limited number of financial institutions, including institutions located in Greece, hold all of our cash. Our cash balances have been deposited from time to time with banks in Germany, Holland, Greece and Switzerland amongst others. Our cash balances are not covered by insurance in the event of default by these financial institutions. The occurrence of such a default could have a material adverse effect on our business, financial condition, results of operations and cash flows, and we may lose part or all of our cash that we deposit with such banks.

We may be unable to attract and retain key management personnel and other employees in the international tanker shipping industry, which may negatively impact the effectiveness of our management and our results of operations.

Our success depends to a significant extent upon the abilities and efforts of our management team. All of our executive officers are employees of Central Mare Inc., or Central Mare, a related party affiliated with the family of Mr. Evangelos J. Pistiolis, our President, Chief Executive Officer and Director, and we have entered into agreements with Central Mare for the compensation of Mr. Evangelos J. Pistiolis; Alexandros Tsirikos, our Chief Financial Officer and Director; Vangelis G. Ikonomou our Chief Operating Officer and Konstantinos Patis, our Chief Technical Officer. The loss of any of these individuals could adversely affect our business prospects and financial condition. Difficulty in hiring and retaining personnel could adversely affect our results of operations. We do not maintain “key man” life insurance on any of our officers.

If labor interruptions are not resolved in a timely manner, they could have a material adverse effect on our business, results of operations, cash flows, financial condition and available cash.

Our Fleet Manager, is responsible for recruiting, mainly through a crewing agent, the senior officers and all other crew members for our vessels and all other vessels we may acquire. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out as we expect and could have a material adverse effect on our business, results of operations, cash flows, financial condition and available cash.

If we expand our business, we will need to improve our operations and financial systems and staff; if we cannot improve these systems or recruit suitable employees, our performance may be adversely affected.

Our current operating and financial systems may not be adequate if we implement a plan to expand the size of our fleet, and our attempts to improve those systems may be ineffective. If we are unable to operate our financial and operations systems effectively or to recruit suitable employees as we expand our fleet, our performance may be adversely affected.

A drop in spot charter rates may provide an incentive for some charterers to default on their charters, which could affect our cash flow and financial condition.

When we enter into a time charter or bareboat charter, rates under that charter are fixed throughout the term of the charter. If the spot charter rates in the tanker shipping industry become significantly lower than the time charter equivalent rates that some of our charterers are obligated to pay us under our then existing charters, the charterers may have incentive to default under that charter or attempt to renegotiate the charter. If our charterers fail to pay their obligations, we would have to attempt to re-charter our vessels at lower charter rates, and as a result we could sustain significant losses which could have a material adverse effect on our cash flow and financial condition, which would affect our ability to meet our current or future loans or current leaseback obligations. If our current or future lenders choose to accelerate our indebtedness and foreclose their liens, or if the owners of our leased vessels choose to repossess vessels in our fleet as a result of a default under the SLBs, our ability to continue to conduct our business would be impaired.

An increase in operating costs could decrease earnings and available cash.

Vessel operating costs include the costs of crew, fuel (for spot chartered vessels), provisions, deck and engine stores, insurance and maintenance and repairs, which depend on a variety of factors, many of which are beyond our control. Some of these costs, primarily relating to insurance and enhanced security measures, have been increasing. If any vessels we have or will acquire suffer damage, they may need to be repaired at a dry-docking facility. The costs of dry-docking repairs are unpredictable and can be substantial. Increases in any of these expenses could decrease our earnings and available cash.

The aging of our fleet may result in increased operating costs in the future, which could adversely affect our earnings.

In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As our fleet ages, operating and other costs will increase. In the case of bareboat charters, operating costs are borne by the bareboat charterer. Cargo insurance rates also increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations, including environmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage. As our fleet ages, market conditions might not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

Unless we set aside reserves or are able to borrow funds for vessel replacement, our revenue will decline at the end of a vessel’s useful life, which would adversely affect our business, results of operations and financial condition.

Unless we maintain reserves or are able to borrow or raise funds for vessel replacement, we will be unable to replace the vessels in our fleet upon the expiration of their remaining useful lives, which we estimate to be 25 years from the date of initial delivery from the shipyard. Our cash flows and income are dependent on the revenues earned by the chartering of our vessels to customers. If we are unable to replace the vessels in our fleet upon the expiration of their useful lives, our business, results of operations and financial condition will be materially and adversely affected.

Purchasing and operating secondhand vessels may result in increased operating costs and vessels off-hire, which could adversely affect our earnings.

Table of Contets
We may expand our fleet through the acquisition of secondhand vessels. While we rigorously inspect previously owned or secondhand vessels prior to purchase, this does not normally provide us with the same knowledge about their condition and cost of any required (or anticipated) repairs that we would have had if these vessels had been built for and operated exclusively by us. Accordingly, we may not discover defects or other problems with such vessels prior to purchase. Any such hidden defects or problems, when detected, may be expensive to repair, and if not detected, may result in accidents or other incidents for which we may become liable to third parties. Also, when purchasing previously owned vessels, we do not receive the benefit of warranties from the builders if the vessels we buy are older than one year. In general, the costs to maintain a vessel in good operating condition increase with the age and type of the vessel. In the case of chartered-in vessels, we run the same risks.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

We may not have adequate insurance to compensate us if we lose any vessels that we acquire.

We carry insurance for all vessels we acquire against those types of risks commonly insured against by vessel owners and operators. These insurances include hull and machinery insurance, protection and indemnity insurance (which includes environmental damage and pollution insurance coverage), freight demurrage and defense and war risk insurance. Reasonable insurance rates can best be obtained when the size and the age/trading profile of the fleet is attractive. As a result, rates become less competitive as a fleet downsizes.

In the future, we may not be able to obtain adequate insurance coverage at reasonable rates for the vessels we acquire. The insurers may not pay particular claims. Our insurance policies also contain deductibles for which we will be responsible as well as limitations and exclusions that may increase our costs or lower our revenue.

We may be subject to increased premium payments, or calls, as we obtain some of our insurance through protection and indemnity associations.

We may be subject to increased premium payments, or calls, in amounts based on our claim records and the claim records of our Fleet Manager as well as the claim records of other members of the protection and indemnity associations through which we receive insurance coverage for tort liability, including pollution-related liability. In addition, our protection and indemnity associations may not have enough resources to cover claims made against them. Our payment of these calls could result in significant expense to us, which could have a material adverse effect on our business, results of operations and financial condition.

Increasing scrutiny and changing expectations from investors, lenders and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

Companies across all industries are facing increasing scrutiny relating to their ESG policies. Investor advocacy groups, certain institutional investors, investment funds, lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. The increased focus and activism related to ESG and similar matters may hinder access to capital, as investors and lenders may decide to reallocate capital or to not commit capital as a result of their assessment of a company’s ESG practices. Companies which do not adapt to or comply with investor, lender or other industry shareholder expectations and standards, which are evolving, or which are perceived to have not responded appropriately to the growing concern for ESG issues, regardless of whether there is a legal requirement to do so, may suffer from reputational damage and the business, financial condition, and/or stock price of such a company could be materially and adversely affected.

We may face increasing pressures from investors, lenders and other market participants, who are increasingly focused on climate change, to prioritize sustainable energy practices, reduce our carbon footprint and promote sustainability. As a result, we may be required to implement more stringent ESG procedures or standards so that our existing and future investors and lenders remain invested in us and make further investments in us. If we do not meet these standards, our business and/or our ability to access capital could be harmed.

Additionally, certain investors and lenders may exclude shipping companies, such as us, from their investing portfolios altogether due to environmental, social and governance factors.  These limitations in both the debt and equity capital markets may affect our ability to develop as our plans for growth may include accessing the equity and debt capital markets.  If those markets are unavailable, or if we are unable to access alternative means of financing on acceptable terms, or at all, we may be unable to implement our business strategy, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service our indebtedness. Further, it is likely that we will incur additional costs and require additional resources to monitor, report and comply with wide ranging ESG requirements.  The occurrence of any of the foregoing could have a material adverse effect on our business and financial condition.

Technological innovation and quality and efficiency requirements from our customers could reduce our charter hire income and the value of our vessels.

Our customers, in particular those in the oil industry, have a high and increasing focus on quality and compliance standards with their suppliers across the entire supply chain, including the shipping and transportation segment. Our continued compliance with these standards and quality requirements is vital for our operations. Charter hire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new vessels are built that are more efficient or more flexible or have longer physical lives than our vessels, competition from these more technologically advanced vessels could adversely affect the amount of charter hire payments we receive for our vessels, and the resale value of our vessels could significantly decrease which may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

Our vessels may call in ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims that could have an adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

Maritime claimants could arrest our vessels or vessels we acquire, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against that vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lienholder may enforce its lien by “arresting” or “attaching” a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels or vessels we acquire could result in a significant loss of earnings for the related off-hire period. In addition, in jurisdictions where the “sister ship” theory of liability applies, a claimant may arrest the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. In countries with “sister ship” liability laws, claims might be asserted against us or any of our vessels for liabilities of other vessels that we own.

Table of Contets
Governments could requisition our vessels or vessels we acquire during a period of war or emergency, resulting in loss of earnings.

A government could requisition vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes the owner. Requisition for hire occurs when a government takes control of a vessel and effectively becomes the charterer at dictated charter rates. Generally, requisitions occur during a period of war or emergency. Government requisition of any of our vessels or vessels we acquire could negatively impact our revenues should we not receive adequate compensation.

U.S. federal tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. shareholders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Income derived from the performance of services does not constitute “passive income” for this purpose. U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

In general, income derived from the bareboat charter of a vessel should be treated as “passive income” for purposes of determining whether a foreign corporation is a PFIC, and such vessel should be treated as an asset which produces or is held for the production of “passive income.”  On the other hand, income derived from the time charter of a vessel should not be treated as “passive income” for such purpose, but rather should be treated as services income; likewise, a time chartered vessel should generally not be treated as an asset which produces or is held for the production of “passive income.”

We believe that we were not a PFIC for our 2014 through 2021 taxable years and do not expect to be treated as a PFIC in subsequent taxable years. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities does not constitute ‘‘passive income,’’ and the assets that we own and operate in connection with the production of that income do not constitute passive assets.

There is, however, no direct legal authority under the PFIC rules addressing our proposed method of operation. Accordingly, no assurance can be given that the United States Internal Revenue Service, or IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if there were to be changes in the nature and extent of our operations.

Our U.S. shareholders may face adverse U.S. federal income tax consequences and certain information reporting obligations as a result of us being treated as a PFIC.  Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders, as discussed below under “Taxation– U.S. Federal Income Consequences—U.S. Federal Income Taxation of U.S. Holders”), such shareholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of their common shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of the common shares.  See “Taxation —U.S. Federal Income Consequences—U.S. Federal Income Taxation of U.S. Holders” for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders as a result of our status as a PFIC.

We are subject to U.S. federal income tax on our U.S. source income, which will reduce our earnings.

Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, 50% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source shipping income and such income is subject to a 4% U.S. federal income tax without allowance for deduction, unless that corporation qualifies for exemption from tax under Section 883 of the Code.

We did not qualify for the tax exemption under Section 883 of the Code for our 2021 taxable year. Therefore, we and our subsidiaries are subject to an effective 2% U.S. federal income tax on the gross shipping income we derived during 2021 that is attributable to the transport of cargoes to or from the United States. The amount of this tax that we paid for our 2021 taxable year was approximately $108,000.

We are a “foreign private issuer,” which could make our common shares less attractive to some investors or otherwise harm our stock price.

We are a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. As a “foreign private issuer” the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of common shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the Commission. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies. These factors could make our common shares less attractive to some investors or otherwise harm our stock price.

RISKS RELATED TO OUR RELATIONSHIP WITH OUR FLEET MANAGER AND ITS AFFILIATES

We are dependent on our Fleet Manager to perform the day-to-day management of our fleet.

Table of Contets
Our executive management team, provided by Central Mare, consists of Evangelos J. Pistiolis; Alexandros Tsirikos, our Chief Financial Officer and Director; Vangelis G. Ikonomou our Chief Operating Officer and Konstantinos Patis, our Chief Technical Officer. We subcontract the day-to-day vessel management of our fleet, including crewing, maintenance and repair to our Fleet Manager. Furthermore, upon delivery of any vessels we may acquire, we expect to subcontract their day-to-day management to our Fleet Manager. Our Fleet Manager is a related party affiliated with the family of Mr. Pistiolis. We are dependent on our Fleet Manager for the technical and commercial operation of our fleet as well as for all accounting and reporting functions and the loss of our Fleet Manager’s services or its failure to perform obligations to us could materially and adversely affect the results of our operations. If our Fleet Manager suffers material damage to its reputation or relationships it may harm our ability to:

•	continue to operate our vessels and service our customers;
•	renew existing charters upon their expiration;
•	obtain new charters;
•	obtain financing on commercially acceptable terms;
•	obtain insurance on commercially acceptable terms;
•	maintain satisfactory relationships with our customers and suppliers; and
•	successfully execute our growth strategy.

Our Fleet Manager is a privately held company and there may be limited or no publicly available information about it.

Our Fleet Manager is a privately held company. The ability of our Fleet Manager to provide services for our benefit will depend in part on its own financial strength. Circumstances beyond our control could impair our Fleet Manager’s financial strength, and there may be limited publicly available information about its financial condition. As a result, an investor in our common shares might have little advance warning of problems affecting our Fleet Manager, even though these problems could have a material adverse effect on us.

Our Fleet Manager may have conflicts of interest between us and its other clients.

We subcontract the day-to-day vessel management of our fleet, including crewing, maintenance and repair to our Fleet Manager. Our Fleet Manager may provide similar services for vessels owned by other shipping companies, and it also may provide similar services to companies with which our Fleet Manager is affiliated. These responsibilities and relationships could create conflicts of interest between our Fleet Manager’s performance of its obligations to us, on the one hand, and our Fleet Manager’s performance of its obligations to its other clients, on the other hand. These conflicts may arise in connection with the crewing, supply provisioning and operations of the vessels in our fleet versus vessels owned by other clients of our Fleet Manager. In particular, our Fleet Manager may give preferential treatment to vessels owned by other clients whose arrangements provide for greater economic benefit to our Fleet Manager. These conflicts of interest may have an adverse effect on our results of operations.

RISKS RELATING TO THIS OFFERING AND OUR COMMON SHARES AND WARRANTS

The market price and trading volume of our common shares may continue to be highly volatile, which could lead to a loss of all or part of a shareholder’s investment.

The market price of our common shares has fluctuated widely since our common shares began trading in July of 2004 on Nasdaq. During the period from January 1, 2022 to November 30, 2022, the trading price of our common shares has fluctuated from an intra-day high of $32.80 on March 7, 2022 to an intra-day low of $2.02 on November 29, 2022.

The market price of our common shares is affected by a variety of factors, including:

•	fluctuations in interest rates;
•	fluctuations in the availability or the price of oil and chemicals;
•	fluctuations in foreign currency exchange rates;
•	announcements by us or our competitors;
•	changes in our relationships with customers or suppliers;
•	actual or anticipated fluctuations in our semi-annual and annual results and those of other public companies in our industry;
•	changes in United States or foreign tax laws;
•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars or other conflicts, including the war in Ukraine.
•	actual or anticipated fluctuations in our operating results from period to period;
•	shortfalls in our operating results from levels forecast by securities analysts;
•	market conditions in the shipping industry and the general state of the securities markets;
•	business interruptions caused by the ongoing outbreak of COVID-19;
•	mergers and strategic alliances in the shipping industry;
•	changes in government regulation;
•	a general or industry-specific decline in the demand for, and price of, shares of our common shares resulting from capital market conditions independent of our operating performance;
•	the loss of any of our key management personnel;
•	our failure to successfully implement our business plan;
•	issuance of shares; and
•	stock splits / reverse stock splits.

In addition, over the last few years, the stock market has experienced price and volume fluctuations, including due to factors relating to the ongoing outbreak of COVID-19 and the war in Ukraine, and this volatility has sometimes been unrelated to the operating performance of particular companies. As a result, there is a potential for rapid and substantial decreases in the price of our common shares, including decreases unrelated to our operating performance or prospects. This market and share price volatility relating to the effects of COVID-19 or the war in Ukraine, as well as general economic, market or political conditions, has and could further reduce the market price of our common shares in spite of our operating performance and could also increase our cost of capital, which could prevent us from accessing debt and equity capital on terms acceptable to us or at all.

In addition, the market price and trading volume of our common shares have very recently and at certain other times in the past exhibited, and may continue to exhibit, extreme volatility, including within a single trading day. Such volatility could cause purchasers of our common shares to incur substantial losses. For example, on November 30, 2022, the trading price of our common shares ranged from an intra-day high of $4.38 to an intra-day low of $2.03, on trading volume of approximately 23.6 million shares, and on October 5, 2022, the trading price of our common shares ranged from an intra-day high of $11.60 to an intra-day low of $5.28, on trading volume of approximately 40.8 million shares. During the period from January 1, 2022 to November 30, 2022, the trading price of our common shares has fluctuated from an intra-day high of $32.80 on March 7, 2022 to an intra-day low of $2.02 on November 29, 2022, with an average daily trading volume of approximately 800,000 shares. With respect to certain such instances of trading volatility, including on November 30, 2022, we are not aware of any material changes in our financial condition or results of operations that would explain such price volatility or trading volume, which we believe reflect market and trading dynamics unrelated to our operating business or prospects and outside of our control. We are thus unable to predict when such instances of trading volatility will occur or how long such dynamics may last. Under these circumstances, we would caution you against investing in our common shares unless you are prepared to incur the risk of incurring substantial losses.

A proportion of our common shares may be traded by short sellers which may put pressure on the supply and demand for our common shares, creating further price volatility. In particular, a possible “short squeeze” due to a sudden increase in demand of our common shares that largely exceeds supply may lead to sudden extreme price volatility in our common shares. Investors may purchase our common shares to hedge existing exposure in our common shares or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of common shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may in turn, dramatically increase the price of our common shares until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze.” Following such a short squeeze, once investors purchase the shares necessary to cover their short position, the price of our common shares may rapidly decline. A short squeeze could lead to volatile price movements in our shares that are not directly correlated to the performance or prospects of our company and could cause purchasers of our common shares to incur substantial losses.

Further, shareholders may institute securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Table of Contets
 There is no guarantee of a continuing public market for you to resell our common shares.

Our common shares currently trade on the Nasdaq Capital Market. We cannot assure you that an active and liquid public market for our common shares will continue and you may not be able to sell your common shares in the future at the price that you paid for them or at all. The price of our common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the shipping industry;
•	market conditions in the shipping industry and the general state of the securities markets;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts; and
•	announcements concerning us or our competitors.

Further, a lack of trading volume in our stock may affect investors’ ability to sell their shares. Our common shares have periodically had low daily trading volumes in the market. As a result, investors may be unable to sell all or any of their shares in the desired time period, or may only be able to sell such shares at a significant discount to the previous closing price.

Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions.

On March 11, 2019, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). On August 22, 2019 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on September 5, 2019.

On December 26, 2019, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On April 17, 2020 we received a written notification from Nasdaq granting an extension to the grace period for regaining compliance. On August 7, 2020 we effectuated a one-for-twenty-five reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on August 25, 2020.

On January 26, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the preceding 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On March 22, 2022, we announced that Nasdaq had notified us that we had regained compliance with the minimum bid price requirement.

On May 18, 2022, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. Pursuant to the Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until November 14, 2022. On September 23, 2022 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on October 7, 2022.

A continued decline in the closing price of our common shares on Nasdaq could result in suspension or delisting procedures in respect of our common shares. The commencement of suspension or delisting procedures by an exchange remains, at all times, at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted common shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such common shares. A suspension or delisting would likely decrease the attractiveness of our common shares to investors and constitutes a breach under certain of our credit agreements as well as constitutes an event of default under certain classes of our preferred stock and would cause the trading volume of our common shares to decline, which could result in a further decline in the market price of our common shares.

Finally, if the volatility in the market continues or worsens, it could have a further adverse effect on the market price of our common shares, regardless of our operating performance.

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering. The net proceeds of this offering, after deducting the Placement Agent’s commissions and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, repayment of senior secured debt, redemption of preferred shares, or the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify (please see “Use of Proceeds”). Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We issued common shares in the past through various transactions, and we may do so in the future without shareholder approval, which may dilute our existing shareholders, depress the trading price of our securities and impair our ability to raise capital through subsequent equity offerings.

We have already sold large quantities of our common shares, and securities convertible into common shares, pursuant to previous public and private offerings of our equity and equity-linked securities. We currently have an effective registration statement on Form F-3 (333-267170), for the registered sale of $200 million of our securities. We also have 13,452 Series E Preferred Shares outstanding, which are convertible into 7,473,333 shares, calculated as of the date of this prospectus. All of the Series E Preferred Shares and the common shares issuable on conversion of the Series E Preferred Shares are beneficially owned by the Lax Trust, an irrevocable trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, our President, Chief Executive Officer and Director. In addition, the outstanding October 2022 Warrants are exercisable to purchase up to 1,072,725 common shares at an exercise price of $6.75 per share.

Table of Contets
Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, redemptions of our Series E or Series F Preferred Shares, or any future equity incentive plan, without shareholder approval, in a number of circumstances. Our existing shareholders may experience significant dilution if we issue shares in the future at prices below the price at which previous shareholders invested. We are also offering pre-funded warrants in this prospectus. Our issuance of additional common shares upon the exercise of the pre-funded warrants would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and the market price of our common shares could decline.

Our issuance of additional shares of common shares or other equity securities of equal or senior rank would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for dividends payable on the shares of our common shares may decrease;

•	the relative voting strength of each previously outstanding common share may be diminished; and

•	the market price of the shares of our common shares may decline.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders or by holders of securities convertible into common shares, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our Third Amended and Restated Articles of Incorporation, as amended, authorizes our Board of Directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.

Investors may experience significant dilution as a result of this offering and future offerings.

We are offering up to 4,966,887 common shares, based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022, which is approximately 58.4% of our issued and outstanding common shares on a pro forma basis, through this offering pursuant to this prospectus. In addition, we are selling Class C Warrants to purchase up to 4,966,887 common shares, based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. In addition, we may offer additional common shares in the future, which may result in additional significant dilution, a decrease in the amount of cash available for dividends payable on our common shares, diminishment of the relative voting strength of each previously outstanding common share and/or a decline in the market price of our common shares.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common shares, and securities convertible into common shares, and we may do so in the future. Shares to be issued in future equity offerings could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The issuance of common shares in this offering may trigger anti-dilution provisions in our Series E Preferred Shares and affect the interests of our common shareholders.

The Series E Preferred Shares contain anti-dilution provisions that have been triggered by securities we have issued, including common shares, convertible preferred shares, and warrants, and could further be triggered by future issuances of the same or similar types of securities, depending on the offering price of equity issuances, the conversion price or formula of convertible shares or the exercise price or formula of warrants. Any issuance of common shares, including in this offering, below the applicable fixed conversion price of the Series E Preferred Shares would result in an adjustment downward of the Series E Preferred Shares fixed conversion price and could result in a corresponding increase in the number of common shares each Series E Share is converted into. Moreover, future issuance of other equity or debt convertible into or issuable or exchangeable for common shares at a price per share less than the current fixed conversion price of the Series E Preferred Shares would result in similar adjustments. These adjustments could increase the number of common shares issuable upon conversion of the Series E Preferred Shares, dilute the interests of our common shareholders and affect the trading price for our common shares. Furthermore, the Series E Preferred Shares conversion price is equal to the lesser of the fixed conversion price, subject to adjustment as described above, and a variable conversion price, namely 80% of the lowest daily Volume-Weighted Average Price (“VWAP”) of our common shares over the 20 consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice. However, in no case can the conversion price be less than $0.60 (“Floor Price”). As of November 24, 2022, because of the operation of this variable conversion price, the Series E Preferred Shares had a conversion price equal to $1.80 and are convertible into 7,473,333 common shares.

Table of Contets
Anti-takeover provisions in our organizational documents could have the effect of discouraging, delaying or preventing a merger or acquisition, which could reduce the market price of our common shares.

Several provisions of our Third Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-laws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable.
These provisions include:
•	authorizing our Board of Directors to issue “blank check” preferred stock without stockholder approval;
•	providing for a classified Board of Directors with staggered, three-year terms;
•	prohibiting cumulative voting in the election of directors;
•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for the directors;
•	prohibiting shareholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;
•	limiting the persons who may call special meetings of shareholders;
•	establishing advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted on by shareholders at shareholder meetings; and
•	restricting business combinations with interested shareholders.

In addition, we have entered into a stockholders rights agreement that makes it more difficult for a third party to acquire a significant stake in the Company without the support of our Board of Directors.

The above anti-takeover provisions and the provisions of our stockholders rights agreement could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our Third Amended and Restated Articles of Incorporation, as amended, our By-laws, and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.

It may not be possible for investors to serve process on or enforce U.S. judgments against us.

We and all of our subsidiaries are incorporated in jurisdictions outside the U.S. and substantially all of our assets and those of our subsidiaries are located outside the U.S. In addition, all of our directors and officers are non-residents of the U.S., and all or a substantial portion of the assets of these non-residents are located outside the U.S. As a result, it may be difficult or impossible for U.S. investors to serve process within the U.S. upon us, our subsidiaries or our directors and officers or to enforce a judgment against us for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries are located (1) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against us or our subsidiaries based on those laws.

Our By-laws provide that the High Court of the Republic of Marshall Islands shall be the sole and exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our By-laws provide that, unless the Company consents in writing to the selection of an alternative forum, the High Court of the Republic of Marshall Islands, shall be the sole and exclusive forum for (i) any shareholders’ derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Business Corporations Act of the Republic of the Marshall Islands, or (iv) any action asserting a claim governed by the internal affairs doctrine. This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits with respect to such claims.

We may not achieve the intended benefits of having a forum selection provision if it is found to be unenforceable.

Our By-laws include a forum selection provision as under the section herein entitled “Description of Share Capital – Shareholders’ Derivative Actions”. However, the enforceability of similar forum selection provisions in other companies’ governing documents has been challenged in legal proceedings, and it is possible that in connection with any action a court could find the forum selection provision contained in our By-laws to be inapplicable or unenforceable in such action. If a court were to find the forum selection provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

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The Class C Warrants and pre-funded warrants are speculative in nature.

The Class C Warrants and pre-funded warrants offered hereby do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Specifically, commencing on the date of issuance, holders of the pre-funded warrants could acquire the common shares issuable upon exercise of such warrants at an exercise price of $0.0001 per common share and holders of the Class C Warrants may acquire the common shares issuable upon the exercise of such warrants at an exercise price of $      per common share. Moreover, following this offering, the market value of the Class C Warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the Class C Warrants and pre-funded warrants will equal or exceed their public offering price.

There is no public market for the Class C Warrants or pre-funded warrants being offered in this offering and we do not expect one to develop.

There is presently no established public trading market for the Class C Warrants or pre-funded warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Class C Warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Class C Warrants and pre-funded warrants will be limited.

Purchasers of our Class C Warrants or pre-funded warrants will not have any rights of common shareholders until common shares are issued upon exercise of such Class C Warrants or pre-funded warrants.

The Class C Warrants and pre-funded warrants being offered do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price.

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the Units in this offering on a best efforts basis. The Placement Agent is not required to purchase any securities, but will use their best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan.

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USE OF PROCEEDS

We estimate that our net proceeds from the maximum offering amount of the sale of 4,966,887 Units, consisting of our common shares or pre-funded warrants and Class C Warrants, in this offering will be approximately $13.9 million, after deducting placement agent fees and estimated offering expenses payable by us and assuming no exercise of the Class C Warrants, based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022.

However, this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. The net proceeds of this offering, after deducting the transaction fee payable to the Placement Agent and our estimated offering expenses, will be used for general corporate purposes, which may include, among other things, repayment of senior secured debt, redemption of preferred shares, or the acquisition of additional vessels in accordance with our business strategy. However, we have not identified any potential acquisitions, and we can provide no assurance that we will be able to complete the acquisition of any additional vessels that we are able to identify. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Table of Contets
PLAN OF DISTRIBUTION

We are offering up to 4,966,887 Units, based on an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022, each consisting of a common share or pre-funded warrant and one Class C Warrant to purchase one common share, for gross proceeds of up to $15.0 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of      , 2022, we have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on      , 2022.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 6% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $75,000.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

	Per Unit consisting of common shares	Per Unit consisting of pre-funded warrants
Public Offering Price per Unit	$	$
Placement Agent fees	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $175,000, all of which are payable by us. This figure includes the Placement Agent’s accountable expenses, including, but not limited to, legal fees for Placement Agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $75,000.

The Financial Industry Regulatory Authority, Inc. has reviewed the proposed terms and arrangements of the compensation to be paid to the Placement Agent in connection with this offering.

Lock-Up Agreements

We and each of our officers and directors as of the date of this prospectus have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common shares or other securities convertible into or exercisable or exchangeable for our common shares for a period of 45 days after this offering is completed without the prior written consent of the Placement Agent.

The Placement Agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Placement Agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price and Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the Class C Warrants and pre-funded warrants included in the Units that we are offering, were negotiated between us and the investors in the offering based on the trading of our common shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Class C Warrants included in the Units and pre-funded warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

Our common shares are listed on Nasdaq under the symbol “TOPS”.

Table of Contets
CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2022:

1.	on an actual basis;

2.	on an as adjusted basis to give effect to the following transactions which occurred between June 30, 2022 and November 30, 2022:

•
the redemption of 865,558 of the Series F Preferred Shares in July 2022 for an aggregate amount of approximately $10.4 million, resulting in 6,334,442 of the Series F Preferred Shares remaining outstanding;

•
the cancellation of 6,435 of common shares due to the reverse stock split effected on September 23, 2022 and the payment of $15.5 thousand in cash-in-lieu remuneration to the fractional common shareholders;

•	the exercise of 9,603,000 pre-funded warrants for $960 in July 2022 that resulted in the issuance of 480,150 of our common shares;

•	$5.8 million of scheduled debt repayments under the ABN Amro, the Cargill, the second AVIC, second CMBFL and the Alpha Bank facilities;

•	the issuance in October 2022 of 715,150 common shares upon exercise of common share purchase warrants issued on June 7, 2022, for net proceeds of approximately $4.5 million;

3.
on an as further adjusted basis, to give effect to (i) the issuance and sale of 4,966,887 Units consisting of one common share and one Class C Warrant to purchase one common share at an assumed public offering price of $3.02 per Unit, equal to the closing price of our common shares on the Nasdaq Capital Market on November 30, 2022, and (ii) total expenses of the offering amount, which include registration, filing and listing fees, printing fees and legal and accounting expenses amounting to $175,000 and the Placement Agent fee of 6% of the aggregate gross cash proceeds, resulting in net proceeds to the Company amounting to $13.9 million.

Table of Contets
(Unaudited, Expressed in thousands of U.S. Dollars, except number of shares and per share data)	Actual	As Adjusted	As Further Adjusted
Debt:(1) (2)
Current portion of long term debt	14,949	14,994	14,994
Non-current portion of long term debt	229,509	223,624	223,624
Total debt	244,458	238,618	238,618
Mezzanine equity:
Preferred stock Series E, $0.01 par value; 13,452 shares issued and outstanding at June 30, 2022, as adjusted and as further adjusted and Preferred stock Series F, $0.01 par value; 7,200,000 shares issued and outstanding at June 30, 2022 and 6,334,442 as adjusted and as further adjusted	102,542	92,155	92,155
Shareholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 2,356,041 shares issued and outstanding at June 30, 2022, 3,544,906 common shares issued and outstanding as adjusted and 8,511,793 common shares issued and outstanding as further adjusted	23	35	85
Preferred stock Series D, $0.01 par value; 100,000 shares issued and outstanding at June 30, 2022 as adjusted and as further adjusted	1	1	1
Additional paid-in capital	416,717	421,207	435,082
Accumulated deficit	(328,149)	(328,149)	(328,149)
Total Shareholders’ and Mezzanine equity	191,134	185,249	199,174
Total capitalization	435,592	423,867	423,867

(1)	The capitalization table does not take into account any loan fees for the new loans and sale and leaseback financings or any amortization of deferred finance fees incurred after June 30, 2022.

(2)	Our indebtedness (both current and non-current portions), is secured by titles on our vessels and/or by mortgages on our vessels and is guaranteed by us.

Table of Contets
BUSINESS

This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. See the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors”.

For information on our business overview, fleet, chartering strategy, management of our fleet, fleet development and borrowing activities please refer to the section entitled “Prospectus Summary”.

  History and Development of the Company

Our predecessor, Ocean Holdings Inc., was formed as a corporation in January 2000 under the laws of the Republic of the Marshall Islands and renamed Top Tankers Inc. in May 2004. In December 2007, Top Tankers Inc. was renamed TOP Ships Inc. Our common shares are currently listed on Nasdaq under the symbol "TOPS." The current address of our principal executive office is 1 Vasilisis Sofias and Megalou Alexandrou Str, 15124 Maroussi, Greece. The telephone number of our registered office is +30 210 812 8107. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. The address of our Internet site is https://www.topships.org.

On January 11, 2019, we entered into a warrant exchange agreement with the sole holder of the warrants issued in a registered direct offering in October 2018 (the “2018 Warrants”) for the reduction of the exercise price of said warrants from $15,000 to $10,200. On the same date 300,000 2018 Warrants were exercised into 30 common shares. On February 5, 2019, we entered an amendment of the 2018 Warrants for the reduction of the exercise price of said warrants from $10,200 to $7,000. On the same date 714,285 2018 Warrants were exercised into 71 common shares. Between February 21 and February 25, 2019 the remaining 932,715 2018 Warrants were exercised into 1,865 common shares.

On January 30, 2019, we took delivery of M/T Eco California. On February 4, 2019 the vessel commenced its’ time charter agreement with Shell Tankers Singapore Private Limited (“Shell”). In November 2020, we sold this vessel (see below for further information).

On March 11, 2019, we received written notification from Nasdaq, indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5450(a)(1). We regained compliance on September 9, 2019.

On March 13, 2019, we took delivery of M/T Eco Marina Del Ray. On March 18, 2019 the vessel commenced its time charter agreement with Cargill and concurrently agreements were consummated for the vessel’s SLB to Cargill.

On April 1, 2019, we announced the sale of 27,129 newly issued Series E Preferred Shares at a price of $1,000 per share to Family Trading, in exchange for the full and final settlement of the loan facility between us and Family Trading dated December 23, 2015, as amended. For more information please see “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” and “Item 10. Additional Information—B. Memorandum and Articles of Association.”

On April 5, 2019, we announced the delivery to us of the 157,000 dwt newbuilding Suezmax vessel M/T Eco Bel Air, constructed at the Hyundai Samho shipyard in South Korea.

On May 9, 2019, we announced the delivery to us of the 157,000 dwt newbuilding Suezmax vessel M/T Eco Beverly Hills, constructed at the Hyundai Samho shipyard in South Korea.

On July 15, 2019, we entered into SLBs with Oriental Fleet International Company Limited, a non-affiliated party, for M/T Stenaweco Excellence, and on August 30, 2019 for M/T Stenaweco Energy and M/T Stenaweco Evolution. The sale and leaseback of the M/T Stenaweco Excellence took place on July 15, 2019 and the sale and leasebacks of the M/T Stenaweco Energy and M/T Stenaweco Evolution took place on November 20, 2019. Prior to the aforementioned sale and lease backs, on November 20, 2019, we exercised the purchase options on the operating leases of the M/T Stenaweco Energy and M/T Stenaweco Evolution for a total of $47.9 million. Following the sales, we bareboat chartered back the three vessels for periods of ten years at bareboat hire rates comprising of financing principal based on straight-line amortization with a balloon payment at maturity plus interest based on the three months Libor plus 3.90% per day. As part of this transaction, we had continuous options to buy back the vessels at purchase prices stipulated in the bareboat agreements depending on when the option is exercised and at the end of the ten-year period we have an obligation to purchase the vessels. The gross proceeds from the sale of the M/T Stenaweco Excellence were $25.6 million and the total gross proceeds for the M/T Stenaweco Energy and M/T Stenaweco Evolution were $45.8 million.

From July 25, 2019 to March 19, 2020, we redeemed 33,798 of Series E Preferred Shares for an aggregate purchase price of $38.9 million.

On July 31, 2019, all outstanding warrants that we issued on July 11, 2014 (the “2014 Warrants”) expired.

On August 22, 2019, we effected a one-for-twenty reverse stock split of our common shares. There was no change in the number of our authorized common shares. All share amounts in this report, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

On September 13, 2019, we closed an underwritten public offering of an aggregate of 3,160 common shares (or pre-funded warrants to purchase common shares in lieu thereof, the Pre-Funded Warrants), warrants, or the Traditional Warrants, to purchase up to 3,580 of our common shares and an overallotment option of up to 9,480 shares, together the September 2019 Transaction. This resulted in gross proceeds of $10.5 million before deducting underwriting discounts, commissions and other offering expenses. The gross proceeds include the partial exercise of 170 common shares of the underwriter’s over-allotment option granted in connection with the offering. From September 13 to December 31, 2019, 2,490 common shares were issued pursuant to the cashless exercise of 1,778,700 Traditional Warrants. The Traditional Warrants expired on December 31, 2019.

On October 17, 2019, we entered into a deed of Amendment for the AT Bank Bridge Facility Note dated March 22, 2019 in the amount of $10.5 million, or the AT Note, which among other things, extended the maturity date of the AT Bank Bridge Note for one year to March 31, 2021.

On November 6, 2019, we entered into a placement agent agreement with Maxim Group LLC relating to the sale of our securities, or the November 2019 Placement Agent Agreement. Pursuant to the November 2019 Placement Agent Agreement, we entered into a Securities Purchase Agreement, or the November 2019 Purchase Agreement, with certain institutional investors in connection with a registered direct offering of an aggregate of 8,400 of our common shares at a public offering price of $1,000.00 per share, registered on our Registration Statement on Form F-3 (333-215577), or the November 2019 Registered Offering. Concurrently with the November 2019 Registered Offering and pursuant to the November 2019 Purchase Agreement, we also commenced a private placement whereby we issued and sold Class A warrants to purchase up to 8,400 of our common shares, or the Class A Warrants, and Class B warrants to purchase up to 8,400 of our common shares, or the Class B Warrants.

Table of Contets
On December 18, 2019, we purchased 100% of the issued and outstanding shares of Santa Catalina Inc., a Marshall Islands company that had entered into a new building contract for a high specification scrubber-equipped, 50,000 dwt MR product/chemical tanker to be named Eco Los Angeles delivered on February 10, 2020 from Hyundai Mipo Dockyard Co., Ltd. in South Korea. We acquired the shares from an entity affiliated with our Chief Executive Officer for an aggregate purchase price of $7.2 million. We also purchased 100% of the issued and outstanding shares of Santa Monica Inc., a Marshall Islands company that had entered into a new building contract for a high specification scrubber-equipped, 50,000 dwt MR product/chemical named Eco City of Angels delivered on February 17, 2020 from Hyundai Mipo Dockyard Co., Ltd. in South Korea. We acquired the shares from an entity affiliated with our Chief Executive Officer for an aggregate purchase price of $7.2 million. Following their delivery, both vessels entered into time charters with Trafigura for a firm duration of three years, with charterer’s option to extend for two additional years.

On December 26, 2019, we received a written notification from Nasdaq indicating that because the closing bid price of our common shares for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement under Nasdaq rules. On April 17, 2020 we received a written notification from Nasdaq granting an extension to the grace period for regaining compliance. On August 7, 2020 we effectuated a one-for-twenty-five reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on August 25, 2020.

On January 3, 2020, we announced that we agreed to sell two MR1 Product Tankers, the M/T Eco Fleet and the M/T Eco Revolution (each weighing 39,000 dwt) to unaffiliated third parties.  On January 14, 2020, the M/T Eco Revolution was delivered to its buyer and we received gross proceeds of $23.0 million, part of which were used to prepay in full the outstanding amount of $15.1 million under tranche A of our loan facility with ABN AMRO, or the ABN Facility.  On January 21, 2020, the M/T Eco Fleet was delivered to its buyer and we received $21.0 million, part of which were used to prepay in full the outstanding amount of $14.4 million under tranche B of the ABN Facility, resulting in the full prepayment of the ABN Facility.

On February 10 and February 17, 2020 we took delivery of M/T Eco Los Angeles and M/T Eco City of Angels from the Hyundai Mipo Dockyard Co., Ltd. in South Korea respectively.

Between January 22 and February 21, 2020, all of the Class A Warrants (4,200,000 warrants) were exercised on a cashless basis into 3,360 of our common shares. No Class B Warrants were exercised prior to their expiration on May 7, 2021.

On February 12, 2020, we entered into an Equity Distribution Agreement with Maxim Group LLC, as sales agent, under which we could offer and sell, from time to time through Maxim, up to $5.0 million of our common shares. We completed the offering on March 4, 2020 and sold a total of 29,274 common shares.

On February 17, 2020, we announced the issuance of 16,004 Series E Preferred Shares to Family Trading, as settlement of the consideration outstanding for the purchase of the M/T Eco City of Angels and M/T Eco Los Angeles from Mr. Pistiolis, our President, Chief Executive Officer and Director, and for dividends payable to Family Trading Inc. under already outstanding Series E Preferred Shares.

On February 21, 2020, we announced that our 50% owned subsidiaries which own M/T Holmby Hills and M/T Palm Springs entered into agreements to sell both vessels to unaffiliated third parties. On March 30, 2020, we announced the delivery of M/T Holmby Hills to an unaffiliated party.

On February 6, 2020, we announced that we agreed to sell two MR2 Product Tankers, the M/T Stenaweco Elegance and the M/T Palm Desert (each weighing 50,000 dwt) to unaffiliated third parties. On February 25, 2020, we announced the closing of the sale of the M/T Stenaweco Elegance and on March 23, 2020, we announced the conclusion of the sale of the M/T Palm Desert.

On March 11, 2020, we entered into an Equity Distribution Agreement with Maxim Group LLC, as sales agent, under which we could offer and sell, from time to time through Maxim, up to $5.0 million of our common shares.  We completed the offering on March 27, 2020 and sold a total of 105,385 common shares.

On March 30, April 15, April 27, April 28, May 14, May 19, June 7, June 10, June 14, June 23 and July 6, 2020, we closed registered direct offerings for the sale of an aggregate of 1,836,188 of our common shares for gross proceeds of $119.7 million with unaffiliated investors. Maxim acted as a placement agent for all of these registered direct offerings.

On April 20, 2020, we announced the closing of the sale of the MR Product Tanker, M/T Palm Springs, by our 50% owned subsidiary, Eco Nine Pte.

On April 24, 2020, we announced the purchase of 50% interests in two MR Product Tankers, M/T Yosemite Park and M/T Joshua Park from entities affiliated with our Chief Executive Officer for $27 million. Both vessels were delivered in March 2020 from Hyundai Mipo shipyard in South Korea.

On May 6, 2020 we purchased a 100% ownership interest in three Marshall Islands companies that each owned 100% interests in one scrubber-fitted 50,000 dwt one MR Product Tanker under construction in Hyundai Heavy Industries shipyard in South Korea, with attached time charters from entities affiliated with our Chief Executive Officer. The consideration amounted to $18 million and was scheduled to be paid in installments through the vessels’ delivery dates. The vessels, M/T Eco Van Nuys (Hull No 2789), M/T Eco Santa Monica (Hull No 2790) and M/T Eco Venice Beach (Hull No 2791) were scheduled to be delivered in the first quarter of 2021. In January 2021, we sold these three shipowning companies, as described below.

On May 28, 2020, we acquired for $22 million from a company affiliated with our Chief Executive Officer, or the Suezmax Seller, a 50% ownership interest in two Marshall Island companies that each had a newbuilding contract for the construction of one scrubber-fitted 157,000 dwt eco Suezmax tanker, the M/T Eco West Coast (Hull No 865) and the M/T Eco Malibu (Hull No 866), under construction in Hyundai Heavy Industries shipyard in South Korea, with attached time charters. The M/T Eco West Coast was delivered to us in March 2021 and commenced its time charter upon delivery. The M/T Eco Malibu was delivered in May 2021. We had the option to acquire the other 50% ownership interest in both vessels from the Suezmax Seller at the same price until July 15, 2020. On June 18, 2020, we exercised both purchase options for a consideration of $22 million.

On August 7, 2020, we effected a one-for-twenty-five reverse stock split of our common shares. There was no change in the number of our authorized common shares. All share amounts in this report, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

On August 17, 2020, we announced the authorization by our Board of Directors of a share repurchase program under which we could repurchase up to $5.1 million of our outstanding common shares, representing approximately 10% of our market capitalization as of August 14, 2020, for a period of three months (the “Repurchase Program”). No common share purchases took place under the Repurchase Program.

Table of Contets
On August 20, 2020, we announced that a company affiliated with our Chief Executive Officer, Mr. Pistiolis, purchased an aggregate of 5,000 of our common shares in the open market. In addition, we committed until August 21, 2021 that we would not (i) conduct any equity offerings, public or private; (ii) conduct any reverse stock splits; or (iii) pay any bonuses to our executive management. We also entered into a standstill agreement with Family Trading, pursuant to which Family Trading agreed not to convert any of its Series E Preferred Shares into common shares, other than in connection with a change of control of us.

On October 19, 2020, we announced the sale of M/T Stenaweco Excellence to an unaffiliated third party. The respective loan for which the vessel was collateral was fully prepaid.

On October 30, 2020, we announced the sale of M/T Stenaweco Energy to an unaffiliated third party. The respective loan for which the vessel was collateral was fully prepaid.

On November 6, 2020, we announced the sale of M/T Stenaweco Evolution to an unaffiliated third party. The respective loan for which the vessel was collateral was fully prepaid.

On November 13, 2020, we announced the sale of M/T Eco California to an unaffiliated third party. The respective loan for which the vessel was collateral was fully prepaid.

On December 4, 2020, we announced the entrance into a refinancing facility for M/T Eco Beverly Hills and M/T Eco Bel Air pursuant to which the vessels were sold to unaffiliated third parties and leased back through bareboat charters for a period of 5 years.

On January 8, 2021, we announced the sale of the three shipowning companies that own M/T Eco Van Nuys (Hull No 2789), M/T Eco Santa Monica (Hull No 2790) and M/T Eco Venice Beach (Hull No 2791) to a related party affiliated with Mr. Evangelos J. Pistiolis in exchange for:

•	$10.0 million in cash.
•
100% ownership in a Marshall Islands company that was a party to a shipbuilding contract for a high specification scrubber fitted Suezmax Tanker delivered from Hyundai Samho shipyard in March 2022. The shipowning company is party to a time charter, starting from the vessel’s delivery, with a company affiliated with Mr. Evangelos J. Pistiolis, for a firm duration of five years at a gross daily rate of $32,450, with a charterer’s option to extend for two additional years at $33,950 and $35,450.

•
35% ownership in one Marshall Islands company that was a party to a shipbuilding contract for a high specification scrubber fitted VLCC tanker delivered from Hyundai Heavy Industries shipyard in January 2022. The shipowning company is party to a time charter, starting from the vessel’s delivery, with a major oil trader, for a firm duration of three years at a gross daily rate of $36,000, with a charterer’s option to extend for two additional years at $39,000 and $41,500.

•
35% ownership in one Marshall Islands company that was a party to a shipbuilding contract for a high specification scrubber fitted VLCC tanker delivered from Hyundai Heavy Industries shipyard in February 2022. The shipowning company is party to a time charter, starting from the vessel’s delivery, with a major oil trader, for a firm duration of three years at a gross daily rate of $35,750, with a charterer’s option to extend for two additional years at $39,000 and $41,500.

•	A forgiveness of $1.2 million in payables to the buyer.

The buyer would remain the guarantor on the shipbuilding contracts towards the shipyard and in addition, the buyer provided us with an option for a credit line up to 10% of the total shipbuilding cost at market terms, to be negotiated when the such option was to be exercised, amounting to $23.8 million.

On March 18, 2021, we entered into a credit facility with ABN Amro for $36.8 million for the financing of the vessel M/T Eco West Coast. This facility was drawn down in full. The credit facility is repayable in 24 consecutive quarterly installments of $0.62 million commencing in June 2021, plus a balloon installment of $22.0 million payable together with the last installment. The facility bears interest at LIBOR plus a margin of 2.50%.

On April 6, 2021, we took delivery of the vessel M/T Eco West Coast from the Hyundai Heavy Industries shipyard in South Korea.

On May 6, 2021, we entered into a senior debt facility with Alpha Bank of $38 million for the financing of the vessel M/T Eco Malibu. The loan is payable in 12 consecutive quarterly installments of $0.75 million followed by 12 consecutive quarterly installments of $0.63 million, commencing three months from draw down, and a balloon payment of $21.5 million payable together with the last installment. The facility bears interest at LIBOR plus a margin of 3.00%.

On May 11, 2021, we took delivery of the vessel M/T Eco Malibu from the Hyundai Heavy Industries shipyard in South Korea.

On September 1, 2021, we sold the M/T Nord Valiant to unaffiliated third parties for gross proceeds of $26.4 million, part of which were used to prepay in full the outstanding amount of the BoComm Leasing Facility.

On September 8, 2021, we issued 2,188 Series E Shares to Family Trading, as partial settlement of $2.2 million of the consideration outstanding from the VLCC Transaction.

On September 8, 2021 we purchased from a company affiliated with Mr. Evangelos J. Pistiolis (the “Seller”) for a consideration of $29.8 million an additional 65% ownership interest in each of Julius Caesar Inc. and Legio X Inc. (the “VLCC Companies”), each a party to shipbuilding contracts for VLCC Julius Caesar (Hull No. 3213) and VLCC Legio X Equestris (Hull No. 3214), respectively. Following this transaction (the “VLCC Transaction”), we became 100% owner of the VLCC Companies. The Seller remained the guarantor on the shipbuilding contracts towards the shipyard and in addition the Seller provided a financing option to the Company by remaining responsible to the shipyard for up to 20% of the shipbuilding cost per vessel (increased from 10%, as previously agreed on January 6, 2021), at our option, exercisable until each vessel’s delivery date.

On November 23, 2021 we entered into a credit facility with China Merchants Bank Financial Leasing Co. Ltd. ("CMBFL") for $108.0 million for the financing of the newbuilding vessels Julius Caesar (Hull No. 3213) and Legio X Equestris (Hull No. 3214). We drew down $54.0 million from the facility in January 2022 for the financing of the delivery of the M/T Julius Caesar and another $54.0 in March 2022 for the financing of the delivery of the M/T Legio X Equestris. For each of the vessels the credit facility is repayable in 32 consecutive quarterly installments of $0.7 million and a balloon payment of $32.4 million payable together with the last installment. The credit facility bears interest at LIBOR plus a margin of 2.60%.

Table of Contets
On November 24, 2021 we agreed to sell the M/T Eco Los Angeles and M/T Eco City of Angels to unaffiliated third parties for net proceeds after debt repayment of $18.6 million, with closing taking place on February 28 and March 15, 2022 respectively.

On January 5, 2022, we entered into an unsecured credit facility for up to $20 million with Central Mare Inc. (the “Central Mare Unsecured Bridge Loan”), an affiliate of our CEO, in order to finance part of the shipbuilding cost of the 2 VLCCs. As of the date hereof, $9 million has been drawn down and subsequently repaid from proceeds from the sale of M/T Eco Los Angeles and the facility is now terminated. The maturity date of the loan was December 31, 2022. The principal terms of the loan included an arrangement fee of 2%, interest of 12% per annum and a commitment fee of 1.00% on the undrawn part of the facility.

On January 17, 2022, we entered into a stock purchase agreement with Africanus Inc, an affiliate of our CEO, for the sale of up to 7,560,759 newly-issued Series F Non-Convertible Perpetual Preferred Shares (“Series F Preferred Shares”), in exchange for (i) the assumption by Africanus Inc of an amount of $47.6 million of shipbuilding costs for its newbuilding vessels M/T Eco Oceano CA (Hull No. 871), M/T Julius Caesar (Hull No. 3213) and M/T Legio X Equestris (Hull No. 3214), and (ii) settlement of the Company’s remaining payment obligations relating to the VLCC Transaction, in an amount of up to $27.6 million. As of the date hereof, 7,200,000 Series F Preferred Shares have been issued, in connection with the deliveries of M/T Julius Caesar, M/T Legio X Equestris and M/T Eco Oceano Ca. and the settlement of $24.4 million of payment obligations relating to the VLCC Transaction, of which 6,334,442 remain outstanding following the completion of the redemption of 865,558 of our Series F Preferred Shares for an aggregate amount of approximately $10.4 million on July 8, 2022. Please see our Report on Form 6-K filed on January 21, 2022 for a description of the terms of the Series F Preferred Shares and our Report on Form 6-K filed on July 11, 2022 for a description of the redemption.

On January 17, 2022 we took delivery of the vessel M/T Julius Caesar from the Hyundai Heavy Industries shipyard in South Korea.

On January 26, 2022, we received a notice from the Nasdaq Stock Market indicating that because the closing bid price of our common shares for the preceding 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market.  We regained compliance on March 22, 2022.

On February 14, 2022, the Company entered into time charter employment agreements with a major oil trader for M/T Eco Beverly Hills and for M/T Eco Bel Air, according to which upon completion of their current charters, the M/T Eco Beverly Hills and M/T Eco Bel Air will enter into a time charter for a minimum period of 20 months and a maximum period of 26 months (at charterers option) at daily rate of $24,000 per vessel. Charterers also have the option to further extend the time charter until December 1, 2025 for M/T Eco Beverly Hills and December 10, 2025 for M/T Eco Bel Air.

On February 22, 2022, we announced that, upon completion of their current charters during the first or second quarter of 2022, the M/T Eco Beverly Hills and M/T Eco Bel Air will enter into time charter employment with a major oil trader for a minimum period of 20 months and a maximum period of 26 months, at charterer’s option. Charterers also have the option to further extend the time charter until December 1, 2025 for M/T Eco Beverly Hills and December 10, 2025 for M/T Eco Bel Air. The daily rate for the entire period for both vessels is $24,000. On the same day we announced an amendment of a previously agreed time charter with an affiliate of Evangelos Pistiolis which shall commence upon delivery of M/T Eco Oceano from Hyundai Samho shipyard, expected during the first quarter of 2022. According to the amendment, the firm period of the time charter employment is increased from 5 years to 15 years and the daily rate is reduced from $32,450 to $24,500.

On March 2, 2022, we took delivery of the vessel M/T Legio X Equestris from the Hyundai Heavy Industries shipyard in South Korea.

On March 2, 2022 we entered into a sale and leaseback with AVIC, for our newbuilding vessel Eco Oceano Ca (Hull No. 871) for total proceeds of $48.2 million. Consummation of the sale and leaseback took place on March 4, 2022. Following the sale, we have bareboat chartered back the vessel for a period of ten years at bareboat hire rates comprising of 40 consecutive quarterly installments of $0.68 million and a balloon payment of $21.1 million payable together with the last installment, plus interest based on the three months LIBOR plus 3.50%. As part of this transaction, we have continuous options to buy back the vessels at purchase prices stipulated in the bareboat agreements depending on when the option was exercised and at the end of the ten year period we have an obligation to buy back the vessels at a cost represented by the balloon payment.

On March 4, 2022, we took delivery of the vessel M/T Eco Oceano Ca from the Hyundai Samho shipyard in South Korea.

On April 15, 2022, we entered into an Equity Distribution Agreement with Maxim Group LLC, as sales agent, under which we may offer and sell, from time to time through Maxim Group LLC, up to $19,700,000 of our common shares, par value $0.01 per share. On October 6, 2022, we announced that we would make no further sales under the Equity Distribution Agreement. We sold 129,442 common shares pursuant to the Equity Distribution Agreement for aggregate net proceeds of approximately $2.0 million.

On May 20, 2022, we announced that we have received written notification from The Nasdaq Stock Market, dated May 18, 2022, indicating that because our common share closing bid price for the last 30 consecutive business days was below $1.00 per share, we no longer met the minimum bid price requirement for the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5450(a)(1). On September 23, 2022 we effectuated a one-for-twenty reverse stock split in order to regain compliance with Nasdaq Listing Rule 5450(a)(1). As a result, we regained compliance on October 7, 2022.

On June 3, 2022, we entered into a securities purchase agreement with a single unaffiliated institutional investor to purchase approximately $7.2 million of our common shares (or pre-funded warrants in lieu thereof) in a registered direct offering and warrants to purchase common shares in a concurrent private placement. On June 7, 2022, we issued 235,000 of our common shares and 480,150 pre-funded warrants in the registered direct offering, and 14,303,000 warrants (the “June 2022 Warrants”) to purchase 715,150 common shares in the concurrent private placement for a purchase price of $10.00 per common share and June 2022 Warrant and $9.9980 per pre-funded warrant and June 2022 Warrant. The June 2022 Warrants were immediately exercisable, with an expiration date of five years from the date of issuance and had an exercise price of $10.00 per common share. Maxim Group LLC acted as the sole placement agent in connection with the offering. In July 2022, 5,229,000 pre-funded warrants were exercised for 261,450 common shares, and in September 2022, 4,374,000 pre-funded warrants were exercised for 218,700 common shares.

On September 5, 2022, we held our annual meeting of shareholders. At this annual meeting of shareholders, the shareholders of the Company approved and adopted the following three proposals:

Table of Contets
1.	the election of Alexandros Tsirikos as Class III Director to serve until the 2025 Annual Meeting of Shareholders;
2.	the ratification of Deloitte Certified Public Accountants S.A. as the Company’s independent auditors for the fiscal year ending December 31, 2022; and
3.
the approval of one or more amendments to the Company’s Amended and Restated Articles of Incorporation to effect one or more reverse stock splits of the Company’s issued common shares at a ratio of not less than one-for-two and not more than one-for-250 and in the aggregate at a ratio of not more than one-for-250, inclusive, with the Company’s board of directors (the “Board”) having the discretion as to whether or not one or more reverse stock splits is to be effected at any time prior to December 31, 2023, with the exact ratio to be set at a whole number within this range to be determined by the Board, or any duly constituted committee thereof, at any time after approval of each amendment in its discretion, and to authorize the Board to implement any such reverse stock split by filing any such amendment with the Registrar of Corporations of the Republic of the Marshall Islands.

On September 23, 2022, we effectuated a one-for-twenty reverse stock split of our common shares. There was no change in the number of our authorized common shares. All numbers of common share and earnings per share amounts, as well as warrant shares eligible for purchase under our warrants, exercise price of said warrants and conversion prices of our Series E Shares in this report, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

On October 10, 2022, we entered into a warrant exercise inducement letter agreement (“Inducement Letter”) with an accredited investor that was an existing holder of June 2022 Warrants, wherein the investor agreed to exercise all of the June 2022 Warrants at an exercise price reduced from $10.00 per share to $6.75 per share, in consideration for the issuance of new warrants (the “October 2022 Warrants”) to purchase up to an aggregate of 1,072,725 common shares for a purchase price of $6.75 per common share. The October 2022 Warrants were immediately exercisable upon issuance at an exercise price of $6.75 per common share and will expire on June 7, 2027. The net proceeds of the exercise of the June 2022 Warrants to the Company, after deducting estimated expenses and fees, was approximately $4.5 million. We granted customary registration rights covering the resale of the common shares issuable upon exercise of the October 2022 Warrants. As of the date of this prospectus there are no pre-funded warrants outstanding, no June 2022 Warrants outstanding and 1,072,725 October 2022 Warrants outstanding.

Corporate Information

For our corporate information please refer to page 10 of this prospectus.

Organizational structure

Our significant wholly-owned subsidiaries are set out below:

Subsidiary	Jurisdiction of Incorporation
Top Tanker Management Inc.	Marshall Islands
Monte Carlo LAX Shipping Company Limited	Marshall Islands
PCH Dreaming Inc.	Marshall Islands
South California Inc.	Marshall Islands
Malibu Warrior Inc.	Marshall Islands
Santa Catalina Inc.	Marshall Islands
Santa Monica Marine Inc.	Marshall Islands
Roman Empire Inc.	Marshall Islands
Athenean Empire Inc.	Marshall Islands
Eco Oceano Ca Inc.	Marshall Islands
Julius Caesar Inc.	Marshall Islands
Legio X Inc.	Marshall Islands

Material Changes

We effectuated a one-for-twenty reverse stock split on September 23, 2022. The following table summarizes the changes that the one-for-twenty reverse stock will have on the consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus:

Consolidated Balance sheets as of December 31, 2020 and 2021

(Expressed in thousands of U.S. Dollars - except share and per share data)

Pre Reverse Stock Split	2020	2021
Common Shares	398	398
Additional Paid-in Capital	465,672	429,577
Common shares issued and outstanding	39,831,972	39,831,972

Post Reverse Stock Split
Common Shares	19	19
Additional Paid-in Capital	466,051	429,956
Common shares issued and outstanding	1,991,598	1,991,598

Table of Contets
Consolidated Statements of Comprehensive (loss)/income for the years ended December 31, 2019, 2020 and 2021

(Expressed in thousands of U.S. Dollars - except share and per share data)

Pre Reverse Stock Split	2019	2020	2021
Net (loss) / income attributable to common shareholders	(30,989)	(28,780)	5,396
Weighted average common shares outstanding, basic and dilutive	117,104	23,517,479	39,831,972
(Loss) / Earnings per common share, basic and diluted	(264.63)	(1.22)	0.14

Post Reverse Stock Split
Net (loss) / income attributable to common shareholders	(30,989)	(28,780)	5,396
Weighted average common shares outstanding, basic and dilutive	5,855	1,175,873	1,991,598
(Loss) / Earnings per common share, basic and diluted	(5,292.74)	(24.48)	2.71

Directors and Senior Management

Set forth below are the names, ages and positions of our directors, executive officers and key employees. Members of our Board of Directors are elected annually on a staggered basis and each director elected holds office for a three-year term.

Officers are elected from time to time by vote of our Board of Directors and hold office until a successor is elected.

Name	Age	Position
Evangelos J. Pistiolis	49	Director, President, Chief Executive Officer
Alexandros Tsirikos	48	Director, Chief Financial Officer
Konstantinos Patis	48	Chief Technical Officer
Vangelis G. Ikonomou	57	Chief Operating Officer
Konstantinos Karelas	49	Independent Non-Executive Director
Stavros Emmanuel	79	Independent Non-Executive Director
Paolo Javarone	48	Independent Non-Executive Director

Biographical information with respect to each of our directors and executives is set forth below.

Evangelos J. Pistiolis founded our Company in 2000, is our President and Chief Executive Officer, and has served on our Board of Directors since July 2004. Mr. Pistiolis graduated from Southampton Institute of Higher Education in 1999, where he studied shipping operations and from Technical University of Munich in 1994 with a bachelor’s degree in mechanical engineering. His career in shipping started in 1992 when he was involved with the day-to-day operations of a small fleet of drybulk vessels. From 1994 through 1995, he worked at Howe Robinson & Co. Ltd., a London shipbroker specializing in container vessels. While studying at the Southampton Institute of Higher Education, Mr. Pistiolis oversaw the daily operations of Compass United Maritime Container Vessels, a ship management company located in Greece.

Alexandros Tsirikos has served as our Chief Financial Officer since April 1, 2009. Mr. Tsirikos is a U.K. qualified Chartered Accountant (ACA) and has been employed with TOP Ships Inc. since July 2007 as our Corporate Development Officer. Prior to joining TOP Ships Inc., Mr. Tsirikos was a manager with PricewaterhouseCoopers, or PwC, where he worked as a member of the PwC Advisory team and the PwC Assurance team, thereby drawing experience both from consulting as well as auditing. As a member of PwC’s Advisory team, he led and participated in numerous projects in the public and the private sectors, including strategic planning and business modeling, investment analysis and appraisal, feasibility studies, costing and project management. As a member of the PwC’s Assurance team, Mr. Tsirikos was part of the International Financial Reporting Standards, or IFRS, technical team of PwC Greece and lead numerous IFRS conversion projects for listed companies. He holds a Master’s of Science in Shipping Trade and Finance from City University of London and a bachelor’s degree with honors in Business Administration from Boston University in the United States. He speaks English, French and Greek.

Konstantinos Patis has served as our Chief Technical Officer since January 2018. Mr. Patis holds a Master’s of Science and a Bachelor’s degree, both in Marine Engineering from the University of Newcastle upon Tyne in the UK, as well as a Bachelor’s degree in Naval Architecture from the Technological Educational Institute of Athens, in Greece. He started his carrier in 1997 acting as a Superintendent Engineer, thereafter as Fleet Manager and from 2014 as Technical Manager in various ship management companies in Greece, like Cyprus Sea Lines, Technomar Shipping, Aeolian Investments, Arion Shipping operating diverse fleets of Tankers, Bulk Carriers and Containers and was involved in the technical supervision, repairs, dry docks and construction of new projects.

Vangelis G. Ikonomou is our Chief Operating Officer. Prior to joining us, Mr. Ikonomou was the Commercial Director of Primal Tankers Inc. From 2000 to 2002, Mr. Ikonomou worked with George Moundreas & Company S.A. where he was responsible for the purchase and sale of second-hand vessels and initiated and developed a shipping industry research department. Mr. Ikonomou worked, from 1993 to 2000, for Eastern Mediterranean Maritime Ltd., a ship management company in Greece, in the commercial as well as the safety and quality departments. Mr. Ikonomou holds a Master’s degree in Shipping Trade and Finance from the City University Business School in London, a bachelor’s degree in Business Administration from the University of Athens in Greece and a Navigation Officer Degree from the Higher State Merchant Marine Academy in Greece.

Konstantinos Karelas has served on our Board of Directors and has been member of the Audit Committee since April 2014. Since 2008, Mr. Karelas has served as the President and CEO of Europe Cold Storages SA, one of the leading companies in the field of refrigeration logistics.

Table of Contets
Stavros Emmanuel has served on our Board of Directors since December 31, 2017 and has been member of the Audit Committee since December 2018. Captain Stavros Emmanuel has 47 years of experience in the shipping industry and expertise in operation and chartering matters. He obtained a Naval Officers degree from ASDEN Nautical Academy of Aspropyrgos, Greece and earned a Master Mariners degree in 1971. He has worked in various management capacities at Compass United Maritime and Primal Tankers Inc. From 2004 to 2009 he was our Chief Operating Officer. After leaving us, Captain Stavros Emmanuel has been an independent advisor to various shipping companies.

Paolo Javarone has served on our Board of Directors since September 1, 2014. Mr. Javarone is a member of the Italian Shipbrokers Association. From 2015, Mr. Javarone has been working for Shipping 360 Ltd, a boutique shipbroking company with offices in London and Monaco and before that he has been working since 2000 for Sernavimar S.R.L., one of the most reputable shipbroking houses in Italy, which cooperates with many of the oil major companies and trading associations of the industry. From 1994 to 2000, Mr. Javarone worked for Genoa Sea Brokers in the tanker wing of the company specializing in clean petroleum products and edible markets. Previously, Mr. Javarone worked for S.a.n.a. Eur, a company based in Rome Italy, where he was tasked with supplying energy and offshore supply. Before S.a.n.a., Mr. Javarone worked for Sidermar di Navigazione S.P.A. in the dry cargo field. Mr. Javarone holds a Shipbroker degree from National Agents Association Shipbroking School in Italy and a degree in Shipping Economics and Law from Nautical Maritime School in Italy.

Compensation

On September 1, 2010, we entered into separate agreements with Central Mare, pursuant to which Central Mare furnishes our four executive officers as described below. During the fiscal year ended December 31, 2021, we paid to the members of our senior management and to our director’s aggregate compensation of $0.4 million. We do not have a retirement plan for our officers or directors and we did not issue any stock options or other securities to them as part of compensation for the fiscal year ended December 31, 2021.

Under the terms of the agreement for the provision of our Chief Executive Officer, we are obligated to pay annual base salary. The initial term of the agreement expired on August 31, 2014 and is automatically extended for successive one-year terms unless Central Mare or we provide notice of non-renewal at least sixty days prior to the expiration of the then applicable term.

If our Chief Executive Officer’s employment is terminated without cause, he is entitled to certain personal and household security costs. If he is removed from our Board of Directors or not re-elected, then his employment terminates automatically without prejudice to Central Mare’s rights to pursue damages for such termination. In the event of a change of control, the Chief Executive Officer is entitled to receive a cash payment of ten million Euros. The agreement also contains death and disability provisions. In addition, the Chief Executive Officer is subject to non-competition and non-solicitation undertakings.

Under the terms of the agreement for the provision of our Chief Operating Officer, we are obligated to pay annual base salary and additional incentive compensation as determined by our Board of Directors. The initial term of the agreement expired on August 31, 2011 and is automatically extended for successive one-year terms unless Central Mare or we provide notice of non-renewal at least sixty days prior to the expiration of the then applicable term. In the event of a change of control, he is entitled to receive a cash payment of three years’ annual base salary. The agreement also contains death and disability provisions. In addition, our Chief Operating Officer is subject to non-competition and non-solicitation undertakings.

Under the terms of the agreement for the provision of our Chief Financial Officer, we are obligated to pay annual base salary. The initial term of the agreement expired on August 31, 2012, and is automatically extended for successive one-year terms unless Central Mare or we provide notice of non-renewal at least sixty days prior to the expiration of the then applicable term.

If our Chief Financial Officer is removed from our Board of Directors or not re-elected, then his employment terminates automatically without prejudice to Central Mare’s rights to pursue damages for such termination. In the event of a change of control, our Chief Financial Officer is entitled to receive a cash payment equal to three years’ annual base salary. The agreement also contains death and disability provisions. In addition, our Chief Financial Officer is subject to non-competition and non-solicitation undertakings.

Under the terms of our agreement for the provision of our Chief Technical Officer, we are obligated to pay annual base salary. The initial term of the agreement expired on August 31, 2011, however the agreement is being automatically extended for successive one-year terms unless Central Mare or we provide notice of non-renewal at least sixty days prior to the expiration of the then applicable term. In the event of a change of control, the Chief Technical Officer is entitled to receive a cash payment equal to three years’ annual base salary. In addition, our Chief Technical Officer is subject to non-competition and non-solicitation undertakings.

Board Practices

Our Board of Directors is divided into three classes. Members of our Board of Directors are elected annually on a staggered basis, and each director elected holds office for a three-year term. We currently have two executive directors and three independent non-executive directors. The term of our Class II directors, Paolo Javarone and Konstantinos Karelas, expires at the annual general meeting of shareholders in 2024. The term of our Class III director, Alexandros Tsirikos, expires at the annual general meeting of shareholders in 2025. The term of our Class I directors, Stavros Emmanuel and Evangelos J. Pistiolis expires at the annual general meeting of shareholders in 2023.

Committees of our Board of Directors

We currently have an audit committee composed of three independent members, who are responsible for reviewing our accounting controls and recommending to our Board of Directors, the engagement of our outside auditors. Konstantinos Karelas, Paolo Javarone and Stavros Emmanuel (Chairman) are the members of the audit committee, and our Board of Directors has determined that they are independent under the Nasdaq corporate governance rules.

Our compensation committee and nominating and governance committees are currently composed of the following three members: Konstantinos Karelas, Paolo Javarone and Stavros Emmanuel. The compensation committee carries out our Board of Directors’ responsibilities relating to compensation of our executive and non-executive officers and provides such other guidance with respect to compensation matters as the committee deems appropriate. The nominating and governance committee assists our Board of Directors in: (i) identifying, evaluating and making recommendations to our Board of Directors concerning individuals for selections as director nominees for the next annual meeting of stockholders or to otherwise fill vacancies on our Board of Directors; (ii) developing and recommending to our Board of Directors a set of corporate governance guidelines and principles applicable to us; and (iii) reviewing our overall corporate governance and recommending improvements to our Board of Directors from time to time.

Table of Contets
As a foreign private issuer, we are exempt from certain Nasdaq requirements that are applicable to U.S. domestic companies. For a listing and further discussion of how our corporate governance practices differ from those required of U.S. companies listed on Nasdaq, please see “Certain Marshall Island Company Considerations”.

Employees

We have only one direct employee while our four executive officers and a number of administrative employees are furnished to us pursuant to agreements with Central Mare, as described above. Our Fleet Manager ensures that all seamen have the qualifications and licenses required to comply with international regulations and shipping conventions, and that our vessels employ experienced and competent personnel. As of December 31, 2019, 2020 and 2021, we employed 269, 136, and 146 sea going employees, indirectly through our Fleet Managers.

Table of Contets
DESCRIPTION OF CAPITAL STOCK

The following is a summary of the description of our capital stock and the material terms of our third amended and restated articles of incorporation and by-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of capital stock and the material terms of our third amended and restated articles of incorporation and by-laws contained in the Annual Report, as updated by annual, quarterly, and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our third amended and restated articles of incorporation and amended and by-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus entitled “Where You Can Find Additional Information.”

Purpose

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or BCA. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, as further amended, do not impose any limitations on the ownership rights of our shareholders.

Description of Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares that we may issue in the future.

We effectuated a one-for-twenty reverse stock split on September 23, 2022. There was no change in the number of our authorized common shares. All numbers of common share and earnings per share amounts, as well as warrant shares eligible for purchase under our warrants, exercise price of said warrants and conversion prices of our Series E Shares in this report, not including amounts incorporated by reference, have been retroactively adjusted to reflect this reverse stock split.

Description of Preferred Shares

Our Third Amended and Restated Articles of Incorporation authorize our Board of Directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series.

Description of Series D Preferred Shares

On May 8, 2017, we issued 100,000 shares of Series D Preferred Shares to Tankers Family Inc., a company controlled by Lax Trust, which is an irrevocable trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, for $1,000 pursuant to a stock purchase agreement. Each Series D Preferred Share has the voting power of one thousand (1,000) common shares.

On April 21, 2017, we were informed by ABN Amro Bank that we were in breach of a loan covenant that requires that any member of the family of Mr. Evangelos J. Pistiolis, maintain an ownership interest (either directly and/or indirectly through companies beneficially owned by any member of the Pistiolis family and/or trusts or foundations of which any member of the Pistiolis family are beneficiaries) of 30% of our outstanding Common Shares. ABN Amro Bank requested that either the family of Mr. Evangelos J. Pistiolis maintain an ownership interest of at least 30% of the outstanding common shares or maintain voting rights interests of above 50% in us. In order to regain compliance with the loan covenant, we issued the Series D Preferred Shares.

The Series D Preferred Stock has the following characteristics:

Conversion. The Series D Preferred Shares are not convertible into common shares.

Voting. Each Series D Preferred Share has the voting power of 1,000 common shares. As a prerequisite for the Navigare Lease, Mr. Evangelos J. Pistiolis personally guaranteed the performance of the bareboat charters entered in connection with the lease, under certain circumstances, and in exchange, we amended the Certificate of Designations governing the terms of the Series D Preferred Shares, to adjust the voting rights per share of Series D Preferred Shares such that during the term of the Navigare Lease, the combined voting power controlled by Mr. Evangelos J. Pistiolis and the Lax Trust does not fall below a majority of our total voting power, irrespective of any new common or preferred stock issuances, and thereby complying with a relevant covenant of the bareboat charters entered in connection with the Navigare Lease.

Distributions. The Series D Preferred Shares shall have no dividend or distribution rights.

Maturity. The Series D Preferred Shares shall expire and all outstanding Series D shares shall be redeemed by us for par value on the date that any financing facility with any financial institution, which requires that any member of the family of Mr. Evangelos J. Pistiolis maintains a specific minimum ownership or voting interest (either directly and/or indirectly through companies or other entities beneficially owned by any member of the Pistiolis family and/or trusts or foundations of which any member of the Pistiolis family are beneficiaries) of our issued and outstanding common shares, respectively, are fully repaid or reach their maturity date. The Series D Preferred Shares shall not be otherwise redeemable. Currently the SLBs with Bocomm Leasing, AVIC and Navigare, as well as the senior secured loan with ABN Amro have similar provisions that are satisfied via the existence of the Series D Shares.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of our Company, the Series D Preferred Shares shall have a liquidation preference of $0.01 per share.

Table of Contets
The description of the Series D Convertible Preferred Shares is subject to and qualified in its entirety by reference to the Securities Purchase Agreement, Certificate of Designation of the Series D Preferred Shares, and Certificate of Amendment to the Certificate of Designation. Copies of the Securities Purchase Agreement and Certificate of Designation of the Series D Preferred Shares have been filed as exhibits to our Report on Form 6-K filed with the SEC on May 8, 2017. The Certificate of Amendment to the Certificate of Designation was filed as an exhibit to our Report on Form 6-K filed with the SEC on December 4, 2020.

Description of Series E Convertible Preferred Stock

On April 1, 2019, we announced the sale of 27,129 newly issued Series E Preferred Shares at a price of $1,000 per share to Family Trading in exchange for the full and final settlement of the loan facility between our Company and Family Trading dated December 23, 2015, as amended.

On June 30, 2019, we issued 1,029 Series E Shares for the payment of dividends accumulated since the original issuance of the Series E Preferred Shares through June 30, 2019.

From July 25, 2019 to March 19, 2020, we redeemed 33,798 of Series E Preferred Shares for an aggregate purchase price of $38.9 million. On February 17, 2020 we issued 16,004 Series E Preferred Shares to Family Trading Inc., as settlement of the consideration outstanding for the purchase of the M/T Eco City of Angels and M/T Eco Los Angeles from parties affiliated with Mr. Pistiolis, and for dividends payable to Family Trading Inc. under already outstanding Series E Preferred Shares. On June 30, 2020, we issued 900 Series E Preferred Shares to Family Trading, as settlement for dividends payable to Family Trading Inc. under already outstanding Series E Preferred Shares.

On August 20, 2020, we entered into a Standstill Agreement with Family Trading, pursuant to which Family Trading agreed not to convert any of its Series E Preferred Shares into Common Shares until August 20, 2021.

On September 8, 2021, pursuant to a Sale and Purchase Agreement between the Issuer and Zizzy Charter Co. dated September 8, 2021, we issued 2,188 Series E Preferred Shares to Family Trading as partial settlement of the consideration outstanding for the purchase of an additional 65% ownership interest in each of Julius Caesar Inc. and Legio X Inc., each a party to shipbuilding contracts for VLCC Julius Caesar and VLCC Legio X Equestris, respectively, from a party affiliated with Mr. Pistiolis.

As of the date of this prospectus, there were 13,452 shares of Series E Preferred Shares outstanding.

The Series E Preferred Shares have the following characteristics:

Conversion. Each holder of Series E Preferred Shares, at any time and from time to time, has the right, subject to certain conditions, to convert all or any portion of the Series E Preferred Shares then held by such holder into the Issuer’s Common Shares at the conversion rate then in effect. Each Series E Preferred Share is convertible into the number of the Issuer’s Common Shares equal to the quotient of $1,000 plus any accrued and unpaid dividends divided by the lesser of the following four prices (the “Series E Conversion Price”): (i) $10,000, (ii) 80% of the lowest daily VWAP of the Issuer's Common Shares over the twenty consecutive trading days expiring on the trading day immediately prior to the date of delivery of a conversion notice, (iii) the conversion price or exercise price per share of any of the Issuer’s then outstanding convertible shares or warrants, (iv) the lowest issuance price of the Issuer’s Common Shares in any transaction from the date of the issuance the Series E Perpetual Preferred Stock onwards, but in no event will the Series E Conversion Price be less than $0.60 (the “Floor Price”). The Floor Price is adjusted (decreased) in case of splits or subdivisions of our outstanding shares and is not adjusted in case of reverse stock splits or combinations of our outstanding shares. Finally, the Series E Conversion Price is subject to appropriate adjustment in the event of certain dividends and distributions, stock combinations, reclassifications or similar events affecting the Common Shares.

Limitations of Conversion. Holders of the shares of Series E Preferred Shares shall be entitled to convert the Series E Preferred Shares in full, regardless of the beneficial ownership percentage of the holder after giving effect to such conversion.

Voting. The holders of Series E Preferred Shares are entitled to the voting power of one thousand (1,000) of our common shares. The holders of Series E Preferred Shares and the holders of our common shares shall vote together as one class on all matters submitted to a vote of our shareholders. The holders of Series E Preferred Shares have no special voting rights and their consent shall not be required for taking any corporate action.

Distributions. The holders of Series E Preferred Shares are entitled to receive certain dividends and distributions paid to holders of Common Shares on an as-converted basis. Upon any liquidation, dissolution or winding up of our Company, the holders of Series E Preferred Shares shall be entitled to receive the net assets of our Company pari passu with the Common Shares.

Redemption. We at our option shall have the right to redeem a portion or all of the outstanding Series E Preferred Shares. We shall pay an amount equal to one thousand dollars ($1,000) per each Series E Preferred Shares, or the Liquidation Amount, plus a redemption premium equal to fifteen percent (15%) of the Liquidation Amount being redeemed if that redemption takes place up to and including March 29, 2020 and twenty percent (20%) of the Liquidation Amount being redeemed if that redemption takes place after March 29, 2020, plus an amount equal to any accrued and unpaid dividends on such Preferred Shares (collectively referred to as the “Redemption Amount”). In order to make a redemption, we shall first provide one business day advance written notice to the holders of our intention to make a redemption, or the Redemption Notice, setting forth the amount it desires to redeem. After receipt of the Redemption Notice, the holders shall have the right to elect to convert all or any portion of its Series E Preferred Shares. Upon the expiration of the one business day period, we shall deliver to each holder the Redemption Amount with respect to the amount redeemed after giving effect to conversions effected during the notice period.

The Series E Preferred Shares shall not be subject to redemption in cash at the option of the holders thereof under any circumstance.

Dividends. The holders of outstanding Series E Preferred Shares shall be entitled to receive out of funds legally available for the purpose, semi-annual dividends payable in cash on the last day of June and December in each year (each such date being referred to herein as a “Semi Annual Dividend Payment Date”), commencing on the first Semi Annual Dividend Payment Date in an amount per share (rounded to the nearest cent) equal to fifteen percent (15%) per year of the liquidation amount of the then outstanding Series E Preferred Shares computed on the basis of a 365-day year and the actual days elapsed.

Accrued but unpaid dividends shall bear interest at fifteen percent (15%). Dividends paid on the Series E Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Our Board of Directors may fix a record date for the determination of holders of Series E Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Table of Contets
Ranking. All shares of Series E Preferred Shares shall rank pari passu with all classes of our common shares.

The description of the Series E Preferred Shares is subject to and qualified in its entirety by reference to the Securities Purchase Agreement and Certificate of Designation of the Series E Preferred Shares. Copies of the Securities Purchase Agreement and Statement of Designation of the Series E Preferred Shares have been filed as exhibits to our Report on Form 6-K filed with the SEC on April 1, 2019.

Description of Series F Preferred Shares

On January 17, 2022, we entered into a stock purchase agreement with Africanus Inc., an affiliate of our CEO for the sale of up to 7,560,759 Series F Non-Convertible Perpetual Preferred Shares, par value $0.01, in exchange for (i) the assumption by Africanus Inc. of an amount of $48.0 million of shipbuilding costs for vessels M/T Eco Oceano CA (Hull No. 871), M/T Julius Caesar and M/T Legio X Equestris (Hull No. 3214), and (ii) settlement of our remaining payment obligations relating to the acquisition in September 8, 2021 of an additional 65% ownership interest in the newbuilding contracts for its 2 VLCCs, in an amount of up to $27.6 million.

On July 8, 2022, we redeemed 865,558 of our Series F Preferred Shares for an aggregate amount of approximately $10.4 million, payable in cash. As of the date of this prospectus, 6,334,442 of our Series F Preferred Shares remain outstanding.

The Series F Preferred Shares have the following characteristics:

Voting. The holders of Series F Preferred Shares are entitled to the voting power of ten (10) of our common shares per Series F Preferred Share. The holders of Series F Preferred Shares and the holders of common shares shall vote together as one class on all matters submitted to a vote of shareholders. Except as required by law, the holders of Series F Preferred Shares have no special voting rights and their consent shall not be required for taking any corporate action.

Distributions. Upon any liquidation, dissolution or winding up of our Company, the holders of Series F Preferred Shares shall be entitled to receive the net assets of the Company pari passu with the Common Shares.

Redemption. The Company at its option shall have the right to redeem a portion or all of the outstanding Series F Preferred Shares. Upon an optional redemption, the Company shall pay an amount equal to $10 per Series F Preferred Share redeemed (the “Liquidation Amount”), plus a redemption premium of 20% of the Liquidation Amount. The Series F Preferred Shares include a mandatory redemption provision tied to minimum voting requirements for the Company’s major shareholders, including affiliates of the CEO, pursuant to which if such minimum voting rights fall below 50% the Company is obliged to redeem the full amount of the then outstanding Series F Preferred Shares at a redemption premium of 40%, as detailed in the Certificate of Designation for the Series F Preferred Shares.

Dividends. The holders of outstanding Series F Preferred Shares shall be entitled to receive semi-annual dividends payable in cash at a rate of 13.5% per year of the Liquidation Amount of the then outstanding Series F Preferred Shares. In addition, a one-time cash dividend equal to 4.0% of the Liquidation Amount is payable to the Buyer 30 days following the issuance of Series F Preferred Shares.

Ranking. All shares of Series F Preferred Shares shall rank pari passu with the Company’s common shares.

Shareholder Meetings

Under our Amended and Restated By-Laws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by our Board of Directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.

Directors

Our directors are elected by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-laws, as further amended, prohibit cumulative voting in the election of directors.

Our Board of Directors must consist of at least one member and not more than twelve, as fixed from time to time by the vote of not less than 66 2/3% of the entire board. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our Board of Directors has the authority to fix the amounts which shall be payable to the members of our Board of Directors, and to members of any committee, for attendance at any meeting or for services rendered to us.

Classified Board

Our Amended and Restated Articles of Incorporation provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.

Election and Removal

Our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws require parties other than our Board of Directors to give advance written notice of nominations for the election of directors. Our Third Amended and Restated Articles of Incorporation provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of at least 80% of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Table of Contets
Dissenters’ Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain mergers or consolidations or sales of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of shares, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of the articles, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the High Court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange. The value of the shares of the dissenting shareholder is fixed by the court after reference, if the court so elects, to the recommendations of a court-appointed appraiser.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates. On November 20, 2014, we amended our Amended and Restated By-Laws to provide that unless we consent in writing to the selection of alternative forum, the sole and exclusive forum for (i) any shareholders’ derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other of our employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the BCA, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the High Court of the Republic of the Marshall Islands, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This provision of our By-Laws does not apply to actions arising under U.S. federal securities laws.

Anti-takeover Provisions of our Charter Documents

Several provisions of our Third Amended and Restated Articles of Incorporation and Amended and Restated By-Laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.

Business Combinations

Our Third Amended and Restated Articles of Incorporation include provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced;

•
at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the Board and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder; and

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering.

Limited Actions by Shareholders

Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders.

Our Third Amended and Restated Articles of Incorporation and our Amended and Restated By-Laws provide that only our Board of Directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholder consideration of a proposal over the opposition of our Board of Directors and shareholder consideration of a proposal may be delayed until the next annual meeting.

Blank Check Preferred Stock

Under the terms of our Third Amended and Restated Articles of Incorporation, our Board of Directors has authority, without any further vote or action by our shareholders, to issue up to 20,000,000 shares of blank check preferred stock. Our Board of Directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Super-majority Required for Certain Amendments to Our By-Laws

On February 28, 2007, we amended our by-laws to require that amendments to certain provisions of our by-laws may be made when approved by a vote of not less than 66 2/3% of the entire Board of Directors. These provisions that require not less than 66 2/3% vote of our Board of Directors to be amended are provisions governing: the nature of business to be transacted at our annual meetings of shareholders, the calling of special meetings by our Board of Directors, any amendment to change the number of directors constituting our Board of Directors, the method by which our Board of Directors is elected, the nomination procedures of our Board of Directors, removal of our Board of Directors and the filling of vacancies on our Board of Directors.

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Stockholders Rights Agreement

On September 14, 2016, our Board of Directors declared a dividend of one preferred share purchase right, or a Right, for each outstanding common share and adopted a shareholder rights plan, as set forth in the Stockholders Rights Agreement dated as of September 22, 2016, or the Rights Agreement, by and between us and Computershare Trust Company, N.A. (now taken over by our new transfer agent, AST), as rights agent.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding common shares without the approval of our Board of Directors. If a shareholder’s beneficial ownership of our common shares as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold, that shareholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the shareholder increases its ownership percentage by 1% or more.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board of Directors can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which is an exhibit to the Form 8-A filed by us on September 22, 2016 and incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to such exhibit.

The Rights. The Rights trade with, and are inseparable from, our common shares. The Rights are evidenced only by certificates that represent our common shares. New Rights will accompany any new of our common shares issued after October 5, 2016 until the Distribution Date described below.

Exercise Price. Each Right allows its holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, or a Series A Preferred Share, for $50.00, or the Exercise Price, once the Rights become exercisable. This portion of a Series A Preferred Share will give the shareholder approximately the same dividend, voting and liquidation rights as would one common share. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights are not exercisable until ten days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying common shares or are reportable for purposes of Regulation 13D of the Exchange Act—are treated as beneficial ownership of the number of our common shares equivalent to the economic exposure created by the derivative position, to the extent our actual common shares are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

For persons who, prior to the time of public announcement of the Rights Agreement, beneficially own 15% or more of our outstanding common shares, the Rights Agreement “grandfathers” their current level of ownership, so long as they do not purchase additional shares in excess of certain limitations.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, our common share certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of our common shares will constitute a transfer of Rights. After that date, the Rights will separate from our common shares and will be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of our common shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Series A Preferred Share Provisions

Each one one-thousandth of a Series A Preferred Share, if issued, will, among other things:

•	not be redeemable;
•
entitle holders to quarterly dividend payments in an amount per share equal to the aggregate per share amount of all cash dividends, and the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in our common shares or a subdivision of the our outstanding common shares (by reclassification or otherwise), declared on our common shares since the immediately preceding quarterly dividend payment date; and

•	entitle holders to one vote on all matters submitted to a vote of our shareholders.

The value of one one-thousandth interest in a Series A Preferred Share should approximate the value of one common share.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In. If an Acquiring Person obtains beneficial ownership of 15% or more of our common shares, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares (or, in certain circumstances, cash, property or other of our securities) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by us, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Table of Contets
•
Flip Over. If, after an Acquiring Person obtains 15% or more of our common shares, (i) we merge into another entity; (ii) an acquiring entity merges into us; or (iii) we sell or transfer 50% or more of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of our common shares of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

•
Notional Shares. Shares held by affiliates and associates of an Acquiring Person, including certain entities in which the Acquiring Person beneficially owns a majority of the equity securities, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Redemption. Our Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock dividend or a stock split.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common shares, the Board may extinguish the Rights by exchanging one common share or an equivalent security for each Right, other than Rights held by the Acquiring Person. In certain circumstances, we may elect to exchange the Rights for cash or other of our securities having a value approximately equal to one common share.

Expiration. The Rights expire on the earliest of (i) September 22, 2026; or (ii) the redemption or exchange of the Rights as described above.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Series A Preferred Shares, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series A Preferred Shares or our common shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights, with certain exceptions, in order to (i) cure any ambiguities; (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein; (iii) shorten or lengthen any time period pursuant to the Rights Agreement; or (iv) make changes that do not adversely affect the interests of holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Taxes. The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is American Stock Transfer & Trust Company, LLC.

Listing

Our common shares are listed on Nasdaq under the symbol “TOPS.”

June 2022 Registered Direct and Private Placement Transactions and October 2022 Warrant Exercise and Private Placement Transaction

On June 7, 2022, we issued 235,000 of our common shares and pre-funded warrants to purchase up to 480,150 common shares, in a registered direct offering concurrently with a private placement of 14,303,000 warrants (the “June 2022 Warrants”), each exercisable to purchase one-twentieth of a common share for an exercise price of $10.00 per common share, for a purchase price of 10.00 per common share and June 2022 Warrant (or $9.9980 per pre-funded warrant and June 2022 Warrant). This private placement transaction was conducted pursuant to a Securities Purchase Agreement dated June 3, 2022.

On October 10, 2022, we entered into a warrant exercise inducement letter agreement (“Inducement Letter”) with an accredited investor that was an existing holder of the June 2022 Warrants, wherein the investor agreed to exercise all of the June 2022 Warrants at an exercise price reduced from $10.00 per share to $6.75 per share, in consideration for the issuance, in a private placement, of new warrants (the “October 2022 Warrants”) to purchase up to an aggregate of 1,072,725 common shares for a purchase price of $6.75 per common share. We granted customary registration rights covering the resale of the common shares issuable upon exercise of the October 2022 Warrants. As of the date of this prospectus there are no pre-funded warrants outstanding, no June 2022 Warrants outstanding and 1,072,725 October 2022 Warrants outstanding.

October 2022 Private Placement Warrants

The following is a summary of the material terms and provisions of the October 2022 Warrants. This summary is subject to and qualified in its entirety by the form of October 2022 Warrants, which was filed with the SEC as an exhibit to a Report on Form 6-K on October 11, 2022 and is incorporated by reference herein.

The October 2022 Warrants sold in the private placement were not registered under the Securities Act and were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 (b) promulgated thereunder. Accordingly, the holders of the October 2022 Warrants may only sell common shares issued upon exercise of the October 2022 Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The October 2022 Warrants are exercisable until June 7, 2027, commencing on the date of issuance. The October 2022 Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the common shares underlying the October 2022 Warrants under the Securities Act is not effective or available at any time after the six month anniversary of the date of issuance of the October 2022 Warrants, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the October 2022 Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the October 2022 Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Table of Contets
Exchange Listing. There is no established trading market for the October 2022 Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the October 2022 Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the October 2022 Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the October 2022 Warrants in accordance with the terms of such October 2022 Warrants. Additionally, as more fully described in the October 2022 Warrants, in the event of certain fundamental transactions, the holders of those October 2022 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the October 2022 Warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except as otherwise provided in the October 2022 Warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Resale/Registration Rights. Pursuant to the Inducement Letter, we are required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the October 2022 Warrants, and filed such registration statement on Form F-3 on November 18, 2022. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any October 2022 Warrants or common shares issuable upon exercise thereof.

CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our third amended and restated articles of incorporation, By-Laws and the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.
Notice:	Notice:
Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights
Any action required to be taken by a meeting of shareholders may be taken without a meeting if consent is in writing and is signed by all the shareholders entitled to vote with respect to the subject matter thereof.

Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the common shares entitled to vote at a meeting.

For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Removal:	Removal:
If the articles of incorporation or the bylaws so provide, any or all of the directors may be removed without cause by vote of the shareholders.

Any or all of the directors may be removed for cause by vote of the shareholders.

Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Table of Contets
Directors
Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.
Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment to the certificate of incorporation.

The board of directors must consist of at least one member.	The board of directors must consist of at least one member.
If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board of directors and so long as no decrease in the number shortens the term of any incumbent director.

Dissenter’s Rights of Appraisal
Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.

Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed shares are the offered consideration or if such shares are held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or
Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.
Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or
Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

Shareholders’ Derivative Actions
An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time the action is brought and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.

In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort. Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of The Marshall Islands

Attorneys’ fees may be awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the common shares have a value of less than $50,000.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, each Unit consisting of one common share and one Class C Warrant to purchase one common share.

We are offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units containing pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding common shares. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis. Because one Class C Warrant is being sold together in this offering with each common share or, in the alternative, each pre-funded warrant to purchase one common share, the number of Class C Warrants sold in this offering will not change as a result of a change in the mix of the common shares and pre-funded warrants sold.

The common shares sold in this offering include preferred stock purchase rights that trade with the common shares. We are also registering the common shares issuable from time to time upon exercise of the Class C Warrants and pre-funded warrants included in the Units offered hereby. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common shares (or pre-funded warrants) and the Class C Warrants comprising our Units are immediately separable and will be issued separately in this offering.

The following summary of certain terms and provisions of the pre-funded warrants and Class C Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of pre-funded warrant and the form of Class C Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant and form of pre-funded warrant.

Exercisability. The pre-funded warrants are exercisable at any time after their original issuance until they are exercised in full. The Class C Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. Each of the Class C Warrants and the pre-funded warrants will be exercisable, at the option of each holder, in whole or in part through the facilities of The Depository Trust Company (“DTC”), if applicable, or by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class C Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class C Warrants or pre-funded warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class C Warrant or pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver common shares upon exercise of the warrants within the time periods specified in the warrants. No fractional common shares will be issued in connection with the exercise of a warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrants or Class C Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price for the pre-funded warrants is $0.0001 per share. The exercise price per whole common share purchasable upon exercise of the Class C Warrants is $ per share. The exercise price of the Class C Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price and number of common shares issuable on exercise are subject to appropriate adjustments in the event of certain dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

Transferability. Subject to applicable laws, the Class C Warrants and pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Class C Warrants or the pre-funded warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Warrant Agent. The Class C Warrants and pre-funded warrants are expected to be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The Class C Warrants and the pre-funded warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of DTC and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class C Warrants and the pre-funded warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares or 50% of the voting power represented by our outstanding common shares, the holders of the Class C Warrants and the pre-funded warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, we or the successor entity, at the request of a holder of Class C Warrants, will be obligated to purchase any unexercised portion of such Class C Warrants in accordance with the terms of the Class C Warrants.

Rights as a Shareholder. Except as otherwise provided in the Class C Warrants or the pre-funded warrants or by virtue of such holder’s ownership of our common shares, the holder of a Class C Warrant or pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the issuance of common shares upon exercise of the warrant. Holders of pre-funded warrants have the right to participate in dividends and certain distributions as specified in the warrant.

Governing Law. The pre-funded warrants, the Class C Warrants and the warrant agreement are governed by New York law.

Table of Contets
BENEFICIAL OWNERSHIP OF OUR COMMON SHARES

The following table sets forth the beneficial ownership of our voting securities, comprised of our common shares, Series D Preferred Shares, Series E Preferred Shares, and Series F Preferred Shares, as of the date of this prospectus, held by: (i) each person or entity that we know beneficially owns 5% or more of our common shares and (ii) all our executive officers, directors and key employees as a group. Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, common shares subject to options held by that person that are currently exercisable or convertible, or exercisable or convertible within 60 days are deemed to be beneficially owned by that person. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All shareholders of common shares are entitled to one vote for each common share held, holders of our Series D Preferred Shares are entitled to 1,000 votes per Series D Preferred share held, holders of our Series E Preferred Shares are entitled to 1,000 votes per Series E Preferred share held, and holders of our Series F Preferred Shares are entitled to 10 votes per Series F Preferred share held.

Name and Address of Beneficial Owner(2)	Number of Shares Owned	Percentage of Class	Percentage of Total Voting Power

Lax Trust (1)	100,000 Series D Preferred Shares (3)	100%	62.9%
	13,452 Series E Preferred Shares	100%
	7,473,333 Common Shares	67.8%
Africanus Inc. (1)	6,334,442 Series F Preferred Shares	100%	35.1%
Executive officers, directors and key employees	5,000 Common Shares	0.1%	0.0%

(1)
The above information is derived, in part, from the Schedule 13D/A filed with the SEC on November 25, 2022. The Lax Trust is an irrevocable trust established for the benefit of certain family members of Mr. Evangelos J. Pistiolis, our President, Chief Executive Officer and Director. The business address of the Lax Trust is Level 3, 18 Stanley Street, Auckland 1010, New Zealand. Africanus Inc. is an affiliate of Mr. Pistiolis. The business address of Africanus Inc. is 11 Kanari Street, 10671 Athens, Greece. The above percentage of total voting power is based on 180,341,326 eligible votes, which is calculated by taking the sum of (i) 3,544,906 common shares outstanding (one vote per common share held), (ii) 100,000,000 votes carried by the outstanding Series D Preferred Shares (1,000 votes per Series D Preferred Share held), (iii) 13,452,000 votes carried by the outstanding Series E Preferred Shares (1,000 votes per Series E Preferred Share held) and (iv) 63,344,420 votes carried by the outstanding Series F Preferred Shares (10 votes per Series F Preferred Share held). As of November 24, 2022, the 13,452 Series E Preferred Shares held by Family Trading may be converted to 7,473,333 common shares.

(2)
Morgan Stanley reported holdings in excess of 5% on Schedule 13G during 2020. Due to subsequent issuances and sales of our common shares, we no longer believe these shareholders have at least a 5% interest in the Company based on the number of shares reported on such reporting persons’ Schedule 13G or any amendments thereto.

(3)
As a prerequisite for the Navigare Lease, Mr. Evangelos J. Pistiolis personally guaranteed the performance of the bareboat charters entered in connection with the lease, under certain circumstances, and in exchange, we amended the Certificate of Designations governing the terms of the Series D Preferred Shares, to adjust the voting rights per share of Series D Preferred Shares such that during the term of the Navigare Lease, the combined voting power controlled by Mr. Evangelos J. Pistiolis and the Lax Trust does not fall below a majority of our total voting power, irrespective of any new common or preferred stock issuances, and thereby complying with a relevant covenant of the bareboat charters entered in connection with the Navigare Lease.

As of the date of this prospectus, we had five shareholders of record which were located in the United States and held an aggregate of 3,544,906 of our common shares, representing 100% of our outstanding common shares. However, one of the U.S. shareholder of record is Cede & Co., which held 3,544,895 of our common shares. We believe that the shares held by Cede & Co. include common shares beneficially owned by both holders in the United States and non-U.S. beneficial owners. We are not aware of any arrangements the operation of which may at a subsequent date result in our change of control.

Table of Contets
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Central Mare– Executive Officers and Other Personnel Agreements

On September 1, 2010, we entered into separate agreements with Central Mare, a related party affiliated with the family of our President, Chief Executive Officer and Director, Mr. Evangelos J. Pistiolis, pursuant to which Central Mare provides us with our executive officers (Chief Executive Officer, Chief Financial Officer, Chief Technical Officer and Chief Operating Officer).

The fees charged by and expenses relating to Central Mare for the years ended December 31, 2019, 2020 and 2021 are $0.3 million each year.

Central Shipping Inc (“CSI”) – Letter Agreement and Management Agreements

On January 1, 2019, we entered into a letter agreement with CSI (“CSI Letter Agreement”), a related party affiliated with the family of Mr. Evangelos J. Pistiolis and on the same date we entered into management agreements, or the CSI Management Agreements, between CSI and our vessel-owning subsidiaries respectively. The CSI Letter Agreement can only be terminated subject to an eighteen-month advance notice, subject to a termination fee equal to twelve months of fees payable under the CSI Letter Agreement.

Pursuant to the CSI Letter Agreement, as well as the CSI Management Agreements concluded between CSI and our vessel-owning subsidiaries, we pay a management fee of $572 per day per vessel for the provision of technical, commercial, operation, insurance, bunkering and crew management, commencing three months before the vessel is scheduled to be delivered by the shipyard. In addition, the CSI Management Agreements provide for payment to CSI of: (i) $520 per day for superintendent visits plus actual expenses; (ii) a chartering commission of 1.25% on all freight, hire and demurrage revenues; (iii) a commission of 1.00% on all gross vessel sale proceeds or the purchase price paid for vessels and (iv) a financing fee of 0.2% on derivative agreements and loan financing or refinancing. CSI also performs supervision services for all of our newbuilding vessels while the vessels are under construction, for which we pay CSI the actual cost of the supervision services plus a fee of 7% of such supervision services.

CSI provides, at cost, all accounting, reporting and administrative services. Finally, the CSI Letter Agreement provides for a performance incentive fee for the provision of management services to be determined at our discretion. The CSI Management Agreements have an initial term of five years, after which they will continue to be in effect until terminated by either party subject to an eighteen-month advance notice of termination. Pursuant to the terms of the CSI Management Agreements, all fees payable to CSI are adjusted annually according to the US Consumer Price Inflation (“CPI”) of the previous year and if CPI is less than 2% than a 2% increase is effected.

The fees charged by and expenses relating to CSI for the years ended December 31, 2020 and 2021 were $12.3 million and $5.7 million respectively. For the years ended December 31, 2020 and 2021, CSI also charged us newbuilding supervision related pass-through costs amounting to $1.0 and $1.2 million respectively.

Issuance of Series E Preferred Shares to Family Trading Inc (“Family Trading”)

On March 29, 2019 we entered into a stock purchase agreement with Family Trading pursuant to which we exchanged the outstanding principal, fees and interest of the Further Amended Family Trading Credit Facility with 27,129 Series E Preferred Shares. As of December 31, 2020, pursuant to the terms of the Series E Preferred Shares we owed $0.9 million of dividends to Family Trading. For more information about Series E Preferred Shares please see “Item 10. Additional Information—B. Memorandum and Articles of Association.

On June 30, 2019, we issued 1,029 Series E Shares for the payment of dividends accumulated since the original issuance of the Series E Preferred Shares through June 30, 2019.

From July 25, 2019 to March 19, 2020, we redeemed 33,798 of Series E Preferred Shares for an aggregate purchase price of $38.9 million.

On February 17, 2020, we issued 16,004 Series E Preferred Shares to Family Trading, as settlement of the consideration outstanding for the purchase of the M/T Eco City of Angels and M/T Eco Los Angeles from Mr. Evangelos J. Pistiolis, and for dividends payable to Family Trading Inc. under already outstanding Series E Preferred Shares.

On June 30, 2020, we issued 900 Series E Preferred Shares to Family Trading, as settlement for dividends payable to Family Trading Inc. under already outstanding Series E Preferred Shares.

On August 20, 2020, we entered into a Standstill Agreement with Family Trading, pursuant to which Family Trading agreed not to convert any of its Series E Preferred Shares into Common Shares until August 20, 2021.

On September 8, 2021, pursuant to a Sale and Purchase Agreement between the Issuer and Zizzy Charter Co. dated September 8, 2021, we issued 2,188 Series E Preferred Shares to Family Trading as partial settlement of the consideration outstanding for the purchase of an additional 65% ownership interest in each of Julius Caesar Inc. and Legio X Inc., each a party to shipbuilding contracts for VLCC Julius Caesar and VLCC Legio X Equestris, respectively, from a party affiliated with Mr. Pistiolis.

Vessel Acquisitions from affiliated entities

From January 31, 2018 to September 8, 2021 we entered into a series of transactions with a number of entities affiliated with Mr. Evangelos J. Pistiolis. As of December 31, 2021, we owe $27.6 million to the previous owners of the newbuilding vessels. For more information on these vessel acquisitions please see “Item 18. Financial Statements—Note 1— Basis of Presentation and General Information.” and “Item 4. Information On The Company - A. History and Development of the Company –Recent Developments.”

Charter Parties with Central Tankers Chartering Inc (“Central Tankers Chartering”)

On May 4, 2020 we acquired from entities affiliated with Mr. Evangelos J. Pistiolis three Marshall Island companies that owned for the newbuilding vessels M/T Eco Van Nuys, M/T Eco Santa Monica and M/T Eco Venice Beach, due for delivery in the first quarter of 2021. These companies were each a party to a time charter party with Central Tankers Chartering, a related party affiliated with the family of Mr. Evangelos J. Pistiolis, The time charters were for a firm period of five years at a daily rate of $16,200 with two optional years at daily rates of $17,200 and $18,200 respectively, at Central Tankers Chartering’s option and would have commenced upon each vessel’s delivery from the shipyard in the first quarter of 2021. On January 6, 2021 the abovementioned companies were sold as part of the VLCC Transaction.

Table of Contets
On January 6, 2021 we acquired a shipowning company from an entity affiliated with Mr. Evangelos J. Pistiolis that owned M/T Eco Oceano CA which was party to a time charter, with Central Tankers Chartering Inc, for a firm duration of five years at a gross daily rate of $32,450, with two optional years at $33,950 and $35,450 at Central Tankers Chartering’s option. The time charter commenced on the date of delivery. As of December 31, 2021, there were no amounts due to Central Tankers Chartering. On February 22, 2022 we amended the previously agreed time charter with Central Tankers Chartering and increased its firm period from 5 years to 15 years and reduced the daily rate from $32,450 to $24,500.

Personal Guarantees by Mr. Evangelos J. Pistiolis and Related Amendments to the Series D Preferred Shares.

As a prerequisite for the Navigare Lease, Mr. Evangelos J. Pistiolis personally guaranteed the performance of the bareboat charters connected to the lease and in exchange, we agreed to indemnify him for any losses suffered as a result of the guarantee provided, and we amended the Certificate of Designations governing the terms of the Series D Preferred Shares, to adjust the voting rights per share of Series D Preferred Shares such that during the term of the Navigare Lease, the combined voting power controlled by Mr. Evangelos J. Pistiolis and the Lax Trust does not fall below a majority of our total voting power, irrespective of any new common or preferred stock issuances, and thereby complying with a relevant covenant of the bareboat charters entered in connection with the Navigare Lease. This personal guarantee comes into effect in the case 120 days have passed and we are still unable to pay down all amounts due under the Navigare Lease, with the exception of amounts due to Navigare due to a total loss, where in this case the personal guarantee will cover an amount equal to all unpaid charter hire and a further amount equivalent to all future charter hire that would have accrued from the date of the total loss up to the end of the charter period and is callable 200 days after the date of the total loss. Due to the related party nature of the transactions involving Mr. Evangelos J. Pistiolis, such transactions were unanimously approved by the Company’s Board of Directors, including all three independent directors.

Issuance of Series F Preferred Shares to Africanus Inc. and partial redemption

On January 17, 2022, we entered into a stock purchase agreement with Africanus Inc., an affiliate of our CEO for the sale of up to 7,560,759 Series F Non-Convertible Perpetual Preferred Shares, par value $0.01, in exchange for (i) the assumption by Africanus Inc. of an amount of $48.0 million of shipbuilding costs for vessels M/T Eco Oceano CA (Hull No. 871), M/T Julius Caesar (Hull No. 3213) and M/T Legio X Equestris (Hull No. 3214), and (ii) settlement of our remaining payment obligations relating to the acquisition in September 8, 2021 of an additional 65% ownership interest in the newbuilding contracts for its 2 VLCCs, in an amount of up to $27.6 million. On July 8, 2022, we redeemed 865,558 of our Series F Preferred Shares for an aggregate amount of approximately $10.4 million, payable in cash. As of the date of this prospectus, 6,334,442 of our Series F Preferred Shares remain outstanding.

Central Mare Bridge Loan

On January 5, 2022 we entered into an unsecured credit facility for up to $20 million with an affiliate of Mr. Evangelos J. Pistiolis in order to finance part of the shipbuilding cost of our 2 VLCC newbuildings. As of the date of this prospectus, $9 million were drawn down. The facility maturity was December 31, 2022. The principal terms of the loan include an arrangement fee of 2%, interest of 12% per annum and a commitment fee of 1.00% on the undrawn part of the facility. The facility was fully repaid and terminated on March 4, 2022 from proceeds from the sale of the M/T Eco Los Angeles.

C.          Interests of Experts and Counsel

Not applicable.

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TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and U.S. federal income tax considerations relevant, in the case of U.S. federal income tax, to a U.S. Holder and a Non-U.S. Holder, each as defined below, with respect to the ownership and disposition of our Units consisting of one common share or one pre-funded warrant and one Class C Warrant to purchase one common share, the ownership and disposition of our common shares, and the ownership, exercise, lapse and disposition of the pre-funded warrants and Class C Warrants. The discussion of U.S. federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, or the Treasury Regulations, all of which are subject to change, possibly with retroactive effect. This discussion does not purport to deal with the tax consequences of owning Units, common shares and warrants to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our Units, common shares and warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for the alternative minimum tax or the “base erosion and anti-avoidance” tax, dealers in securities or currencies, U.S. Holders, as defined below, whose functional currency is not the U.S. dollar, persons required to recognize income for U.S. federal income tax purposes no later than when such income is included on an “applicable financial statement” and investors that own, actually or under applicable constructive ownership rules, 10% or more of our common shares, may be subject to special rules. This discussion deals only with holders who own hold the Units, common shares and warrants as capital assets. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or non-U.S. law of the ownership of Units, common shares and warrants.

Marshall Islands Tax Consequences

We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

U.S. Federal Income Taxation of Our Company

Taxation of Operating Income: In General

Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, cost sharing arrangement or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from U.S. Federal Income Taxation

Under Section 883 of the Code and the regulations thereunder, we will be exempt from U.S. federal income tax on our U.S.-source shipping income if:

(1)	we are organized in a foreign country, or our country of organization, that grants an “equivalent exemption” to corporations organized in the United States; and

(2)	either

A.
more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States (each such individual a “qualified shareholder” and such individuals collectively, “qualified shareholders”), which we refer to as the “50% Ownership Test,” or

B.
our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to U.S. corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, grants an “equivalent exemption” to U.S. corporations. Therefore, we will be exempt from U.S. federal income tax with respect to our U.S.-source shipping income if either the 50% Ownership Test or the Publicly-Traded Test is met.

In order to satisfy the 50% Ownership Test, a non-U.S. corporation must be able to substantiate that more than 50% of the value of its shares is owned, for at least half of the number of days in the non-U.S. corporation’s taxable year, directly or indirectly, by “qualified shareholders.” For this purpose, qualified shareholders are: (1) individuals who are residents (as defined in the Treasury Regulations) of countries, other than the United States, that grant an equivalent exemption, (2) non-U.S. corporations that meet the Publicly-Traded Test and are organized in countries that grant an equivalent exemption, or (3) certain foreign governments, non-profit organizations, and certain beneficiaries of foreign pension funds. In order for a shareholder to be a qualified shareholder, there generally cannot be any bearer shares in the chain of ownership between the shareholder and the taxpayer claiming the exemption (unless such bearer shares are maintained in a dematerialized or immobilized book-entry system as permitted under the Treasury Regulations). A corporation claiming the Section 883 exemption based on the 50% Ownership Test must obtain all the facts necessary to satisfy the IRS that the 50% Ownership Test has been satisfied (as detailed in the Treasury Regulations). We do not believe that we satisfied the 50% Ownership Test in 2021.

Table of Contets
In order to satisfy the Publicly-Traded Test, Treasury Regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common shares, which are our sole class of issued and outstanding stock that is traded, is and we anticipate will continue to be “primarily traded” on the Nasdaq Capital Market. The Treasury Regulations also require that our stock be "regularly traded" on an established securities market. Under the Treasury Regulations, our stock will be considered to be "regularly traded" if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets, which we refer to as the "listing threshold." Our common shares, which are listed on the Nasdaq Capital Market and our only class of publicly-traded stock, did not constitute more than 50% of our outstanding shares by vote for the 2021 taxable year, and accordingly, we did not satisfy the listing threshold for the 2021 taxable year.

Therefore, we did not satisfy the requirements for the Section 883 exemption in 2021.

Taxation in the Absence of Exemption under Section 883 of the Code

To the extent the benefits of Section 883 of the Code are unavailable, our U.S.-source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime.” Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime. The amount of this tax that we paid for our 2021 taxable year was approximately $108,000.

To the extent the benefits of the exemption under Section 883 of the Code are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax imposed at a current rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments.

Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

● We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

● substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or is leasing income that is attributable to such fixed place of business in the United States.

We do not currently have, nor intend to have or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.

U.S. Taxation of Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883 of the Code, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States or will otherwise not be subject to U.S. federal income taxation.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our Units, common shares or warrants, as applicable, that is a U.S. citizen or resident, U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes.

If a partnership holds our Units, common shares or warrants, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a Unit or instruments similar to a Unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a Unit should be treated for U.S. federal income tax purposes as the acquisition of one common share or one pre-funded warrant and one Class C Warrant. For U.S. federal income tax purposes, each holder of a Unit must allocate the purchase price paid by such holder for such Unit between the common share or pre-funded warrant and Class C Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each common share or pre-funded warrant and each Class C Warrant should be the shareholder’s tax basis in such share or pre-funded warrant and each Class C Warrant, as the case may be. Any disposition of a Unit should be treated for U.S. federal income tax purposes as a disposition of the common share or pre-funded warrant and Class C Warrant comprising the Unit, and the amount realized on the disposition should be allocated between the common share or pre-funded warrant and Class C Warrant based on their respective relative fair market values at the time of disposition (as determined by each such Unit holder based on all relevant facts and circumstances). The separation of the common share or pre-funded warrant and the Class C Warrant comprising a Unit should not be a taxable event for U.S. federal income tax purposes.

Table of Contets
The foregoing treatment of the common shares, pre-funded warrants and Class C Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the Units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a Unit (including alternative characterizations of a Unit). The balance of this discussion assumes that the characterization of the Units described above is respected for U.S. federal income tax purposes.

Tax Treatment of the Pre-Funded Warrants

We believe that our pre-funded warrants should be treated as our common shares for U.S. federal income tax purposes, rather than warrants. Assuming this position is upheld, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of a pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.0001 per share. However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as our common shares.

Distributions on Common Shares

Subject to the discussion of passive foreign investment companies, or PFIC, below, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to our common shares will generally be treated as “passive category income” for purposes of computing allowable foreign tax credits for U.S. foreign tax credit purposes.

Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate (a “U.S. Non-Corporate Holder”) will generally be treated as “qualified dividend income” that is taxable to such U.S. Non-Corporate Holder at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the Nasdaq Capital Market on which our common shares are traded); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (as discussed in more detail below); (3) the U.S. Non-Corporate Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) the U.S. Non-Corporate Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

We believe that we were not a PFIC for our 2014 through 2021 taxable years, and we do not expect to be a PFIC for subsequent taxable years. If we were treated as a PFIC for our 2021 or 2022 taxable year, any dividends paid by us during 2022 will not be treated as “qualified dividend income” in the hands of a U.S. Non-Corporate Holder. Any dividends we pay which are not eligible for the preferential rates applicable to “qualified dividend income” will be taxed as ordinary income to a U.S. Non-Corporate Holder.

Special rules may apply to any “extraordinary dividend,” generally, a dividend paid by us in an amount which is equal to or in excess of 10% of a shareholder’s adjusted tax basis in (or, in certain circumstances, fair market value of) a common share or dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a shareholder’s adjusted tax basis (or fair market value upon the shareholder’s election) in a common share. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by a U.S. Non-Corporate Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Shares or Warrants

Subject to the discussion of our status as a PFIC below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares or warrants in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common shares or warrants. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S.-source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

U.S. Federal Income Tax Treatment of the Warrants

Neither we nor a U.S. Holder of a warrant will recognize gain or loss as a result of the U.S. Holder’s receipt of our common shares upon exercise of a warrant. A U.S. Holder’s adjusted tax basis in the common shares received will be an amount equal to the sum of (i) the U.S. Holder’s adjusted tax basis in the warrant exercised and (ii) the amount of the exercise price for the warrant. If the warrants lapse without being exercised, the U.S. Holder will recognize capital loss in the amount equal to the U.S. Holder’s adjusted tax basis in the warrants. A U.S. Holder’s holding period for common shares received upon exercise of a warrant (other than a pre-funded warrant) will commence on the date the warrant is exercised.

The exercise price of a warrant is subject to adjustment under certain circumstances. If an adjustment increases a proportionate interest of the holder of a warrant in the fully diluted common shares without proportionate adjustments to the holders of our common shares, U.S. Holder of the warrants may be treated as having received a constructive distribution, which may be taxable to the U.S. Holder as a dividend.

The tax consequences of holding and disposing of our common shares is discussed above. U.S. Holders of our warrants should also carefully review the sections titled “Passive Foreign Investment Company Status and Significant Tax Consequences” and “The QEF Election” as a U.S. Holder generally will not be able to make a QEF election with respect to the warrants if we are a PFIC.

3.8% Tax on Net Investment Income

A U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s net investment income for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000). A U.S. Holder’s net investment income will generally include distributions made by us which constitute a dividend for U.S. federal income tax purposes and gain realized from the sale, exchange or other disposition of our common shares or warrants. This tax is in addition to any income taxes due on such investment income.

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If you are a U.S. Holder that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of the 3.8% tax on net investment income to the ownership and disposition of our common shares or warrants.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock, or is treated as holding stock by application of certain attribution rules (for instance, treating warrants as stock), in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares or warrants, either

● at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

● at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary companies in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute “passive income” for these purposes. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

In general, income derived from the bareboat charter of a vessel will be treated as “passive income” for purposes of determining whether we are a PFIC and such vessel will be treated as an asset which produces or is held for the production of “passive income.” On the other hand, income derived from the time charter of a vessel should not be treated as “passive income” for such purpose, but rather should be treated as services income; likewise, a time chartered vessel should generally not be treated as an asset which produces or is held for the production of “passive income.”

We believe that we were a PFIC for our 2013 taxable year because we believe that at least 50% of the average value of our assets consisted of vessels which were bareboat chartered and at least 75% of our gross income was derived from vessels on bareboat charter.

We believe that we were not a PFIC for our 2014 through 2021 taxable years because we had no bareboat chartered-out vessels and consequently no gross income from vessels on bareboat charter. Furthermore, based on our current assets and activities, we do not believe that we will be a PFIC for the subsequent taxable years. Although there is no legal authority directly on point, and we are not relying upon an opinion of counsel on this issue, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether we were a passive foreign investment company. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, in the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

If we are a PFIC for any taxable year, a U.S. Holder will be treated as owning his proportionate share of the stock of any of our subsidiaries which is a PFIC. The PFIC rules discussed below will apply on a company-by-company basis with respect to us and each of our subsidiaries which is treated as a PFIC.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different U.S. federal income taxation rules depending on whether the U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) makes an election to treat us as a “Qualified Electing Fund,” which election is referred to as a “QEF Election.” As discussed below, as an alternative to making a QEF Election, a U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) should be able to make a “mark-to-market” election with respect to our common shares or pre-funded warrants, which election is referred to as a “Mark-to-Market Election”. A U.S. Holder holding shares or warrants in a PFIC that does not make either a “QEF Election” or “Mark-to-Market Election” will be subject to the Default PFIC Regime, as defined and discussed below in “Taxation—U.S. Federal Income Taxation of U.S. Holders—Taxation of U.S. Holders Not Making a Timely QEF or “Mark-to-Market” Election.”

If we were to be treated as a PFIC, a U.S. Holder would be required to file IRS Form 8621 to report certain information regarding us.

A U.S. Holder who held our common shares or warrants during any period in which we were treated as a PFIC and who neither made a QEF Election nor a Mark-to-Market Election may continue to be subject to the Default PFIC Regime, notwithstanding that we are no longer a PFIC. If you are a U.S. Holder who held our common shares or warrants during any period in which we were a PFIC but failed to make either of the foregoing elections, you are strongly encouraged to consult your tax advisor regarding the U.S. federal income tax consequences to you of holding our common shares or warrants in periods in which we are no longer a PFIC.

The QEF Election

If a U.S. Holder of our common shares (including pre-funded warrants) makes a timely QEF Election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report each year for United States federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were made by us to the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares or pre-funded warrants will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares or pre-funded warrants and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares or pre-funded warrants. A U.S. Holder will not be able to make a QEF election in respect of our Class Warrants. A U.S. Holder would make a QEF Election with respect to any year that our company is a PFIC by filing one copy of IRS Form 8621 with his United States federal income tax return and a second copy in accordance with the instructions to such form. It should be noted that if any of our subsidiaries is treated as a corporation for U.S. federal income tax purposes, a U.S. Holder must make a separate QEF Election with respect to each such subsidiary.

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Taxation of U.S. Holders Making a “Mark-to-Market” Election

Making the Election. Alternatively, if, as is anticipated, our common shares (including pre-funded warrants) are treated as “marketable stock,” a U.S. Holder would be allowed to make a Mark-to-Market Election with respect to the common shares or pre-funded warrants, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. The common shares will be treated as “marketable stock” for this purpose if they are “regularly traded” on a “qualified exchange or other market.” The common shares will be “regularly traded” on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. The Nasdaq Capital Market should be treated as a “qualified exchange or other market” for this purpose. However, it should be noted that a separate Mark-to-Market Election would need to be made with respect to each of our subsidiaries which is treated as a PFIC. The stock of these subsidiaries is not expected to be “marketable stock.” Therefore, a “mark-to-market” election is not expected to be available with respect to these subsidiaries. The mark-to-market election is generally unavailable to U.S. Holders of our Class C Warrants.

Current Taxation and Dividends. If the Mark-to-Market Election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares or pre-funded warrants at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the common shares or pre-funded warrants. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in its common shares or pre-funded warrants over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of common shares or pre-funded warrants for purposes of determining the source of the income or loss. Accordingly, any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder’s tax basis in his common shares or pre-funded warrants would be adjusted to reflect any such income or loss amount. Distributions by us to a U.S. Holder who has made a Mark-to-Market Election generally will be treated as discussed above under “Taxation—U.S. Federal Income Taxation of U.S. Holders—Distributions on Common Shares.”

Sale, Exchange or Other Disposition. Gain realized on the sale, exchange, redemption or other disposition of the common shares or pre-funded warrants would be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the common shares or pre-funded warrants would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Any loss in excess of such previous inclusions would be treated as a capital loss by the U.S. Holder. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations. Any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

Taxation of U.S. Holders Not Making a Timely QEF or “Mark-to-Market” Election

Finally, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election with respect to any taxable year in which we are treated as a PFIC, or a U.S. Holder whose QEF Election is invalidated or terminated, or a Non-Electing Holder, would be subject to special rules, or the Default PFIC Regime, with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares or warrants), and (2) any gain realized on the sale, exchange, redemption or other disposition of the common shares or warrants.

Under the Default PFIC Regime:

● the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares or warrants;

● the amount allocated to the current taxable year and any taxable year before we became a PFIC would be taxed as ordinary income; and

● the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed tax deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Any distributions other than “excess distributions” by us to a Non-Electing Holder will be treated as discussed above under “Taxation—U.S. Federal Income Taxation of U.S. Holders—Distributions.”

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the common shares or warrants. If a Non-Electing Holder who is an individual dies while owning the common shares or warrants, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to the common shares or warrants.

U.S. Federal Income Taxation of “Non-U.S. Holders”

A beneficial owner of our common shares or warrants (other than a partnership) that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

Dividends on Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares or Warrants

Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares or warrants, unless:

Table of Contets
● the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to that gain, that gain is taxable only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or

● the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the common shares or warrants, including dividends and the gain from the sale, exchange or other disposition of the common shares or warrants that is effectively connected with the conduct of that trade or business will generally be subject to U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, the earnings and profits of such Non-U.S. Holder that are attributable to effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. In addition, such payments will be subject to backup withholding tax if you are a non-corporate U.S. Holder and you:

● fail to provide an accurate taxpayer identification number;

● are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

● in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an applicable IRS Form W-8.

If you sell your common shares or warrants to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common shares or warrants through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your common shares or warrants through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your U.S. federal income tax liability by filing a refund claim with the IRS.

Individuals who are U.S. Holders (and to the extent specified in applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares and warrants, unless the shares or warrants are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.

Table of Contets
EXPENSES

We estimate the expenses in connection with the issuance and distribution of the common shares being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$3,636.60
Legal fees and expenses	$150,000
Accounting fees and expenses	$20,000
Miscellaneous fees and expenses	$1,363.40
Total	$175,000

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters relating to United States and Marshall Islands law are being passed upon for us by Watson Farley & Williams LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, will pass upon certain legal matters in connection with the offering for the Placement Agent.

EXPERTS

The consolidated financial statements of Top Ships Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of Top Ship Inc.’s internal control over financial reporting have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., 15125 Maroussi, Athens, Greece.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form F-1 under the Securities Act, with respect to the securities offered hereby. For the purposes of this section, the term registration statement on Form F-1 means the original registration statement on Form F-1 and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement on Form F-1 we filed. Each statement made in this prospectus concerning a document filed as an exhibit to the registration statement on Form F-1 is qualified by reference to that exhibit for a complete statement of its provisions. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Capital Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with, and furnish to it, which means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained in this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on April 15, 2022;

•	Amendment No. 1 to our Annual Report, filed with the Commission on 6 May 2022;

•	our Report on Form 6-K furnished to the Commission on April 19, 2022;

•	our Report on Form 6-K furnished to the Commission on May 20, 2022;

•	our Report on Form 6-K furnished to the Commission on June 3, 2022;

•	our Report on Form 6-K furnished to the Commission on June 10, 2022;

•	our Report on Form 6-K furnished to the Commission on July 11, 2022;

•	our Report on Form 6-K furnished to the Commission on August 9, 2022;

•	our Report on Form 6-K furnished to the Commission on September 7, 2022;

•	our Report on Form 6-K furnished to the Commission on September 21, 2022;

•	our Report on Form 6-K furnished to the Commission on September 27, 2022;

•	our Report on Form 6-K furnished to the Commission on September 28, 2022;

•	our Report on Form 6-K furnished to the Commission on October 6, 2022;

•	our Report on Form 6-K furnished to the Commission on October 11, 2022; and

•	our Report on Form 6-K furnished to the Commission on October 11, 2022.

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You may request a paper copy of our Commission filings, at no cost, by writing to or telephoning us at the following address:

TOP Ships Inc.
1 Vas. Sofias and Meg. Alexandrou Str, 15124 Maroussi, Greece
(011) 30 210 812-8180 (telephone number)

These reports may also be obtained on our website at www.topships.org. None of the information on our website is a part of or incorporated by reference into this prospectus.

Table of Contets
Up to 4,966,887 Units
consisting of
Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Class C Warrants to Purchase Common Shares

PRELIMINARY PROSPECTUS

Maxim Group LLC

, 2022

Table of Contets
PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

The By-Laws of the Company provide that any person who is or was a director or officer of the Company, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of The Marshall Islands, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Section 60 of the BCA provides as follows:

Indemnification of directors and officers:

(1)          Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)          Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)          When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)        Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)          Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)       Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)        Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 7.	Recent Sales of Unregistered Securities.

On March 29, 2019, the Company entered into a Stock Purchase Agreement with Family Trading for the sale of 27,129 newly issued Series E Preferred Shares at a price of $1,000 per share, in exchange for the full and final settlement of the loan facility between our Company and Family Trading dated December 23, 2015, as amended. On June 30, 2019, the Issuer issued 1,029 Series E Preferred Shares for the payment of dividends accumulated since the original issuance of the Series E Preferred Shares through June 30, 2019. From July 25, 2019 to March 19, 2020, the Issuer redeemed 33,798 of Series E Preferred Shares pursuant to their terms for an aggregate purchase price of $38.9 million. On February 17, 2020, the Issuer issued 16,004 Series E Preferred Shares to Family Trading, as settlement of the consideration outstanding for the purchase of the M/T Eco City of Angels and M/T Eco Los Angeles from parties affiliated with Mr. Pistiolis, and for dividends payable to Family Trading Inc. under already-outstanding Series E Preferred Shares. On June 30, 2020, we issued 900 Series E Preferred Shares to Family Trading, as settlement for dividends payable to Family Trading under already-outstanding Series E Preferred Shares. The Series E Preferred Shares were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Table of Contets
On September 8, 2021, pursuant to a Sale and Purchase Agreement between the Issuer and Zizzy Charter Co. dated September 8, 2021, the Company issued 2,188 Series E Preferred Shares to Family Trading as partial settlement of the consideration outstanding for the purchase of an additional 65% ownership interest in each of Julius Caesar Inc. and Legio X Inc., each a party to shipbuilding contracts for VLCC Julius Caesar and VLCC Legio X Equestris, respectively, from a party affiliated with Mr. Pistiolis. The Series E Preferred Shares were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

On January 17, 2022, the Company entered into a stock purchase agreement with Africanus Inc., an affiliate of the Company’s Chief Executive Officer, for the sale of up to 7,560,759 Series F Non-Convertible Perpetual Preferred Shares, par value $0.01, in exchange for (i) the assumption by Africanus Inc. of an amount of $48.0 million of shipbuilding costs for vessels M/T Eco Oceano CA (Hull No. 871), M/T Julius Caesar (Hull No. 3213) and M/T Legio X Equestris (Hull No. 3214), and (ii) settlement of the Company’s remaining payment obligations relating to the acquisition in September 8, 2021 of an additional 65% ownership interest in the newbuilding contracts for its 2 VLCCs, in an amount of up to $27.6 million. The Series F Preferred Shares were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. On July 8, 2022, we redeemed 865,558 of our Series F Preferred Shares for an aggregate amount of approximately $10.4 million, payable in cash. As of the date of this prospectus, 6,334,442 of our Series F Preferred Shares remain outstanding.

On June 3, 2022, pursuant to a Securities Purchase Agreement, the Company sold the common stock purchase warrants in a private placement. The Warrants were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

On October 10, 2022, pursuant to the Inducement Letter, the Company sold the October 2022 Warrants in a private placement. The Warrants were sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits, which index to exhibits is incorporated herein by reference.

(b)	Financial Statements

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit List

Exhibit Number	Description
1.1	Form of Placement Agency Agreement*
3.1	Third Amended and Restated Articles of Incorporation of TOP Ships Inc. (1)
3.2	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated April 17, 2014 (2)
3.3	Articles of Amendment to the Third Amended and Restated Articles of Incorporation, dated February 15, 2016 (3)
4.1	Form of Share Certificate (4)
4.2	Form of Warrant Agreement*
4.3	Form of Class C Warrant*
4.4	Form of Pre-Funded Warrant*
4.5	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of TOP Ships Inc. (6)
4.6	Certificate of Designations of Rights, Preferences and Privileges of Series B Convertible Preferred Stock of TOP Ships Inc. (7)
4.7	Statement of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of TOP Ships Inc. (8)
4.8	Statement of Designations, Preferences and Rights of the Series D Preferred Stock of TOP Ships Inc. (9)
4.9	Certificate of Amendment to Certificate of Designation of Rights, Preferences and Privileges of Series D Preferred Stock of TOP Ships Inc. (10)
4.10	Statement of Designations of Rights, Preferences and Privileges of Series E Perpetual Convertible Preferred Stock of TOP Ships Inc. (11)
4.11	Statement of Designations of Rights, Preferences and Privileges of Series F Perpetual Preferred Stock of TOP Ships Inc. (12)
4.12	Description of Securities (13)
5.1	Opinion of Watson Farley & Williams LLP as to the validity of the securities**
8.1	Opinion of Watson Farley & Williams LLP with respect to certain tax matters**
10.1	TOP Ships Inc. 2015 Stock Incentive Plan (14)
10.2	Stockholders Rights Agreement with Computershare Trust Company, N.A., as Rights Agent as of September 22, 2016 (15)
10.3	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of Chief Technical Officer (16)
10.4	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of Executive Vice- President and Chairman (17)
10.5	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of President and Chief Executive Officer (18)

Table of Contets
10.6	Employment Agreement between TOP Ships Inc. and Central Mare Inc. dated September 1, 2010, regarding employment of Chief Financial Officer (19)
10.7	Management Agreement dated as of January 1, 2019 with Central Shipping Inc., in respect of Hull 8242 (renamed Eco Marina Del Rey) (20)
10.8	Management Agreement dated as of January 1, 2019 with Central Shipping Inc., in respect of Hull S874 (TBN Eco Bel Air) (21)
10.9	Management Agreement dated as of January 1, 2019 with Central Shipping Inc., in respect of Hull S875 (TBN Eco Beverly Hills) (22)
10.10	Fifth Amendment to the Agreement for Provision of Personnel, dated January 1, 2019, between Top Ships Inc. and Central Mare Inc. (23)
10.11	Letter Agreement from Central Shipping Inc. to Top Ships Inc. dated as of January 1, 2019, in respect of provision of management services (24)
10.12	Note Purchase Deed among Top Ships Inc., Amsterdam Trade Bank N.V., the note purchasers party thereto, and Astarte International Inc., dated as of March 21, 2019 (25)
10.13	Deed of Amendment to the March 21, 2019 AT Bank Bridge Facility Note, between TOP Ships Inc. and dated October 14, 2019 (26)
10.14	Addendum No. 1 dated as of March 12, 2019 to MOA in respect of Hull No. 8242 (renamed Eco Marina Del Rey) (27)
10.15	Share Purchase Agreement, dated May 28, 2020, by and between Zizzy Charter Co. and Top Ships Inc., in relation to the M/T Eco Malibu and the M/T Eco West Coast (28)
10.16	Addendum, dated June 18, 2020, to the Share Purchase Agreement dated May 28, 2020, by Zizzy Carter Co. and Top Ships Inc., in relation to the M/T Eco Malibu and the M/T Eco West Coast (29)
10.17
Loan Agreement for a Secured Floating Interest Rate Loan Facility of up to $37,660,000, dated March 12, 2020, by and among Alpha Bank A.E., California 19 Inc. and California 20 Inc., in relation to the M/T Eco Yosemite Park and M/T Eco Joshua Park (30)

10.18
First Supplemental Agreement in relation to the Loan Agreement dated March 12, 2020, by and among Alpha Bank S.A, California 19 Inc., California 20 Inc., Central Mare Inc. and Top Ships Inc., in relation to the M/T Eco Yosemite Park and M/T Eco Joshua Park (31)

10.19	Corporate Guarantee, dated December 8, 2020, by and between Top Ships Inc. and Alpha Bank S.A., in respect of the obligations under the Loan Agreement dated March 12, 2020 (32)
10.20	Second Supplemental Agreement dated February 2, 2022, by and between Top Ships Inc. and Alpha Bank S.A., in respect of the obligations under the Loan Agreement dated March 12, 2020 (33)
10.21	Joint Venture Agreement, dated March 11, 2020, by and between Augustus Enterprises Inc., Just-C Limited and California 19 Inc. relating to the M/T Eco Yosemite Park (34)
10.22	Joint Venture Agreement, dated March 11, 2020, by and between Augustus Enterprises Inc., Just-C Limited and California 20 Inc. relating to the M/T Eco Joshua Park (35)
10.23	Loan Agreement for a Secured Floating Interest Rate Loan Facility of up to $38,000,000, dated May 6, 2021, by and among Alpha Bank S.A. and Athenean Empire Inc. in relation to the M/T Eco Malibu (36)
10.24	Addendum No. 1 dated as of June 23, 2021 to MOA in respect of M/T Nord Valiant (37)
10.25	Sale and Purchase Agreement dated September 8, 2021, by and between TOP Ships Inc. and Zizzy Charter Co., in relation to M/T Julius Caesar, and M/T Legio X Equestris. (38)
10.26	Guarantee dated as of November 23, 2021 between TOP Ships Inc., as guarantor, and Sea 268 Leasing Co. Limited, as owner, in respect of M/T Julius Caesar (39)
10.27	Bareboat Charter in respect of M/T Julius Caesar dated as of November 23, 2021 (40)
10.28	Guarantee dated as of November 23, 2021 between TOP Ships Inc., as guarantor, and Sea 269 Leasing Co. Limited, as owner, in respect of M/T Legio X Equestris (41)
10.29	Bareboat Charter in respect of M/T Legio X Equestris dated as of November 23, 2021 (42)
10.30	Addendum No. 1 dated as of December 29, 2021 to MOA in respect of M/T Eco Los Angeles (43)
10.31	Addendum No. 1 dated as of December 29, 2021 to MOA in respect of M/T Eco City of Angels (44)
10.32	Bridge Loan between TOP Ships Inc. and Central Mare Inc. dated January 5, 2022 (45)
10.33	Stock Purchase Agreement dated January 17, 2022, by and between TOP Ships Inc. and Africanus Inc., in relation to M/T Eco Oceano CA, M/T Julius Caesar, and M/T Legio X Equestris (46)
10.34	Time Charter Party dated as of February 14, 2022 in respect of M/T Eco Bel Air (47)
10.35	Time Charter Party dated as of February 14, 2022 in respect of M/T Eco Beverly Hills (48)
10.36	Bareboat Charter in respect of M/T Eco Oceano CA, dated as of March 2, 2022 (49)
10.37	Securities Purchase Agreement dated June 3, 2022, between the Company and the purchaser named therein (50)
10.38	Common Share Purchase Warrant dated October 10, 2022 (51)
10.39	Inducement Letter dated October 10, 2022 (52)
10.40	Form of Securities Purchase Agreement*
21.1	List of subsidiaries of the Company (53)
23.1	Consent of Deloitte Certified Public Accountants S.A.**
23.2	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 5.1)**
23.3	Consent of Watson Farley & Williams LLP (included in its opinion filed as Exhibit 8.1)**

Table of Contets
24.1	Powers of Attorney (included in the signature pages hereto)*
107	Filing fee table*

*     Previously filed
**   Filed herewith

(1)	Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 6-K, filed on June 24, 2011.
(2)	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 6-K, filed on April 18, 2014.
(3)	Incorporated by reference to Exhibit 1.3 of the Company’s Annual Report on Form 20-F, filed on April 26, 2016.
(4)	Incorporated by reference to Exhibit 2.1 of the Company’s Annual Report on Form 20-F, filed on June 29, 2009.
(5)	Incorporated by reference to Exhibit 4 of the Company’s Current Report on Form 6-K, filed on November 7, 2019.
(6)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(7)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on November 23, 2016.
(8)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on February 21, 2017.
(9)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on May 8, 2017.
(10)	Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 6-K, filed on December 4, 2020.
(11)	Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 6-K, filed on April 1, 2019.
(12)	Incorporated by reference to Exhibit 99.2 of the Company’s Current Report on Form 6-K, filed on January 21, 2022.
(13)	Incorporated by reference to Exhibit 2.10 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(14)	Incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 20-F, filed on April 26, 2016.
(15)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on September 22, 2016.
(16)	Incorporated by reference to Exhibit 4.5 of the Company’s Annual Report on Form 20-F, filed on March 29, 2018.
(17)	Incorporated by reference to Exhibit 4.6 of the Company’s Annual Report on Form 20-F, filed on March 29, 2018.
(18)	Incorporated by reference to Exhibit 4.7 of the Company’s Annual Report on Form 20-F, filed on March 29, 2018.
(19)	Incorporated by reference to Exhibit 4.8 of the Company’s Annual Report on Form 20-F, filed on March 29, 2018.
(20)	Incorporated by reference to Exhibit 4.105 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(21)	Incorporated by reference to Exhibit 4.108 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(22)	Incorporated by reference to Exhibit 4.113 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(23)	Incorporated by reference to Exhibit 4.115 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(24)	Incorporated by reference to Exhibit 4.116 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(25)	Incorporated by reference to Exhibit 4.118 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(26)	Incorporated by reference to Exhibit 4.46 of the Company’s Annual Report on Form 20-F, filed on April 10, 2020.
(27)	Incorporated by reference to Exhibit 4.119 of the Company’s Annual Report on Form 20-F, filed on March 28, 2019.
(28)	Incorporated by reference to Exhibit 4.23 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(29)	Incorporated by reference to Exhibit 4.24 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(30)	Incorporated by reference to Exhibit 4.25 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(31)	Incorporated by reference to Exhibit 4.26 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(32)	Incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(33)	Incorporated by reference to Exhibit 4.20 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(34)	Incorporated by reference to Exhibit 4.30 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(35)	Incorporated by reference to Exhibit 4.31 of the Company’s Annual Report on Form 20-F, filed on April 23, 2021.
(36)	Incorporated by reference to Exhibit 4.23 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(37)	Incorporated by reference to Exhibit 4.24 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(38)	Incorporated by reference to Exhibit 4.25 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(39)	Incorporated by reference to Exhibit 4.26 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(40)	Incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(41)	Incorporated by reference to Exhibit 4.28 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(42)	Incorporated by reference to Exhibit 4.29 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(43)	Incorporated by reference to Exhibit 4.30 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(44)	Incorporated by reference to Exhibit 4.31 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(45)	Incorporated by reference to Exhibit 4.32 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(46)	Incorporated by reference to Exhibit 99.3 of the Company’s Current Report on Form 6-K, filed on January 21, 2022.
(47)	Incorporated by reference to Exhibit 4.34 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(48)	Incorporated by reference to Exhibit 4.35 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(49)	Incorporated by reference to Exhibit 4.36 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.
(50)	Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 6-K, filed on June 10, 2022.
(51)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 6-K, filed on October 11, 2022.
(52)	Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 6-K, filed on October 11, 2022.
(53)	Incorporated by reference to Exhibit 8.1 of the Company’s Annual Report on Form 20-F, filed on April 15, 2022.

Table of Contets
Item 9.	Undertakings

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Table of Contets
SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece on December 1, 2022.

TOP SHIPS INC.

By:	/s/ Evangelos J. Pistiolis
Name:	Evangelos J. Pistiolis
Title:	Chief Executive Officer

Table of Contets
POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on December 1, 2022 in the capacities indicated.

Signature	Title
/s/ Evangelos J. Pistiolis	Director, President, and Chief Executive Officer (Principal Executive Officer)
Evangelos J. Pistiolis

/s/ Alexandros Tsirikos	Director and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alexandros Tsirikos

*	Director
* Konstantinos Karelas

*	Director
* Stavros Emmanuel

*	Director
* Paolo Javarone

*Pursuant to Power of Attorney
By:	/s/ Evangelos J. Pistiolis
Evangelos J. Pistiolis
Attorney-in-Fact

Table of Contets
AUTHORIZED REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of TOP Ships Inc., has signed this registration statement in the City of Newark, State of Delaware on December 1, 2022.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director